Exhibit 10.1

MASTER CREDIT AND SECURITY AGREEMENT

Dated as of December 1, 2014

Among

PEAK RESORTS, INC., MOUNT SNOW, LTD., SYCAMORE LAKE, INC., BRANDYWINE SKI RESORT, INC., BOSTON MILLS SKI RESORT, INC.,
DELTRECS, INC., AND JFBB SKI AREAS, INC.

as Borrowers,

and

EPT SKI PROPERTIES, INC. & EPT MOUNT SNOW, INC.

as Lender

SECTION 8	SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS	10

8.1	Grant of Security Interest	10
8.2	Perfection	10
8.3	Changes Affecting Perfection	11
8.4	Reinstatement	11
8.5	Further Assurances	12
8.6	Termination of Security Interest; Release of Collateral	12

SECTION 9	COLLATERAL ADMINISTRATION: REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COLLATERAL	13

9.1	Protection of Collateral; Reimbursement	13
9.2	Maintenance of Insurance With Respect to Collateral	13
9.3	Collateral Audit; Inspection; Appraisals; Verification	13
9.4	Inventory and Equipment Maintenance Covenants	14
9.5	Status of Collateral	14
9.6	Lien Waivers, Landlord Waivers, Warehouse Receipts	14
9.7	Deposit Accounts	14
9.8	Delivery of Instruments, Chattel Paper	15
9.9	Representations and Warranties Regarding Pledged Collateral	15
9.10	Material Recovery Event	15

SECTION 10	GENERAL REPRESENTATIONS AND WARRANTIES	15

10.1	Existence	15
10.2	Authorization	16
10.3	Enforceability	16
10.4	Title to Collateral; Liens; Transfers	16
10.5	Lien Perfection and Priority	16
10.6	Litigation; Proceedings	16
10.7	Taxes	17
10.8	Consents; Approvals; No Violations	17
10.9	Lawful Operations	17
10.10	Environmental Compliance	17
10.11	Environmental Laws and Permits	18
10.12	ERISA	18
10.13	Agreements; Adverse Obligations; Labor Disputes	19
10.14	Financial Statements; Projections	19
10.15	Intellectual Property	20
10.16	Structure; Capitalization	20
10.17	Value; Solvency	20
10.18	Investment Company Act Status	20
10.19	UCC and Collateral Related Information	21
10.20	Blocked Person	21
10.21	Regulation U/Regulation X Compliance	22
10.22	Full Disclosure	22

10.23	No Material Adverse Effect	22
10.24	Additional Representations and Warranties	22

SECTION 11	COVENANTS OF THE BORROWERS	26

11.1	Reporting and Notice Covenants	27
11.2	Affirmative Covenants	29
11.3	Negative Covenants	32
11.4	Financial Covenants	37

SECTION 12	EVENTS OF DEFAULT	38

12.1	Payment	38
12.2	Representations and Warranties	38
12.3	Reporting and Notice Provisions; Violation of General Covenants	38
12.4	Violation of Certain Specific Covenants	38
12.5	Failure to Operate	39
12.6	Default Under Other Loan Documents	39
12.7	Cross-Default	39
12.8	Default Under Mad River Lease	39
12.9	Destruction of Collateral	39
12.10	Material Adverse Effect; Change of Control	39
12.11	Termination of Existence	39
12.12	Failure of Enforceability of this Agreement, Loan Document; Security	39
12.13	ERISA	40
12.14	Judgments	40
12.15	Forfeiture Proceedings	40
12.16	Financial Impairment	40

SECTION 13	REMEDIES	40

13.1	Acceleration; Termination	40
13.2	General Rights and Remedies of the Lender	41
13.3	Additional Remedies	41
13.4	Set-off	42
13.5	Authority to Execute Transfers	42
13.6	Limited License to Liquidate	42
13.7	Remedies Cumulative	43
13.8	Appointment of Attorney-in-Fact	43
13.9	Protective Advances	44

SECTION 14	BORROWER GUARANTY	44

14.1	Borrower Cross-Guaranty; Maximum Liability	44
14.2	Guaranty Unconditional	45
14.3	Discharge; Reinstatement	45
14.4	Waiver	45
14.5	Stay of Acceleration	46
14.6	Subrogation and Contribution Rights	46

14.7	Guaranteed Obligation and Contribution Payments	46

SECTION 15	TRANSFERS AND ASSIGNMENTS	47

15.1	Successors and Assigns	47
15.2	Assignment by Lender	47
15.3	Pledge of Interests	47
15.4	Taxes	47
15.5	General Indemnity	48
15.6	Certificate for Indemnification	49

SECTION 16	GENERAL	49

16.1	Amendments and Waivers	49
16.2	Effective Agreement; Binding Effect	49
16.3	Costs and Expenses	49
16.4	Survival of Provisions	50
16.5	Sharing of Information	50
16.6	Interest Rate Limitation	50
16.7	Limitation of Liability	50
16.8	Illegality	50
16.9	Notices	50
16.10	Governing Law	51
16.11	Entire Agreement	51
16.12	Execution in Counterparts; Execution by Facsimile	51
16.13	Amended and Restated Credit and Security Agreement	51
16.14	Designation of Lead Lender	51

SECTION 17		52

SECTION 18		52

SECTION 19		52

MASTER CREDIT AND SECURITY AGREEMENT

Dated as of December 1, 2014

Each of the Borrowers and Lender hereby agree as follows:

Section 1                          DEFINITIONS; ACCOUNTING TERMS; GOVERNANCE.

1.1          Certain Defined Terms.  Certain capitalized terms used in this Agreement and not otherwise defined herein are defined in Annex I attached hereto and incorporated herein by reference.

1.2          Accounting Terms; Calculations.  All accounting and financial terms not specifically defined herein shall be construed in accordance with GAAP as in effect from time to time.  All financial statements shall reflect the Borrowers adoption of FAS 143 (if applicable), and, if any change in GAAP in itself affects the calculation of any financial covenant set forth in this Agreement, the Borrower Representative may by written notice to the Lender, or the Lender may, by written notice to the Borrower Representative, require that such covenant thereafter be calculated in accordance with GAAP as in effect (and applied by the Borrowers) immediately before such change in GAAP occurs.  If any such notice is given, compliance certificates delivered pursuant to this Agreement after such change shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with GAAP as in effect from time to time after such change occurs.

1.3          Authorization of Borrower Representative.  For purposes of this Agreement, each of the Borrowers hereby: (i) authorizes the Borrower Representative to make such requests, give such notices or furnish such certificates as may be required or permitted by this Agreement for the benefit of such Borrower and (ii) authorizes the Lender to treat such requests, notices, certificates or consents made, given or furnished by the Borrower Representative as having been made, given or furnished by such Borrower for purposes of this Agreement.  Each of the Borrowers agrees to be bound by all such requests, notices, certificates and consents and other such actions by the Borrower Representative and agrees that all notices to and demands upon the Borrower Representative in respect of any Borrower shall constitute effective notice to and demand upon such Borrower for all purposes hereof.

1.4          Designation of Borrower Representative as Lead Borrower.  For purposes of this Agreement, each of the Borrowers hereby designates and appoints the Borrower Representative to act as the Borrowers’ agent for all purposes under this Agreement.

1.5          Construction of Terms Generally.  In this Agreement, for the purpose of computing periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.  Unless the context otherwise requires, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not any particular provision hereof, and (d) any reference to payment, repayment, or prepayment shall be construed as referring to payment of immediately available funds in Dollars.

1.6          USA Patriot Act Notification; Representations and Undertaking.  Each Borrower is hereby notified that federal Law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product.  Each Borrower hereby represents that such Borrower is not subject to any anti-terrorism or anti-money laundering law, regulation, or list of any U.S. government agency (including, without limitation, Executive Order No. 13224, the USA Patriot Act and the U.S. Office of Foreign Asset Control SDN list) that prohibits or limits Lender from making the Loan or from otherwise conducting business with such Borrower.  Each Borrower agrees to provide such documentary and other evidence of such Borrower’s identity as may be reasonably requested by the Lender at any time to enable the Lender to verify such Borrower’s identity or to comply with any applicable Law or regulation, including, without limitation, the USA Patriot Act.

Section 2                          TERMS OF THE LOAN.

(a)         Loan.   Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender agrees to make the Loans on the Closing Date.

(b)         Notes.  The Loans shall be evidenced by the Notes which shall: (i) be executed and delivered by the Borrowers and payable to the order of Lender, (ii) mature on the date which is twenty (20) years following the Effective Date (the “Loan Termination Date”), (iii) bear interest as provided in each Note, and (iv) be entitled to the benefits of this Agreement and the other Loan Documents.

(c)         Lender Discretion; Establishment of Reserves.  The Lender shall have the right, from time to time, in the good faith exercise of its reasonable credit judgment, to establish reserves in such amounts and with respect to such matters as the Lender deems necessary or appropriate and to increase or decrease such reserves.  In exercising such reasonable credit judgment, the Lender may take into account factors which: (i) will or could reasonably be expected to affect adversely in any material respect the enforceability or priority of the Lender’s Liens or the amount which the Lender would be likely to receive in the liquidation of the Borrowers’ real properties or (ii) may demonstrate that any collateral report or financial information concerning any Borrower is incomplete, inaccurate or misleading in any material respect.  In the exercise of such reasonable credit judgment, the Lender may also establish reserves against anticipated obligations, contingencies or conditions affecting any Borrower or its Subsidiaries including: (a) tax liabilities and other obligations owing to governmental entities, (b) asserted litigation liabilities, (c) anticipated remediation for compliance with Environmental Laws, or (d) obligations owing to any lessor of real property, any warehouseman or mortgagor on third party mortgaged sites.  Prior to any Event of Default which is continuing, the Lender shall use commercially reasonable efforts to notify the Borrower Representative prior to the effectiveness of any actions taken under this Section, but shall not be liable for any failure to so notify the Borrower Representative.

Section 3                          CONDITIONS PRECEDENT TO LOAN.

3.1          Required Documentation.  As a condition precedent to the making of the Loan, Borrowers shall execute and deliver or cause to be duly executed and delivered to Lender the following Loan Documents, all of which shall be in form and substance satisfactory to Lender:

(a)           Promissory Notes.  The Notes.

(b)           Mortgages. The following mortgages (each a “Mortgage” and collectively, the “Mortgages”):

(i)            Amended and Restated Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (Boston Mills) of even date herewith from Boston Mills to and for the benefit of EPT Ski Lender (the “Boston Mills Mortgage”).

(ii)           Amended and Restated Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (Brandywine) of even date herewith from Brandywine to and for the benefit of EPT Ski Lender (the “Brandywine Mortgage”).

(iii)         Amended and Restated Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (Alpine Valley) of even date herewith from Sycamore Lake to and for the benefit of EPT Ski Lender (the “Sycamore Lake Mortgage” and together with the Boston Mills Mortgage and the Brandywine Mortgage, collectively, the “Ohio Mortgages”).

(iv)          Amended and Restated Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (Mount Snow) of even date herewith from Mount Snow to and for the benefit of Mount Snow Lender (the “Mount Snow Mortgage”).

(v)           Amended and Restated Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (Jack Frost) of even date herewith from JFBB to and for the benefit of EPT Ski Lender (the “Jack Frost Mortgage”).

(vi)          Amended and Restated Mortgage, Assignment of Rents, Security Agreement, and Fixture Filing (Big Boulder) of even date herewith from JFBB to and for the benefit of EPT Ski Lender (the “Big Boulder Mortgage” and together with the Jack Frost Mortgage, the “JFBB Mortgages”).

(c)           Guaranty. The Guaranty.

(d)           Right of First Refusal. The Right of First Refusal.

(e)           Debt Service Reserve. The Debt Service Reserve Agreement.

(f)            Mad River Second Amendment to Lease.  Second Amendment to Lease Agreement of even date herewith, by and between EPT Mad River, Inc., a Missouri corporation and Mad River.

(g)           Option Agreement.  The Option Agreement.

(h)           Other.  Such other documents or instruments as Lender may reasonably require.

3.2          Additional Requirements.  In addition to the documents described in Section 3.1 above, Borrower shall deliver or cause to be delivered to Lender each of the following, all of which shall be in form and substance satisfactory to Lender.

(a)           Title Insurance.  Upon recording of the mortgages and/or deeds of trust described in Section 3.1 (the “Mortgages”), endorsements to the ALTA Loan Policies previously issued by First American Title Insurance Company (the “Title Policies”), insuring that as of the date of the Loan, the Mortgages create in favor of Lender valid and prior liens on the portion of the properties described therein which constitute an interest in real property.

(b)           Missouri Legal Opinion.  An opinion of counsel from Sandberg Phoenix & von Gontard P.C. relating to such matters with respect to this Agreement and the transactions contemplated hereby as Lender may reasonably request.

(c)           Ohio Legal Opinion.  An opinion of counsel from Ulmer & Berne LLP relating to such matters with respect to the Ohio Mortgages and the transactions contemplated hereby as Lender may reasonably request.

(d)           Vermont Legal Opinion.  An opinion of counsel from Gravel and Shea relating to such matters with respect to the Mount Snow Mortgage and the transactions contemplated hereby as Lender may reasonably request.

(e)           Pennsylvania Legal Opinion.  An opinion of counsel from Jerry F. Hanna relating to such matters with respect to the JFBB Mortgages and the transactions contemplated hereby as Lender may reasonably request.

(f)            UCC Searches.  Uniform Commercial Code searches made within a reasonable time period before closing in the applicable governmental offices, with respect to all names used by the Borrower.

(g)           Entity Documents.  Such documents and instruments as Lender may reasonably require with respect to the valid existence and authorization of the Borrowers.

(h)           Other Documents.  Such other documents, legal opinions and instruments as Lender may reasonably require.

Section 4                          PAYMENT ADMINISTRATION.

4.1          Loan Account; Credits; Application of Payments and Collections.

(a)           Maintenance of Loan Account.  The Lender shall maintain on its books and records a loan account (the “Loan Account”) in respect of the Borrowers which shall reflect: (i) with respect to the Loan: (x) the outstanding balance of the Loans to the Borrowers, (y) accrued interest on the Loans payable by the Borrowers, and (z) all other Obligations of the Borrowers that have become payable hereunder.  Such entries by the Lender shall not be a condition to any Borrower’s obligation to repay the Obligations.  Each entry by the Lender in the Loan Account shall be, to the extent permitted by applicable Law and absent manifest error, prima facie evidence of the data entered.

(b)         Loan Account Charges\Credits; Reports.  Each Borrower hereby authorizes the Lender to charge the Loan Account of the Borrowers with the Loans and all other Obligations of the Borrowers under this Agreement or any other Loan Document.  The Loan Account of the Borrowers will be credited in accordance with the provisions of this Agreement with all payments received by the Lender directly from the Borrowers or otherwise for the account of the Borrowers pursuant to this Agreement on the Business Day after such receipt.  The Lender shall send the Borrower Representative statements in accordance with the Lender’s standard procedures.  Any and all such periodic or other statements or reconciliations of the Loan Account shall, to the extent permitted by law, be final, binding and conclusive upon the Borrowers absent manifest error unless the Lender is notified to the contrary by the Borrower Representative within thirty (30) days after receipt thereof by the Borrower Representative.  Such notice shall only be deemed an objection as to those items specifically objected to therein.

(c)         Crediting and Application of Specific Payments.  The Borrowers shall make all payments to be made by the Borrowers under this Agreement with respect to the Obligations not later than 2:00 p.m. (Central time) on the day when due, without setoff, counterclaim, defense or deduction of any kind, to the Lender’s account maintained for such purpose at the Payment Office of the Lender.  Payments received after 2:00 p.m. (Central time) shall be deemed to have been received on the next succeeding Business Day.

(d)         Payment not on Business Day.  Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.  Any such extension or reduction of time shall in such case be included in the computation of payment of interest, fees or other compensation.

4.2          Repayment.  Commencing on the dates specified in the Notes, and continuing on the same day of each month until the Loan Termination Date, Borrowers shall pay interest only on the unpaid principal balance of the Loans at the rate of interest set forth in the Notes.  The entire principal balance of the Loans, together with all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full on the Loan Termination Date.

4.3          Prepayment.  Borrowers shall have no right to prepay all or any part of the principal of the Notes prior to the Loan Termination Date, without Lender’s prior written consent, which consent may be withheld by Lender in its sole discretion.

Section 5                          CASH MANAGEMENT ADMINISTRATION.

5.1          General Cash Management Provisions.  Item 5.1 of the Disclosure Schedule lists: (i) all present Lockboxes and all Deposit Accounts maintained by each Borrower and each Subsidiary thereof, (ii) the name and address of each such Lockbox and (iii) the account number of each such Deposit Account.

5.2          Remittances of Net Proceeds.  Each Borrower shall notify all remitters of Net Proceeds to forward such Net Proceeds directly to the Lender.  Any Remittances of Net Proceeds received directly by any Borrower shall be deemed held by such Borrower in trust and as fiduciary for the Lenders.  Each Borrower agrees not to commingle any such Remittances of Net Proceeds with any of such Borrower’s other funds or property, but to hold such funds separate and apart in trust and as fiduciary for the Lender until such Remittances are transferred to the Lender.  Each Borrower hereby agrees to deliver immediately such directly received Remittances of Net Proceeds to the Lender for application to the Loan Account.

5.3          Actions Upon Event of Default.  Upon request by the Lender during the existence of an Event of Default, each Borrower will forthwith, upon receipt, transmit and deliver to the Lender, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Lender) which may be received by such Borrower at any time in full or partial payment or otherwise as Proceeds of any of the Collateral.  Except as the Lender may otherwise consent in writing, any such items which may be so received by such Borrower during the existence of an Event of Default will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Lender until delivery is made to the Lender.  Each Borrower will comply with the terms and conditions of any consent given by the Lender pursuant to the foregoing sentence.  Upon written notice by the Lender to the Borrower Representative during the existence of an Event of Default (a “Control Election”), all items or amounts which are delivered by each Borrower to the Lender on account of partial or full payment or otherwise as Proceeds of any of the Collateral shall be deposited to the credit of a Deposit Account (a “Cash Collateral Account”) of such Borrower maintained by the Lender, as security for payment of the Obligations.  During the existence of an Event of Default, the Lender shall also have the right to require the Borrowers to provide the Lender with exclusive control of all of their Lockboxes (and the Lender shall have the option, at its discretion to apply any items of payment received therein to the Obligations).  Following the Control Election, no Borrower shall have any right to withdraw any funds or checks or other items of payment deposited in any Cash Collateral Account or any Lockbox.  The Lender may, from time to time, in its discretion, and shall upon request of the Borrower Representative made not more than once in any week, apply all or any of the then balance, representing collected funds, in any Cash Collateral Account, toward payment of the Obligations, whether or not then due, in such order of application as the Lender may determine, and the Lender may, from time to time, in its discretion, release all or any of such balance to the Borrowers.

5.4          Costs of Collection.  All reasonable costs of collection of each Borrower’s Accounts, including out-of-pocket expenses, administrative and record-keeping costs, reasonable attorney’s fees, and all service charges and costs shall be the responsibility of such Borrower, whether the same are incurred by the Lender or such Borrower.  To the extent that the Lender incurs any such costs, fees or charges in enforcing its rights hereunder, the Lender, in its sole discretion, may charge such costs, fees and charges against the Loan Account as an Obligation.   Each Borrower hereby indemnifies and holds the Lender harmless from and against any loss or damage with respect to any Collection deposited in any Cash Collateral Account which is dishonored or returned for any reason.  If any Collection or Remittance of Net Proceeds is dishonored or returned unpaid for any reason, the Lender, in its sole discretion, may charge the amount thereof against the Loan Account as an Obligation (but only if such amount was credited to the Loan Account prior thereto).  The Lender shall not be liable for any loss or damage resulting from any error, omission, failure or negligence on the part of the Lender, except losses or damages resulting from the Lender’s gross negligence, willful misconduct or bad faith as determined by a final judgment of a court of competent jurisdiction.

5.5          Notice to Account Debtors.  Each Borrower hereby authorizes the Lender, upon the occurrence of an Event of Default, to: (a) notify any or all Account Debtors that the Accounts have been assigned to the Lender, and the other holders of Obligations, and that the Lender has a security interest therein, and (b) direct such Account Debtors to make all payments due from them to such Borrower upon the Accounts directly to the Lender or to a Lockbox designated by the Lender; provided,  however, with respect to the occurrence of a particular Event of Default, the Lender’s right to send such notice shall expire as to such Event of Default if the Lender has not exercised such right prior to the time that such Event of Default is no longer continuing.

Section 6                          INTEREST AND FEES; ADDITIONAL PAYMENTS; ADDITIONAL TERMS OF LOAN.

6.1          Interest Rate and Fees.

(a)         Interest Rate.  The unpaid principal balance of the Loans from day to day outstanding shall bear interest as specified in the Notes.

(b)         Default Interest.  If any principal, interest or fees due under this Agreement shall not be paid when due or if any Notes or any amounts due under any Notes shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, or if there shall otherwise occur an Event of Default which is continuing, then the principal of the Loans and, to the extent permitted by law, the unpaid interest thereon shall, upon the Lender’s written election, bear interest, payable on demand, at a rate equal to the Past Due Rate (as defined in the Notes)(sometimes referred to herein or the other Loan Documents as the “Post-Default Rate”).

6.2          Computations of Interest and Fees.  All computations of interest on the Loans hereunder and of fees and other compensation hereunder shall be made in all cases on the basis of a year of 360 days in each case for the actual number of days elapsed (commencing on the day the Loan was advanced but excluding the day such Loan shall be paid in full) occurring in the period for which such interest or fees are payable.  Each determination by the Lender of interest, fees or other amounts of compensation due hereunder shall be rebuttably presumed to be correct.

6.3          Additional Payments (Properties Other Than Mount Snow).   In addition to the payments of principal and interest to be made pursuant to the Notes (other than the Mount Snow Note, which is addressed below in Section 6.4), Borrowers shall pay to Lender an additional payment (the “Annual Additional Payment”) for each Loan Year equal to ten percent (10%) (the “Percentage Rate”) of the following: Gross Receipts attributable for all Collateral (other than Gross Receipts generated at the real property encumbered by the Mount Snow Mortgage) for such Loan Year in excess of an amount equal to the quotient obtained by dividing (i) the annual interest payments payable under the Notes (other than the Mount Snow Note) for the immediately preceding Loan Year by (ii) the Percentage Rate.  Within 60 days following the end of each Loan Year, Borrowers shall furnish Lender with a statement, verified by a corporate officer of Borrowers, showing the amount of such Gross Receipts for the preceding Loan Year, which statement shall be accompanied by Borrowers payment of the Annual Additional Payment, if any, due.  The term “Loan Year” as used in this Agreement shall mean a period of 12 full calendar months.  The first Loan Year shall begin on the first day of the calendar month following the Effective Date.  Each succeeding Loan Year shall commence on the anniversary of the first Loan Year.

6.4          Additional Payments (Mount Snow).   In addition to the payments of principal and interest to be made pursuant to the the Mount Snow Note,  Borrowers shall pay to Lender an additional payment (the “Annual Mount Snow Additional Payment”) for each Loan Year equal to twelve percent (12%) (the “Mount Snow Percentage Rate”) of the following: Gross Receipts generated at the real property encumbered by the Mount Snow Mortgage for such Loan Year in excess of an amount equal to the quotient obtained by dividing (i) the annual interest payments payable under the Mount Snow Note for the immediately preceding Loan Year by (ii) the Mount Snow Percentage Rate.  Within 60 days following the end of each Loan Year, Borrowers shall furnish Lender with a statement, verified by a corporate officer of Borrowers, showing the amount of such Gross Receipts for the preceding Loan Year, which statement shall be accompanied by Borrowers payment of the Annual Mount Snow Additional Payment, if any, due.

6.5          Audit Rights.  Lender shall have the right, not more often than once each year, to audit Borrowers’ records of Gross Receipts, but only for the purpose of ascertaining the amount of Gross Receipts during the preceding Loan Year.  Such audit shall be made on behalf of Lender by a certified public accountant to be selected by Lender.  If Lender wishes to audit Borrowers’ records for any Loan Year, Lender shall notify Borrowers and proceed with such audit within 12 months after the end of the Loan Year in question.  Should Lender fail to exercise the right to audit the records of Borrowers within 12 months after the end of any Loan Year, then Lender shall have no further right to audit the records of Borrowers for such Loan Year, and Borrowers’ statement of Gross Receipts for such Loan Year shall conclusively be deemed to be correct.  Any such audit by Lender shall be at Lender’s own expense, except as hereinafter provided.  If any such audit discloses that Borrowers have understated the Gross Receipts for such Loan Year by more than 3% and Lender is entitled to any additional Annual Additional Payment or Annual Mount Snow Additional Payment as a result of such understatement, then Borrowers shall promptly pay to Lender the cost of such audit.  Borrowers shall, in any event, pay Lender the amount of any deficiency in Annual Additional Payment or Annual Mount Snow Additional Payment.

6.6          Gross Receipts.  The term “Gross Receipts” shall mean:  (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, for all goods, wares, merchandise and chattels of any kind sold, leased, licensed or delivered (specifically including without limitation ski lift tickets, golf course green fees, hotel charges), and all charges for services sold or performed in, at, upon or from any part of or through the use of the Collateral or any part thereof by a Payment Borrower or any other party, or by means of any mechanical or other vending device; and (ii) all gross income of Payment Borrowers, and any other party from any operations in, at, upon or from the Collateral which are neither included in nor excluded from Gross Receipts by other provisions of this Agreement, but without duplication.  Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (i) the net amount of cash or credit refunds upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Borrowers (but not exceeding in any instance the selling price of the item in question); (ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is added to the selling price (or absorbed therein) and is paid to the taxing authority by Borrowers (but not any vendor of Borrowers); (iii) exchanges of merchandise between the Collateral and other ski resorts of Borrowers or its Affiliates to the extent the same are made solely for the convenient operation of a Borrower’s business and not for the purpose of depriving Lender of the benefit of Gross Receipts; (iv) returns of merchandise to shippers, suppliers or manufacturers; (v) discount sale to employees and agents of Borrowers of merchandise not intended for resale; (vi) all receipts or proceeds from borrowings; (vii) gift certificates or like vouchers, if not issued for value, until the time they have been converted into a sale or redemption; (viii) income, revenues, receipts or proceeds from a Borrower’s investment of any funds in a deposit institution; and (ix) separately stated interest and service charges.  In addition to the foregoing, the following shall be deducted from Gross Receipts to the extent otherwise included in the calculation thereof:  (a) credits or refunds made to customer; (b) all federal, state, county and city sales taxes or other similar taxes, (c) all occupational taxes, use taxes and other taxes which must be paid by a Borrower or collected by a Borrower, by whatever name they are known or assessed, and regardless of whether or not they are imposed under any existing or future orders, regulations, laws or ordinances; and (d) agency commissions paid to independent third parties for selling tickets and surcharges in excess of the standard ticket price for tickets purchased by use of credit cards, but only to the extent such commissions or surcharges are actually remitted to independent third parties.

Section 7                          INDEMNITIES.

7.1          Increased Costs.  If, after the Effective Date of this Agreement, (a) the introduction of any Law, rule or regulation or any change therein, (b) any change in the interpretation or administration of any Law, rule or regulation by any central bank or other governmental authority or (b) the compliance by Lender with any guideline, request or directive from any central bank or other governmental authority (whether or not having the force of Law) shall increase the cost to Lender (other than any increase in the cost of the overhead of Lender) of agreeing to make or making, funding or maintaining the Loans to Borrowers, then Borrowers shall from time to time, upon demand by Lender to the Borrower Representative, pay to Lender additional amounts sufficient to indemnify Lender for such increased cost.

7.2          Risk-Based Capital.  If Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by Lender or the parent corporation of any thereof with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by Lender to be material to the rate of return on the capital or assets of Lender or the parent corporation thereof as a consequence of the obligations of Lender hereunder to a level below that which Lender or the parent corporation thereof could have achieved but for such adoption, effectiveness, change or compliance, then from time to time, within 15 Business Days after demand by Lender to the Borrower Representative, the Borrowers shall pay to Lender such additional amount or amounts as will compensate Lender or the parent corporation thereof for such reduction.

Section 8                          SECURITY INTEREST IN COLLATERAL; COLLATERAL REQUIREMENTS.

8.1          Grant of Security Interest.  To secure the prompt payment and performance of the Obligations, each Borrower hereby grants to the Lender, a continuing security interest in and a pledge of all of the tangible and intangible personal property and assets of such Borrower, whether now owned or existing or hereafter acquired or arising and wheresoever located including, without limitation: (a) all Accounts, (b) all Inventory, (c) all General Intangibles and Intellectual Property, (d) all Equipment and Fixtures, (e) all Investment Property, (f) all Deposit Accounts and any and all monies credited by or due from the Lender or any other depository to such Borrower, whether in a Cash Collateral Account, any other Deposit Account, or any Lockbox, (g) all Pledged Collateral and any Additional Pledged Collateral (arising after the date hereof), (h) all Instruments, Documents, documents of title, policies and certificates of insurance, securities, goods, choses in action, Chattel Paper, cash or other property, to the extent owned by such Borrower or in which such Borrower has an interest, (i) all Collateral of such Borrower which now or hereafter is at any time in the possession or control of any of the Lender or in transit by mail or carrier to or from any of the Lender or in the possession of any Person acting in Lender’s behalf, without regard to whether Lender received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Lender had conditionally released the same, and any and all balances, sums, proceeds and credits of such Borrower with Lender, (j) all accessions to, substitutions for, and all replacements, Products and Proceeds of the herein above-referenced property of such Borrower described in this Section including, but not limited to, proceeds of insurance policies insuring such property, and proceeds of any insurance, indemnity, warranty or guaranty payable to such Borrower and (k) all books, records, and other property (including, but not limited to, credit files, programs, printouts, computer software, and disks, magnetic tape and other magnetic media, and other materials and records) of such Borrower pertaining to any such above-referenced property of such Borrower; provided,  however, that in no event shall the Borrowers be required to pledge more than 65% of the voting power of all classes of the capital stock of a Subsidiary of any Borrower that is not a Domestic Subsidiary.

8.2          Perfection.

(a)           Perfection by Filing; Authorization by Debtor.  Each Borrower (i) hereby authorizes the Lender, at any time and from time to time, to file financing statements, continuation statements, and amendments thereto that comply with and contain any other information required by the UCC for the sufficiency of filing office acceptance of any such financing statement, continuation statement, or amendment and (ii) otherwise agrees to take such other action and execute such assignments or other instruments or documents, in each case as the Lender may request, to evidence, perfect, or record the Lender’s security interest in the Collateral, now existing or hereafter arising, or to enable the Lender to exercise and enforce its rights and remedies under this Agreement with respect to any Collateral.  Any such financing statement, continuation statement, or amendment may be filed by the Lender on behalf of the Borrowers.  Each Borrower hereby authorizes the Lender to file financing statements listing the collateral granted to the Lender hereunder as “all personal property and other assets of the debtor” or words of similar effect.

(b)           Other Perfection Methods.  Each Borrower shall, at any time and from time to time, take such steps as the Lender may reasonably request for the Lender: (i) to obtain a perfected security interest in any Pledged Collateral existing on the date hereof or any Additional Pledged Collateral hereafter arising, (ii) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Lender, of any bailee, warehouseman or consignee having possession of any of the Collateral, stating that such Person holds such Collateral for the Lender as secured party, (iii) to obtain “control” of any Investment Property, Letter-of-credit rights, or “electronic chattel paper” (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Lender, and (iv) otherwise to assure the continued perfection and priority of the Lender’s security interest in any of the Collateral and of the preservation of its rights therein.  If any Borrower shall at any time acquire a “commercial tort claim” (as such term is defined in the UCC), the Borrower Representative shall promptly notify the Lender thereof in a writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Lender, such Borrower shall be deemed to thereby grant to the Lender (and such Borrower hereby grants to the Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

Nothing contained in this Section shall be construed to narrow the scope of the Lender’s security interests or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges, or remedies of the Lender under the Loan Documents.

8.3          Changes Affecting Perfection.  No Borrower shall nor shall any Borrower permit any Subsidiary to, without giving the Lender at least thirty (30) days prior written notice thereof: (a) make any change in any location where Inventory or Equipment of such Borrower or such Subsidiary is maintained, or locate any of such Inventory or Equipment at any location not listed on the Disclosure Schedule (other than in connection with sales of Inventory or Equipment in the ordinary course of business or Inventory or Equipment in transit), (b) change its jurisdiction of organization or make any change in the location of its chief executive office, principal place of business or the office where its records pertaining to its Accounts and General Intangibles are kept, (c) add any new places of business or (d) make any change in its legal name or corporate structure.

8.4          Reinstatement.  The provisions of this Section 8 and Section 9 of this Agreement shall remain in full force and effect in respect of the Borrowers should any petition be filed by or against any Borrower for liquidation or reorganization, should any Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of such Borrower’s assets or should any other Financial Impairment relating to such Borrower occur.  In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the extent permitted by applicable law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

8.5          Further Assurances.  Each Borrower will, and will cause each of its Subsidiaries to, at the expense of such Borrower, make, execute, endorse, acknowledge, file or deliver to the Lender from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral, now existing or hereafter arising, covered by this Agreement and the other Loan Documents as the Lender may reasonably require.  Each Borrower will execute or cause to be executed and shall deliver the Lender any and all documents and agreements deemed necessary by the Lender to give effect to or carry out the terms or intent of the Loan Documents.  If at any time the Lender determines, based on applicable law, that all applicable taxes (including, without limitation, mortgage recording taxes or similar charges) were not paid in connection with the recordation of any mortgage or deed of trust, the Borrowers shall promptly pay the same upon demand.  Each Borrower will, if requested by the Lender at any time, in order to meet any legal requirement applicable to Lender, provide to the Lender and the Lender, at such Borrower’s expense, appraisals and other supporting documentation relating to any mortgage.  Each Borrower shall execute a mortgage or deed of trust, in form and substance satisfactory to the Lender, granting a lien on any real property acquired by such Borrower.  The Lender, in the reasonable exercise of its credit judgment, may order and obtain at the Borrowers’ expense, such new or updated title, lien, judgment, patent, trademark and UCC financing statement searches or reports as to the Borrowers or any Collateral as the Lender may deem reasonably appropriate; provided that prior to the occurrence and continuance of an Event of Default, the Borrowers shall be responsible for the cost of only one updated title, lien, judgment, patent, trademark and UCC financing statement search in each calendar year.  At any time during the existence of an Event of Default, the Lender may order and obtain at the Borrowers’ expense such surveys of real property owned or used by any Borrower as the Lender may deem appropriate, together with updated title searches and reports with respect to such real property.

8.6          Termination of Security Interest; Release of Collateral.  Upon the payment in full of all of the Obligations hereunder (a) the security interests and the other Liens and licenses granted to the Lender shall terminate, (b) all rights to the Collateral shall revert to the Borrowers with rights therein, (c) the Lender will at the sole cost and expense of the Borrowers, (x) execute and deliver to the Borrowers all documents as the Borrowers may reasonably request to evidence the termination of such security interests and the release of such Collateral, and (y) take such other actions with respect to this Agreement, the other Loan Documents, the Liens created thereby as the Borrowers shall reasonably request, and (d) this Agreement and all of the other Loan Documents will be terminated, and the Borrowers will have no further liabilities or obligations thereunder (except any liabilities and/or obligations which under the terms of this Agreement or any Loan Document survive termination thereof).

Section 9                          COLLATERAL ADMINISTRATION: REPRESENTATIONS, WARRANTIES AND COVENANTS RELATING TO COLLATERAL.

9.1          Protection of Collateral; Reimbursement.  All reasonable expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, any and all excise, property, sales, use, or other taxes imposed by any federal, state, or local authority on any of the Collateral, or in respect of the sale thereof, or otherwise in respect of the Borrowers’ business operations shall be borne and paid by the Borrowers.  If any Borrower fails to pay any portion thereof promptly when due, the Lender, at its option, may, but shall not be required to, pay the same.  All sums so paid or incurred by the Lender for any of the foregoing shall be repayable on demand.  Beyond reasonable care in the custody thereof, the Lender shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Lender shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.  Unless otherwise provided by Law, the Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever.

9.2          Maintenance of Insurance With Respect to Collateral.  Each Borrower will maintain, with financially sound and reputable companies satisfactory to the Lender, insurance policies: (a) insuring the Equipment, Inventory and other tangible personal property of such Borrower, and all Equipment subject to any lease, against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses, (b) insuring such Borrower against liability for personal injury, property damage relating to such Equipment, Inventory, other tangible personal property and Equipment covered by any equipment lease, and business interruption, such policies to be in such form and in such amounts and coverage as may be reasonably satisfactory to the Lender, (c) naming the Lender as additional insured and loss payee (as applicable) with respect to such insurance and (d) providing that no cancellation, reduction in amount, change in coverage or expiration shall be effective until at least thirty (30) days after written notice to the Lender.

9.3          Collateral Audit; Inspection; Appraisals; Verification.  During regular business hours and after reasonable notice to the Borrower Representative, the Lender or its designee shall have the right (x) to conduct collateral audits of all books, records, journals, orders, receipts, or other correspondence related thereto (and to make extracts or copies thereof as the Lender may reasonably request), (y) to inspect the Collateral and premises upon which any of the Collateral is located for the purpose of appraising or verifying the amount, quality, quantity, value, and condition of, or any other matter relating to, the Collateral, and (z) to examine and make copies of each Borrower’s and its Subsidiaries’ financial records and to consult with such Borrower’s and its Subsidiaries’ officers, directors, accountants, actuaries, trustees and plan administrators, as the case may be, in respect of such Borrower’s and its Subsidiaries’ financial condition, each of which parties is hereby authorized by the Borrowers to make such information available to the Lender, to the same extent that it would to the Borrowers.  The Lender shall be permitted to require that the Borrower Representative deliver or cause to be delivered to Lender at the Borrowers’ expense written reports or appraisals as to the Collateral of the Borrowers and in form, scope and methodology reasonably acceptable to the Lender and by an appraiser reasonably acceptable to Lender, addressed to the Lender and upon which the Lender is expressly permitted to rely.  The Borrowers shall pay for all fees and expenses incurred by the Lender with respect to such audits and appraisals; provided that unless an Event of Default shall be continuing, the Borrowers shall only be responsible for the fees and expenses of one real property appraisal per calendar year.  It is expressly understood that no less than 4½ years but no more than 5 years from the Closing Date, the Lender will require the Borrower Representative to deliver completely new appraisals of each Borrower’s real properties.  Upon the occurrence of an Event of Default which is continuing, the Lender may exercise such access and other rights, at the Borrowers’ expense, at any time (with or without advance notice) as the Lender deems such action necessary or desirable.

9.4          Inventory and Equipment Maintenance Covenants.  (a) Each Borrower shall at all times maintain Inventory and Equipment records reasonably satisfactory to the Lender, itemizing and describing in reasonable detail the kind, type, quality and quantity of its Inventory and Equipment and such Borrower’s cost therefor and such Borrower shall furnish to the Lender, upon the Lender’s request (but, so long as no Event of Default exists, no more than annually), a current schedule containing the foregoing information and (b) each Borrower shall keep its Inventory in good and marketable condition and its Equipment in good and useable condition.

9.5          Status of Collateral.  The Borrower Representative agrees to advise the Lender promptly, in sufficient detail, upon becoming aware of: (a) any substantial change relating to the type, quantity or quality of the Collateral (other than the ordinary course purchase and sale of Inventory consistent with past practice), or (b) any event which, singly or in the aggregate with other such events, could reasonably be expected to have an adverse effect on Collateral values in excess of One Hundred Thousand Dollars ($100,000), or (c) any event which, singly or in the aggregate with other such events, could reasonably be expected to adversely affect the security interests granted to the Lender herein in excess of One Hundred Thousand Dollars ($100,000).

9.6          Lien Waivers, Landlord Waivers, Warehouse Receipts.  In the event any Inventory or Equipment of any Borrower is at any time located on any real property not owned by such Borrower, such Borrower will use commercially reasonable efforts to obtain and maintain in effect at all times while any such Inventory or Equipment is so located valid and effective lien waivers in form and substance reasonably satisfactory to the Lender, whereby each owner, mortgagee or landlord having an interest in such real property shall waive, disclaim or subordinate any interest in such Inventory or Equipment, as applicable, and shall agree to allow the Lender reasonable access to such real property in connection with any enforcement of the security interest granted hereunder.  During the existence of an Event of Default, in the event that any Borrower stores any Inventory with a bailee, warehouseman or similar party, upon the request of the Lender, such Borrower will cause any such bailee, warehouseman or similar party to issue and deliver to the Lender, in form and substance satisfactory to the Lender, warehouse receipts for such Inventory in the Lender’s name.

9.7          Deposit Accounts.  Other than the Lockboxes and Deposit Accounts disclosed on the Disclosure Schedule, no Borrower shall maintain a post office box, lockbox or Deposit Account for any purpose.

9.8          Delivery of Instruments, Chattel Paper.  If any amount payable under or in connection with any of the Collateral owned by any Borrower shall be or become evidenced by an Instrument or Chattel Paper, such Borrower shall immediately deliver such Instrument or Chattel Paper to the Lender, duly endorsed in a manner satisfactory to the Lender, or, if consented to by the Lender, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of EPT Ski Properties, Inc., a Delaware corporation.”

9.9          Representations and Warranties Regarding Pledged Collateral.  With respect to the Pledged Collateral: (a) each Borrower is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities and does not own any other Investment Property, (b) all of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable; (c) all Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests of each Borrower as of the Closing Date are listed on the Disclosure Schedule; (e) all Pledged Collateral consisting of Certificated Securities or Instruments has been delivered to the Lender; (g) other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by Certificated Securities or Instruments in the possession of the Lender and (h) no Person other than the Lender has control over any Investment Property of any Borrower that is pledged to Lender.

9.10        Material Recovery Event.  Within ten (10) days after the occurrence of any Material Recovery Event, the Borrower Representative will furnish to the Lender written notice thereof.  If any Material Recovery Event results in Net Proceeds, the Lender is authorized at its discretion to collect such Net Proceeds and, if received by any Borrower, such Borrower will pay over or cause to be paid over such Remittance of Net Proceeds to the Lender, in each case if Lender so elects, for the application to the prepayment of Obligations; provided,  however, if: (i) no Default or Event of Default has occurred which is continuing and (ii) the Borrower Representative notifies the Lender in writing (the “Material Recovery Notice”) that such Borrower intends to rebuild or restore the affected property or acquire replacement assets useful in such Borrower’s or a Subsidiary’s business, that such rebuilding or restoration can be accomplished within six (6) months out of such Remittance of Net Proceeds and other funds available to such Borrower and Borrower shall have deposited such additional funds with Lender, then prepayment of the Loans in an amount equal to the Material Recovery Deferred Amount shall not be required and any such Net Proceeds collected by the Lender shall be paid over to the Borrower Representative or as otherwise directed by the Borrower Representative until the Material Recovery Payment Date for application of the cost of rebuilding or restoration in accordance with customary disbursement procedures.  Any amounts not so applied on the Material Recovery Prepayment Date to the costs of rebuilding or restoration shall, at Lender’s election, either be applied to the prepayment of the Obligations, or remitted to such Borrower.

Section 10                   GENERAL REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants to the Lender as follows:

10.1        Existence.  Each Borrower and each Subsidiary thereof is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization.  No

Borrower has any Subsidiaries other than as listed in the Disclosure Schedule.  Each Borrower and each Subsidiary thereof is duly qualified or licensed to transact business in its respective jurisdiction of organization and in each additional jurisdiction where such qualification or licensure is necessary, except where failure to do so will not have a Material Adverse Effect.

10.2        Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which each Borrower is a party: (a) are within such Borrower’s corporate powers, (b) have been duly authorized, and are not in contravention of Law applicable to such Borrower or the terms of such Borrower’s Charter Documents or any indenture or other document or instrument evidencing borrowed money or any other material agreement or undertaking to which such Borrower is a party or by which it or its property is bound.

10.3        Enforceability.  This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower and each Subsidiary thereof which is a party thereto, enforceable against such Borrower and such Subsidiary in accordance with the terms thereof, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).

10.4        Title to Collateral; Liens; Transfers.  Each Borrower has good and indefeasible title (or marketable title in case of real property) to and ownership of the Collateral, free and clear of all Liens, except for Liens permitted under Section 11.3(d).

10.5        Lien Perfection and Priority.  From and after the Closing Date, by reason of the filing of financing statements, continuation statements, assignments of financing statements and termination statements in all requisite governmental offices, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such filing and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against each Borrower and all third parties as security for payment of all Obligations.  From and after the Closing Date, by reason of the delivery to the Lender of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Lender or in blank and assuming the Lender had no notice of an adverse claim, this Agreement and the other Loan Documents will create and constitute a valid and perfected first priority security interest (except as permitted by this Agreement or the other Loan Documents) in and Lien on that portion of the Collateral which can be perfected by such possession and endorsement and by the execution and delivery of this Agreement and the other Loan Documents, which security interest will be enforceable against each Borrower and all third parties as security for payment of all Obligations.

10.6        Litigation; Proceedings.  Except as set forth in the Disclosure Schedule, there are no actions, suits, investigations or proceedings, and no orders, writs, injunctions, judgments or decrees, now pending, existing or, to the knowledge of any Borrower, threatened against any Borrower or any Subsidiary thereof affecting any property of such Borrower or such Subsidiary, this Agreement or any other Loan Document, whether at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators.  There is no action, suit, investigation, proceeding, order, writ, injunction, or decree against any Borrower or any Subsidiary thereof that, if adversely determined, when taken singly or with all other actions, suits, investigations, proceedings, orders, writs, injunctions or decrees currently pending, could reasonably be expected to result in a Material Adverse Effect.

10.7        Taxes.  The federal employer identification number for each Borrower and each Subsidiary thereof is set forth on the Disclosure Schedule.  Borrower and each of its Subsidiaries has, filed all federal, state and local tax returns which are required to be filed by any of them, and, except to the extent permitted by Section 11.2(h) of this Agreement, each of them has paid all taxes and assessments due and payable as shown on such returns, including interest, penalties and fees; provided,  however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes), (ii) appropriate reserves, as required by GAAP, are made on the books of such Borrower and its Subsidiaries, as appropriate and (iii) such tax, assessment, charge or levy is not material in nature compared to the overall net worth of such Borrower.  The name under which Peak Resorts files consolidated federal tax returns for itself and its Subsidiaries is “Peak Resorts, Inc.” Peak Resorts has filed a consolidated federal tax return that has included all of its Subsidiaries in existence at such time for each of the previous 5 tax years.

10.8        Consents; Approvals; No Violations.  No action, consent or approval of, registration or filing with or any other action by any governmental authority or other Person is or will be required in connection with the transactions contemplated by this Agreement and the other Loan Documents, except such as have been made or obtained and are in full force and effect and except for the filings required to create or perfect the Liens in favor of the Lender that are contemplated hereby and by the other Loan Documents.  Borrowers have not received any notice of default under any contract, agreement or commitment to which it is a party or by which it is bound, the effect of which will adversely affect the performance by Borrowers of their Obligations under or pursuant to this Agreement.  The use of the Properties does not violate and will not at any time violate (a) any permit or license issued with respect to the Properties, or any of them; or (b) any material condition, easement, right-of-way, covenant or restrictions affecting the Properties or any of them.

10.9        Lawful Operations.  The operations of each Borrower and each Subsidiary thereof are in compliance in all material respects with applicable requirements imposed by Law, including without limitation, occupational safety and health laws, and zoning ordinances, except to the extent any such noncompliance, when taken singly or with all other such noncompliance, has not resulted, and could not reasonably be expected to result in a Material Adverse Effect.

10.10      Environmental Compliance.  Except as disclosed on the Disclosure Schedule, (a) each Borrower and each Subsidiary thereof are in compliance with Environmental Laws except for any noncompliance, when taken singly or with all other such noncompliance, which has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (b) with respect to any of the Properties, there is no pending or, to the actual knowledge of such Borrower after due inquiry, threatened Environmental Claim against such Borrower or such Subsidiary, or any other environmental condition with respect to any Property which Environmental Claim or condition, when taken singly or with all other such Environmental Claims or conditions, has resulted, or could reasonably be expected to result, in a Material Adverse Effect; (c) such Borrower and such Subsidiary are in compliance with all Environmental Permits, except to the extent any such noncompliance, when taken singly or together with all other instances of such noncompliance, has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect; (d) no Property is listed or to the knowledge of such Borrower, formally proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up and to the knowledge of such Borrower, neither any Borrower nor any Subsidiary thereof has directly transported or directly arranged for the transportation of any Hazardous Material to any such listed location or location which is proposed for such listing, which could reasonably be expected to result such Borrower or such Subsidiary incurring material liabilities under Environmental Laws.

10.11      Environmental Laws and Permits.  Without limiting the representations made in Section 10.10 above, to the best knowledge of each Borrower, there are no circumstances with respect to the Property or operations of any Borrower or any Subsidiary thereof that could reasonably be expected to: (i) form the basis of an Environmental Claim against such Borrower or such Subsidiary which would constitute a violation of Section 11.2(d) hereof, or (ii) cause any Property owned, leased or funded by such Borrower or such Subsidiary to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

10.12      ERISA.  The Disclosure Schedule sets forth a list of all of the Employee Benefit Plans of each Borrower, each Subsidiary thereof and each ERISA Affiliate thereof.  Each Employee Benefit Plan of each Borrower and each Subsidiary thereof which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provision of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.  No Accumulated Funding Deficiency exists in respect of any Employee Benefit Plan that is subject to Code Section 412 and no Reportable Event has occurred in respect of any Employee Benefit Plan that is subject to Title IV of ERISA which is continuing and which, in the case of such Accumulated Funding Deficiency or Reportable Event, when taken singly or with all other such Reportable Events or Accumulated Funding Deficiencies, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against such Borrower in an amount exceeding Fifty Thousand Dollars ($50,000).  No “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code), have occurred which, when taken singly or with all other such “prohibited transactions,” has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate.  No Borrower, nor any Subsidiary thereof, nor any ERISA Affiliate thereof has: (i) had an obligation to contribute to any Multiemployer Plan except as disclosed in the Disclosure Schedule or (ii) incurred or reasonably expects to incur any liability for the withdrawal from such a Multiemployer Plan which withdrawal liability, when taken singly or with all other such withdrawal liabilities, has resulted, or could reasonably be expected to result, in a Material Adverse Effect, or has otherwise resulted, or could reasonably be expected to result, in liabilities or claims against the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000) in the aggregate.  No Borrower and, to the knowledge of the Borrowers, no fiduciary for any Employee Benefit Plan listed on the Disclosure Schedule, has engaged in any transaction with respect to such Employee Benefit Plan or failed to act in a manner with respect to such Employee Benefit Plan that could reasonably be expected to result in a Material Adverse Effect under ERISA or any other applicable law, except where such failures in the aggregate would not have a Material Adverse Effect and could not reasonably be expected to result in liabilities or claims against such Borrower and its Subsidiaries in an amount exceeding Fifty Thousand Dollars ($50,000).

10.13      Agreements; Adverse Obligations; Labor Disputes.

The Disclosure Schedule sets forth a list of all Material Business Agreements of each Borrower and each Subsidiary thereof as of the Closing Date.  The Material Business Agreements of such Borrower and such Subsidiary are in full force and effect and have not been revoked or otherwise modified since the execution thereof.  Each Borrower and each Subsidiary thereof is in material compliance with the terms of the Material Business Agreements.  No Borrower and no Subsidiary thereof is subject to any contract, agreement, or corporate restriction which could reasonably be expected to have a Material Adverse Effect.  No Borrower and no Subsidiary thereof is a party to any labor dispute (including any strike, slowdown, walkout or other concerted interruptions by its employees, but excluding grievance disputes) which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.  There are no material strikes, slow-downs, walkouts or other concerted interruptions of operations by employees of any Borrower or any Subsidiary thereof whether or not relating to any labor contracts.

10.14      Financial Statements; Projections.

(a)           Financial Statements.  The Borrower Representative has furnished to the Lender complete and correct copies of (i) the audited balance sheets of Peak Resorts and its consolidated Subsidiaries for the Fiscal Year ending March 31, 2014 and the related statements of income, shareholder’s equity, and cash flows, and, as applicable, changes in financial position or cash flows for such Fiscal Year, and the note to such financial statements, reported upon by McGladrey & Pullen, LLP, certified public accountants, and (ii) the internal unaudited balance sheets of Peak Resorts and its consolidated Subsidiaries for the Fiscal Quarter ending December 31, 2014 and the related statements of income and shareholder’s equity for the Fiscal Quarter then ended, certified by an executive officer of the Borrower Representative.  All such financial statements: (a) have been prepared in accordance with GAAP, applied on a consistent basis (except as stated therein) and (b) fairly present in all material respects the financial condition of Peak Resorts and its consolidated Subsidiaries as of the respective dates thereof and the results of operations for the respective fiscal periods then ending, subject in the case of any such financial statements which are unaudited, to the absence of any notes to such financial statement and to normal audit adjustments, none of which are known to or could reasonably be expected to involve a Material Adverse Effect.  No Borrower has experienced, nor has any Subsidiary thereof experienced, an event or circumstance that would have a Material Adverse Effect since the March 31, 2014 financial statements, nor has there been any material change in any Borrower’s or any of its Subsidiaries’ accounting procedures used therein.  Peak Resorts and its consolidated Subsidiaries did not as of March 31, 2014, and will not as of the Closing Date, after giving effect to the Loans made on the Closing Date, have any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except those reflected in such financial statements or the Notes thereto in accordance with GAAP or, to the extent not required to be reflected by GAAP, are disclosed in the Disclosure Schedule.

(b)           Financial Projections.  The Borrower Representative has delivered to the Lender a copy of financial and business projections for Peak Resorts and its consolidated Subsidiaries (including balance sheet, income and cash flow and other forecasts) prepared by the Borrower Representative (the “Financial Projections”) with respect to Peak Resorts and its Subsidiaries for the Fiscal Years therein covered.  Such Financial Projections were prepared in good faith and were based upon assumptions which the Borrower Representative believed to be reasonable (as of the dates the Financial Projections were prepared).  No facts are known to the executive officers and management of any Borrower at the date hereof which, if reflected in the Financial Projections, would result in a material adverse change in the projected assets, liabilities, results of operations, or cash flows reflected therein.

10.15      Intellectual Property.  Each Borrower and each Subsidiary thereof owns or has the legal and valid right to use, sell, and license all Intellectual Property necessary for the operation of its business as presently conducted, free from any Lien not permitted under Section 11.3(d) hereof and free of any restrictions which could reasonably be expected to have a Material Adverse Effect on the operation of its business as presently conducted.  Except as set forth in the Disclosure Schedule, neither any Borrower nor any Subsidiary thereof (a) owns any Intellectual Property, (b) licenses any Intellectual Property (whether as licensor or licensee) necessary for the operation of its business, or (c) is a party to any Material License Agreement with respect to such Intellectual Property.

10.16      Structure; Capitalization.  The Borrower Representative has delivered to the Lender true and correct copies of Charter Documents for each Borrower.  The record and beneficial owners of the equity interests of the Borrowers and their Subsidiaries are as described in the Disclosure Schedule.  No Borrower has any Subsidiaries other than as described in the Disclosure Schedule.  Except as set forth in the Disclosure Schedule, there are no options, warrants or other rights to acquire any of the capital stock of any Borrower.  Peak Resorts has and will continue to have a Fiscal Year end on the last day of March in each calendar year.

10.17      Value; Solvency.  Each Borrower has received fair consideration and reasonably equivalent value for the Obligations and liabilities it has incurred to the Lender hereunder.  After giving effect to the transactions contemplated hereby, each Borrower and each Subsidiary of each Borrower is Solvent.

10.18      Investment Company Act Status.  Neither any Borrower nor any Subsidiary of any Borrower is, an “investment company”, or an “affiliated person” of, or a “promoter” or

“principal underwriter” for an “investment company” (as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.  § 80(a)(1), et seq.).

10.19      UCC and Collateral Related Information.  Each Borrower represents that the Disclosure Schedule sets forth: (a) the jurisdiction of organization of each Borrower and each Subsidiary of each Borrower, the principal place of business of such Borrower and such Subsidiary and the office where the chief executive offices and accounting offices of such Borrower and such Subsidiary are located, (b) the office where such Borrower and such Subsidiary keeps its records concerning its Accounts and General Intangibles, (c) the location of such Borrower’s and such Subsidiary’s registered office and all locations of its respective operations and whether such locations are owned or leased, (d) all locations at which any Inventory, Equipment or other tangible property of such Borrower and such Subsidiary are located (other than Inventory or Equipment in transit), including, without limitation, the location and name of any warehousemen, bailee, processor or consignee at which such Borrower’s or such Subsidiary’s property are located and good faith estimated dollar value of such Borrower’s or such Subsidiary’s tangible property located at each such location, (e) the locations and addresses of all owned or leased real property of such Borrower or such Subsidiary, including the name of the record owner of such property (and a copy of its legal description) and (f) any other locations of such Borrower’s or such Subsidiary’s Inventory and Equipment during the five (5) years prior to the Closing Date.  No Borrower maintains any Securities Accounts or Commodities Accounts.

10.20      Blocked Person.  No Borrower, no Subsidiary of any Borrower nor any Affiliate of any Borrower, is any of the following (each a “Blocked Person”):

(a)           a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(b)           a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(c)           a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d)           a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order No. 13224;

(e)           a Person that is named as a “specially designated national” on the most current list published by the U.S.  Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list; or

(f)            a Person who is affiliated or associated with a Person listed above.

No Borrower nor any Affiliate thereof (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked

Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No.  13224.

10.21      Regulation U/Regulation X Compliance.  The proceeds of Loans made to the Borrowers pursuant to this Agreement will be used only for the purposes contemplated by Section 11.2(f) hereof.  No part of the proceeds of Loans made to the Borrowers will be used for a purpose which violates any applicable law, rule, or regulation including, without limitation, the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System, as amended.

10.22      Full Disclosure.  None of the written information, exhibits or reports furnished by any Borrower to the Lender contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not materially misleading in light of the circumstances for which such information was provided.

10.23      No Material Adverse Effect.  No event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

10.24      Additional Representations and Warranties.

(a)           Any and all balance sheets, statements of income or loss and financial data of any other kind heretofore furnished Lender by or on behalf of any of the Borrowers and each Guarantor are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied and fully and accurately present the financial condition of the subjects thereof as of the dates thereof and no material adverse change has occurred in the financial condition reflected therein since the dates of the most recent thereof;

(b)           There are no actions, suits or proceedings of a material nature pending, or to the knowledge of Borrowers threatened against, or affecting any of the Borrowers, any Guarantor or the Collateral, or involving the validity or enforceability of this Agreement or the priority of the lien and security interest created hereby, and no event has occurred (including specifically Borrowers’ execution of the Loan Documents and consummation of the transaction evidenced thereby) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any statute, regulation, rule, order or limitation, or any Agreement, deed of trust, lease, contract, bylaws, article of incorporation, article of partnership, partnership certificate or agreement, declaration of trust or other agreement or document to which any of the Borrowers is a party or by which any of the Borrowers may be bound or affected, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the Collateral other than the liens and security interests created by, or otherwise permitted by, the Loan Documents;

(c)           Borrowers have, or prior to commencement of any construction on the Properties will have, (i) received all requisite building permits and approvals to plans and specifications, (ii) filed and/or recorded all requisite subdivision maps, plats and other instruments and (iii) without limiting the generality of the foregoing, complied with all requirements of law;

(d)           Borrowers have all necessary permits and approvals, governmental and otherwise, and full power and authority to own, operate and lease the Properties;

(e)           The exceptions set forth in the Title Policies (the “Permitted Exceptions”) do not and will not materially and adversely affect or interfere with the value or operations of the Collateral or the security intended to be provided by this Agreement or Borrower’s ability to repay the Obligations in accordance with the terms of the Loan Documents;

(f)            The construction, use and occupancy of the Properties comply or, if built according to plans and specifications submitted to Lender, will comply in full with all requirements of law; no portion of any of the improvements situated on the Properties (“Improvements”) is or will be constructed over areas subject to easements; neither the zoning nor any other right to construct or to use any of the Improvements is to any extent dependent upon or related to any real estate other than the Properties; all approvals, licenses, permits, certifications, filings and other actions normally accepted as proof of compliance with requirements of law by prudent lending institutions that make investments secured by real estate in the general area of the Properties, to the extent available as of the date hereof, have been duly made, issued, or taken; and to the extent such approvals, licenses, permits, certifications, filings and other actions are not available as of the date hereof (i) the governmental authority charged with making, issuing or taking them is under a legal duty to do so, or (ii) Borrowers are entitled to have them made, issued or taken as the ministerial act of said governmental authority;

(g)           All streets, easements, utilities and related services necessary for the operation of the Properties for their intended purpose are available to the Properties, including potable water, storm and sanitary sewer, gas, electric and telephone facilities and garbage removal;

(h)           Each Loan Document constitutes a legal and binding obligation of, and is valid and enforceable against, Borrowers, all other persons obligated to Lender thereunder (if any) and the Collateral in accordance with the terms thereof and is not subject to any defenses or setoffs;

(i)            Other than the Jack Frost & Big Boulder Properties, a subdivision has been effected with respect to the Properties so that the Properties are taxed separately without regard to any other property, and so that for all purposes the Properties may be conveyed and otherwise dealt with as a separate lot or parcel;

(j)            Each of the Borrowers is current in the payment of any and all rent, tasks, utilities and any other changes of rent required to be paid by Borrowers under any Lease Agreement;

(k)           Each of the Borrowers represents and warrants to Lender that (i) it is not an “investment company,” or a company “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to any other federal or state law or regulation that purports to restrict or regulate Borrowers ability to borrower money; (ii) no part of the proceeds of the Notes will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purpose prohibited by legal requirements or by the terms and conditions of the Loan Documents; (iii) the Loans are solely for the business purpose of Borrowers, and are not for personal, family, household, or agricultural purposes; and (iv) the Notes, this Agreement and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Notes, this Agreement or the other Loan Documents, or the exercise of any right thereunder, render this Agreement unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury;

(l)            Borrowers represent and warrant to Lender that Borrowers have obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Properties and all Improvements and the conduct of its business and all required zoning, building code, use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and none of which are subject to revocation, suspension, forfeiture or modification, (ii) the Properties and the present and contemplated use and occupancy thereof are in full compliance with all applicable laws, (iii) the Improvements are free from damage caused by fire or other casualty, (iv) all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full, (v) except for personal property owned by tenants, Borrowers have paid in full for, and is the owner of, all of the equipment and other personal property used in connection with the operation of the Improvements, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby, and (vi) there is no proceeding pending (or notice of such proceeding received by Borrowers) for the total or partial condemnation of, or affecting, the Properties or Improvements;

(m)          Borrowers represent and warrant to Lender that (i) all of the Improvements which were included in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the Properties, and no improvements on adjoining properties encroach upon the Properties or Improvements, and no easements or other encumbrances, except those which are insured against by title insurance, encroach upon any of the Improvements so as to affect the value or marketability of the Properties and (ii) the Properties are assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining properties or improvements not constituting a part of such lot or lots, and no other properties or improvements are assessed and taxed together with the Properties and Improvements or any portion thereof.  Borrowers agree that if the Properties and Improvements are not taxed and assessed as one or more tax parcels exclusive of all other real property, the term “taxes” will include all taxes, assessments, water rates and sewer rents now or hereafter levied, assessed or imposed against all other property, whether or not owned by Borrowers, that is taxed and assessed as part of any tax parcel that includes all or any portion of the Properties or Improvements;

(n)           There is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to Borrowers’ knowledge and belief, threatened or contemplated against any Borrower or any of their respective general partners, managers or managing members, as the case may be (such entity being sometimes referred to as the “Governing Entity”), or any Affiliate of any Borrower, or any Borrower’s Governing Entity, or any person who owns or controls, directly or indirectly, ten percent (10%) or more of the beneficial ownership interests of any Borrower or any Borrower’s Governing Entity or any person, or against or affecting any portion of the Collateral, other than routine litigation against Borrowers or their Affiliates which is not expected to have a material adverse effect on the business or financial condition of any of the Borrowers and any litigation disclosed in writing to Lender;

(o)           Each Borrower represents and warrants to Lender that (i) none of the Borrowers are a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code and the related Treasury Department regulations, (ii) during the ten (10) year period preceding the date hereof, no petition in bankruptcy has been filed by or against any of the Borrowers, or the Governing Entity of any Borrower, or any Affiliate of any Borrower, or their respective Governing Entities, or any person who owns or controls, directly or indirectly, ten percent (10%) or more of the beneficial ownership interests of any Borrower’s Governing Entity, (iii) Borrowers have not entered into the Notes or any of the Loan Documents with the actual intent to hinder, delay, or defraud any creditor, (iv) Borrowers have received reasonably equivalent value in exchange for its obligations under the Loan Documents, (v) giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of the each Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed each such Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities, (vi) Borrowers do not have any known material contingent liabilities, (vii) Borrowers do not have any material financial obligation under any indenture, loan agreement, or other agreement or instrument to which any Borrower is a party or by which any Borrower or any of the Collateral is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Collateral, and obligations under the Notes and the Loan Documents, and (viii) Borrowers have not borrowed or received other debt financing that has not been heretofore paid in full (or will be paid in full as of the date hereof from the proceeds of the Notes).

(p)           Each Borrower represents and warrants to Lender that to each Borrower’s knowledge and belief, the Collateral is, and Borrowers covenant and agree to cause the Collateral at all times to remain, in compliance with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Collateral.

(q)           Except as is now in effect pursuant to Borrowers’ EB-5 Indebtedness program, as of the date of this Agreement, (i) the Collateral is managed by Borrowers, (ii) there is no agreement in place governing the management of the Collateral, and (iii) no fee is paid to any party for the management of the Collateral.  Borrowers further covenant that at any time during the term of the Obligations, Borrowers enter into an agreement for the management of the Collateral or pay a fee for management of the Collateral, (A) Borrowers shall first obtain Lender’s written approval of the property manager (the “Manager”) and property management agreement (the “Management Agreement”), and (B) Manager shall not be entitled to receive compensation for its services conducted in connection with the Collateral in excess of 3% of gross rental income collected from the Collateral.  At the time a Management Agreement is in place with respect to the Collateral, the following provisions of this sub-paragraph shall apply: The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Agreement and the Manager shall attorn to Lender.  Borrowers shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Collateral with Manager or any other party without the express prior written consent of Lender, which consent shall not be unreasonably withheld, provided, however, that Borrowers shall be permitted to renew any such Management Agreement in accordance with its existing terms as of the date thereof without the requirement of Lender’s consent.  If at any time Lender consents to the appointment of a new manager, such new manager and Borrowers shall, as a condition of Lender’s consent, execute a Manager’s Consent and Subordination of Management Agreement in the form then used by Lender.  Borrowers shall reimburse Lender on demand for all of Lender’s actual out-of pocket costs incurred in processing Borrowers request for consent to new property management arrangements;

(r)           Each of the Borrowers represents and warrants that it is in material compliance with the terms of the agreements, easements and other documents constituting the Permitted Encumbrances (collectively, the “Restrictive Agreements”).  Borrowers covenant and agree as follows: (i) Borrowers shall comply with all material terms, conditions and covenants of the Restrictive Agreements;  (ii) Borrowers shall promptly deliver to Lender a true and complete copy of each and every notice of default received by Borrowers with respect to any obligation of Borrowers under the provisions of the Restrictive Agreements;  (iii) Borrowers shall deliver to Lender copies of any written notices of default or event of default relating to the Restrictive Agreements served by Borrowers;  (iv) after the occurrence of an Event of Default, so long as the any of the Loans are outstanding, Borrowers shall not cast its vote(s) in any association established under the Restrictive Agreements and shall not grant or withhold any consent, approval or waiver under the Restrictive Agreements without the prior written consent of Lender, such consent not to be unreasonably withheld, conditioned or delayed; (v) if required for purposes of obtaining protection as Lender thereunder, Borrowers shall deliver to any association established under the Restrictive Agreements written notice of the identity of Lender and (vi) Borrowers will not enter into any agreement delegating its obligations and responsibilities, or assuming another owner’s obligations and responsibilities under the Restrictive Agreements.  Borrowers shall pay all common charges and any other amounts assessed pursuant to the Restrictive Agreements against Borrowers as and when the same become due and payable.  Upon request of Lender, Borrowers shall deliver to Lender evidence reasonably satisfactory to Lender that all such common charges and other amounts assessed pursuant to the Restrictive Agreements, which are then due and payable, have been paid by Borrowers.

Section 11                   COVENANTS OF THE BORROWERS.

So long as any of the Obligations hereunder remain outstanding, each Borrower will comply, and (where applicable) will cause each of its Subsidiaries to comply, with the following provisions:

11.1        Reporting and Notice Covenants.

(a)           Quarterly Financial Statements.  The Borrower Representative shall furnish to the Lender, as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Peak Resorts, unaudited consolidated balance sheets of Peak Resorts and its consolidated Subsidiaries as of the end of that Fiscal Quarter and the related statements of income, shareholder’s equity and cash flow for such Fiscal Quarter each prepared on an comparative basis with the comparable period during the prior year and in accordance with GAAP (without footnotes and subject to normal year-end adjustments), all in reasonable detail and certified, by a Responsible Officer of the Borrower Representative.

(b)           Annual Financial Statements.  The Borrower Representative shall furnish to the Lender, as soon as practicable and in any event within one hundred and twenty (120) days after the end of each Fiscal Year of Peak Resorts, a complete copy of the annual audit report of Peak Resorts and its consolidated Subsidiaries (including, without limitation, all consolidated financial statements thereof and the notes thereto) for that Fiscal Year: (i) audited and certified (without qualification as to GAAP), by Maher & Company, PC or other independent public accountants of recognized regional standing selected by Peak Resorts and reasonably acceptable to the Lender, and (ii) accompanied by the accountants’ management report and any management letters relating thereto, if any, and an opinion of such accountants, which opinion shall be unqualified as to scope or as to Peak Resorts being a going concern and shall (A) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Peak Resorts and its consolidated Subsidiaries as at the end of such Fiscal Year and the consolidated results of their operations and cash flows for such Fiscal Year in conformity with GAAP, and (B) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization).

(c)           Monthly Reports. The Borrower Representative shall furnish to the Lender, as soon as practicable and in any event within thirty (30) days after the end of each calendar month, profit and loss statements for each Borrower (and each of their Properties), and consolidated profit and loss statements for Peak Resorts, each Borrower, and all of their Subsidiaries. Such statements shall be in form reasonably approved by Lender.

(d)           Compliance Certificate.  The Borrower Representative shall furnish to the Lender, concurrently with the financial statements delivered in connection with Sections 11.1(a) and 11.1(b), a certificate of a Responsible Officer of the Borrower Representative, in his or her capacity as a Responsible Officer in the form and content satisfactory to Lender (a “Compliance Certificate”), setting forth the computations necessary to determine whether Borrowers are in compliance with the financial covenants set forth in Section 11.4 of this Agreement and certifying that: (A) those financial statements fairly present in all material respects the financial condition and results of operations of Peak Resorts and its consolidated Subsidiaries subject in the case of interim financial statements, to normal year-end audit adjustments and (B) no Potential Default or Event of Default then exists or, if any Potential Default or Event of Default does exist, a brief description of the Potential Default or Event of Default and the Borrowers’ intentions in respect thereof.

(e)           Annual Projections.  On or before June 30th of each year, the Borrower Representative shall furnish to the Lender projected monthly consolidated balance sheets, income statements, cash flow statements for the calendar year beginning the following July 1st with respect to Peak Resorts and its consolidated Subsidiaries.

(f)            Tax Returns.  The Borrower Representative shall furnish to the Lender, within 45 days of the filing thereof, copies of each of the Borrowers’ annual local, state and federal tax returns.

(g)           Notices.  The Borrowers will cause a Responsible Officer of the Borrower Representative to give the Lender prompt written notice whenever (and in any event within three (3) Business Days after): (i) any Borrower or any of its Subsidiaries receives notice from any court, agency or other governmental authority of any alleged non-compliance with any Law or order which would reasonably be expected to have or result in, if such noncompliance is found to exist, a Material Adverse Effect, (ii) the IRS or any other federal, state or local taxing authority shall allege any default by any Borrower or any of its Subsidiaries in the payment of any tax material in amount or shall threaten or make any assessment in respect thereof which, if resulting in a determination adverse to such Borrower or such Subsidiary, would reasonably be expected to have or result in a Material Adverse Effect, (iii) any litigation or proceeding shall be brought against any Borrower or any of its Subsidiaries before any court or administrative agency which would reasonably be expected to have or result in a Material Adverse Effect, (iv) any material adverse change or development in connection with any such litigation proceeding, or (v) such Responsible Officer reasonably believes that any Potential Default or Event of Default has occurred or that any other representation or warranty made herein shall for any reason have ceased to be true and complete in any material respect.

(h)           Stockholder Notices.  As soon as available, the Borrower Representative shall furnish to the Lender, (i) a copy of each financial statement, report, notice or proxy statement sent by any Borrower to its stockholders in their capacity as stockholders and (ii) a copy of each regular, periodic or special report, registration statement or prospectus filed by any Borrower with any securities exchange or the Securities and Exchange Commission or any successor agency.

(i)            Notice of Default under ERISA.  If any Borrower shall receive notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Employee Benefit Plan, the Borrower Representative shall notify the Lender of the occurrence of such Default under ERISA, within three (3) Business Days after receiving such notice or obtaining such knowledge and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by the party giving notice, such Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of such Borrower or its Subsidiaries that would arise by reason of the termination of or withdrawal from such Employee Benefit Plan if such plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to the Lender a current consolidated balance sheet of such Borrower with the amount of the current liability referred to above.

(j)            Environmental Reporting.  The Borrower Representative shall promptly deliver to the Lender, and in any event within three (3) Business Days after receipt or transmittal by any Borrower or any Subsidiary thereof, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Claims and all material communications with any other Person relating to Environmental Claims brought against such Person which could, in either case, if successfully brought against such Borrower such Subsidiary, reasonably be expected to result in a Material Adverse Effect.

(k)           Multiemployer Plan Withdrawal Liability.  Each Borrower shall (i) once in each calendar year request a current statement of withdrawal liability from each Multiemployer Plan to which any Borrower or any ERISA Affiliate is or has been obligated to contribute during such year and (ii) within fifteen (15) days after such Borrower receives such current statement, transmit a copy of such statement to the Lender.

(l)            Other Information.  The Borrower Representative shall furnish to the Lender, promptly upon the Lender’s written request, such other information about the financial condition, properties and operations of the Borrowers, their Subsidiaries and any of their Employee Benefit Plans as the Lender may from time to time reasonably request.

(m)          Financial Disclosure Authorization.  Each Borrower, for itself and on behalf of its Subsidiaries, hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Lender copies of any of such Borrower’s or its Subsidiaries’ financial statements, trial balances or other accounting records of any sort in its accountant’s or auditor’s possession, and to disclose to the Lender any information its accountant or auditor may have concerning any Borrower’s financial status and business operations; provided that prior to the occurrence and continuance of an Event of Default, the Lender shall not request any of the forgoing from such accountants or auditors until at least 5 days after making such request from the Borrowers.  Each Borrower hereby irrevocably authorizes all federal, state and municipal authorities to furnish to the Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise.

11.2        Affirmative Covenants.

(a)           Corporate Existence.  Each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its corporate existence, rights and franchises, except as permitted under Section 11.3(a), maintain its good standing in the jurisdiction of its organization, and qualify as a foreign corporation in each jurisdiction where failure to qualify could reasonably be expected to result in a Material Adverse Effect.

(b)           Financial Records.  Each Borrower shall keep and shall cause each of its Subsidiaries to keep, at all times, true proper books of record and account in which true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs.  Without limiting the generality of the foregoing, each Borrower shall make and shall cause each of its Subsidiaries to make, with respect to its Accounts, appropriate accruals to reserves for estimated and contingent losses and liabilities as required under GAAP.

(c)           Compliance with Law.  Each Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable provisions of all Laws (whether statutory, administrative, judicial or other and whether federal, state or local and excluding Environmental Laws to the extent addressed in Section 11.2(d) of this Agreement) and every lawful governmental order, including, without limitation Section 215(a)(1) of the Fair Labor Standards Act; provided,  however, that any alleged noncompliance shall not be deemed to be a violation of this Section 11.2(c) so long as: (i) such noncompliance by such Borrower or such Subsidiaries has not resulted or would not reasonably be expected to result in a Material Adverse Effect and the alleged non-compliance is contested in good faith by timely and appropriate proceedings effective to stay, during the pendency of such proceedings, any enforcement action, and such Borrower or such Subsidiary has established appropriate reserves and taken such other appropriate measures as may be required under GAAP.

(d)           Compliance with Environmental Laws.  Each Borrower will use and operate its facilities and properties, and cause each of its Subsidiaries to use and operate its respective facilities and properties, in compliance with Environmental Laws, which when taken singly or with all other such obligations (including all liabilities and claims relating to Environmental Laws), does not result or could not reasonably be expected to result in a Material Adverse Effect.  Each Borrower will keep, and will cause each of its Subsidiaries to keep, all necessary Environmental Permits in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except to the extent that any such lack of effectiveness or non-compliance, when taken singly or with all other instances lack of effectiveness or non-compliance, has not resulted and could not reasonably be expected to result in a Material Adverse Effect.  No Borrower shall suffer to exist, nor shall it permit any of its Subsidiaries to suffer to exist, an environmental condition which, when taken singly or with all other such conditions, has resulted or could reasonably be expected to result in a Material Adverse Effect.  To the extent the laws of the United States or any state in which property, leased or owned, of any Borrower provide that a Lien on the property of such Borrower may be obtained for the removal of Polluting Substances that have been released, no later than sixty (60) days after notice is given by the Lender to the Borrower Representative, the Borrower Representative shall deliver to the Lender a report issued by a qualified, third party environmental consultant selected by such Borrower and approved by the Lender as to the existence of any Polluting Substances located on or beneath the specified property leased or owned by such Borrower.  To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to a Lien or (ii) requires removal to safeguard the health of any Person, such Borrower shall remove, or cause to be removed, such Lien and such Polluting Substance at such Borrower’s expense; provided,  however, that if the property is leased from a third-party landlord, and the Lender determines in its sole discretion (A) that such landlord is obligated to remove, or cause to be removed, such Lien and such Polluting Substance and (B) that no Borrower has any liability for such removal, then such Borrower shall not be so obligated.

(e)           Properties.  Subject to Section 11.3(a) of this Agreement, each Borrower shall maintain, in all material respects, and shall cause each of its Subsidiaries to maintain, in all material respects, all assets necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted, and shall refrain, and shall cause each of its Subsidiaries to refrain, from wasting or destroying any such assets or any part thereof.

(f)            Use of Proceeds.  The proceeds of the Loans shall be used to (i) fund working capital and other general business purposes of the Borrowers, and (ii) to refinance the Indebtedness of the Borrowers under the Existing Credit Agreement.

(g)           Compliance with Terms of All Material Contracts.  Each Borrower shall perform and observe, and shall cause each of its Subsidiaries to perform and observe, all the material terms and provisions of each of the Material Business Agreements and the Material License Agreements to which it is a party except those which are subject to a good faith dispute provided such dispute shall not reasonably be expected to result in a Material Adverse Effect.  Each Borrower and each of its Subsidiaries shall maintain each such Material Business Agreement and Material License Agreement in full force and effect, and enforce, to the extent that such Borrower or such Subsidiary, in its reasonable judgment, determines to be appropriate, each such Material Business Agreement and Material License Agreement in accordance with its terms.

(h)           Taxes.  Each Borrower shall pay in full, and shall cause each of its Subsidiaries to pay in full, prior in each case to the date when penalties for the nonpayment thereof would attach, all taxes, assessments and governmental charges and levies for which it may be or become subject and all lawful claims therefor which, if unpaid, could reasonably be expected to result in a Lien upon its property (other than Liens permitted by Section 11.3(d)); provided,  however, that no such tax, assessment, charge or levy need be paid so long as and to the extent that: (i) it is contested in good faith and by timely and appropriate proceedings effective, during the pendency of such proceedings, to stay the enforcement of such taxes, assessments and governmental charges and levies and (x) such stay prevents the creation of any Lien (other than inchoate Liens for property taxes) or (y) a bond has been provided which prevents the creation of any Lien (other than inchoate Liens for property taxes) and (ii) appropriate reserves, as required by GAAP, are made on the books of such Borrower and its Subsidiaries, as applicable.

(i)            Insurance.  The Borrower Representative shall, on the Closing Date and within five (5) Business Days of the request by the Lender thereafter, provide evidence satisfactory to the Lender that each Borrower and its Subsidiaries have personal and real property, casualty, liability, business interruption and product liability insurance as required by Section 9.2 hereof and the other Loan Documents, with the Lender listed as loss payee and additional insured (as applicable), and all other insurance required under the other Loan Documents.

(j)            License to Third Parties and Subsidiaries.  Except as disclosed in the Disclosure Schedule, no Borrower: (i) has any existing license agreement as licensor with respect to Intellectual Property of such Borrower, and (ii) will execute any license agreement as licensor with any Person (including, without limitation, any other Borrower or any Subsidiary thereof) with respect to any such Intellectual Property that does not provide that (A) upon an Event of Default and the acceleration of the Obligations, such license agreement shall, upon the written request of the Lender, terminate and (B) such agreement may only be amended as to material terms thereof with the express written consent of the Lender, such consent not to be unreasonably withheld or delayed.

(k)           Lender Right of First Refusal. Borrowers shall, and shall cause each Subsidiary to, comply with the Right of First Refusal.

11.3        Negative Covenants.

(a)           Consolidation, Merger, Sale and Purchase of Assets.  No Borrower shall (i) merge or consolidate with or into, or enter into any agreement to merge or consolidate with or into, any other Person or otherwise be a party to any merger or consolidation; (ii) purchase all or substantially all of the assets and business of another Person; or (iii) except as set forth in the Disclosure Schedule, lease as lessor, sell, sell-leaseback, license or otherwise transfer (whether in one transaction or a series of transactions) any of its assets (whether now owned or hereafter acquired); provided,  however, that:

(i)            any Borrower may sell or otherwise dispose of Inventory in the ordinary course of its business;

(ii)           any Borrower may sell or otherwise dispose of its Equipment that (x) is obsolete, worn out, unnecessary or no longer used or useful in such Borrower’s or such Subsidiary’s business or (y) is sold or otherwise disposed of in the ordinary course of business;

(iii)         any Borrower may sell, sell-leaseback or otherwise transfer its real property with the prior written consent of the Lender; and

(iv)          any Borrower may acquire another Person, or substantially all of the assets of another Person, pursuant to a transaction or series of transactions in which the purchase price paid by such Borrower consists of stock issued by Peak Resorts, provided that (A) such acquisition does not otherwise result in a default under this Agreement or any other Loan Document and (B) immediately following the consummation of such transaction, and after giving pro forma effect to such transaction, Borrowers’ Leverage Ratio is not greater than 65%.

(b)           Credit Extensions; Prepayments.  No Borrower shall (i) make prepayments or advance payments in respect of Indebtedness to others (except to the Lender in accordance with this Agreement) or (ii) loan any money to, assume any Indebtedness of or any other obligation of, or undertake any Guaranty Obligations with respect to the Indebtedness of, any other Person, except:

(i)            any Borrower may endorse checks, drafts, and similar instruments for deposit or collection in the ordinary course of business;

(ii)           any Borrower may renew, extend, refinance and refund Indebtedness, as long as such renewal, extension or refunding is permitted under Section 11.3(c); and

(iii)         the Borrowers may make loans or advances to Persons so long as the aggregate outstanding amount of all such loans and advances does not exceed One Hundred Thousand Dollars ($100,000).

(c)           Indebtedness.  No Borrower shall create, assume, incur, suffer to exist or have outstanding at any time any Indebtedness or other debt of any kind or be or become a guarantor of or otherwise undertake or assume any Guaranty Obligation with respect to any Indebtedness of any other Person; except, that this Section 11.3(c) shall not prohibit:

(i)            the Obligations;

(ii)           ordinary course trade accounts payable or customer deposits;

(iii)         the Indebtedness shown on the Disclosure Schedule;

(iv)          Indebtedness secured by a Lien permitted by clauses (viii), (xi), (xiii) or (xiv) of Section 11.3(d) hereof;

(v)           any Indebtedness extending the maturity of, refunding or refinancing (but not increasing), in whole or in part, any of the Indebtedness permitted under this Section 11.3(c);

(vi)          Indebtedness of any Subsidiary of any Borrower consisting of its Guaranty of the Obligations of the Borrowers (to the extent that such Subsidiary is not itself a Borrower);

(vii)        Subordinated Indebtedness;

(viii)       unsecured Indebtedness not otherwise permitted under Section 11.3(c) of this Agreement, provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed Three Million Dollars ($3,000,000.00);

(ix)          Indebtedness with respect to payments by any Borrower of insurance premiums on an installment basis, in the ordinary course of business; or

(x)           Peak Resorts from assuming Guaranty Obligations with respect to Indebtedness of its Subsidiaries, to the extent the same does not result in a violation of the Consolidated Fixed Charge Coverage Ratio and Leverage Ratio covenants set forth in Section 11.4 or any other term of this Agreement.

(d)           Liens; Leases.  No Borrower shall (i) acquire or hold any assets or property subject to any Lien, (ii) sell or otherwise transfer any Accounts, whether with or without recourse, except for assignments of defaulted Accounts without recourse for purposes of collection in the ordinary course of business, (iii) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by a Lien or (iv) lease as lessee any personal or real property under any operating lease; provided,  however, that this Subsection shall not prohibit:

(i)            any lien for a tax, assessment or government charge or levy for taxes, assessments or charges not yet due and payable or not yet required to be paid pursuant to Section 11.2(h);

(ii)           any deposit or cash pledges securing only workers’ compensation, unemployment insurance or similar obligations (other than Liens arising under ERISA) in the ordinary course of business;

(iii)         any materialmen’s, mechanic’s, carrier’s, landlord’s or similar common law or statutory lien incurred in the ordinary course of business for amounts that are not yet due and payable or which are being diligently contested in good faith, so long as the Lender has been notified of any such contest and adequate reserves are maintained by such Borrower for their payment;

(iv)          zoning or deed restrictions, public utility easements, rights of way, minor title irregularities and similar matters relating to any real property of any Borrower, in all such cases having no effect which is materially adverse as a practical matter on the ownership or use of any such Real Estate in question, as such property is used in the ordinary course of business of by such Borrower;

(v)           any Lien which arises in connection with judgments or attachments (1) the occurrence of which does not constitute an Event of Default under Section 12.13, (2) the execution or other enforcement of such Lien is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and (3) which is junior in priority to the Liens of the Lender securing the Obligations from time to time outstanding;

(vi)          deposits or cash pledges securing performance of contracts, bids, tenders, leases (other than Capitalized Leases), statutory obligations, surety and appeal bonds (other than contracts for the payment of Indebtedness for Borrowed Money) arising in the ordinary course of business;

(vii)        any Lien in favor of the Lender created pursuant to the Loan Documents;

(viii)       any Lien in favor of any Affiliate of Lender;

(ix)          in addition to the operating leases permitted by Section 11.3(d)(I), any other operating lease entered into by such Borrower as lessee; provided; however, that the scheduled rental payments in respect to all such leases of such Borrower, when taken together with all such leases of the Borrowers shall not at any time exceed Five Hundred Thousand Dollars ($500,000) in the aggregate during any calendar year;

(x)           any transfer of a check or other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business;

(xi)          any Lien (including any Lien in respect of a Capitalized Lease of personal property) which is created in connection with the purchase of personal property;

provided,  however, that: (x) the Lien is confined to the property in question, (y) the Indebtedness secured thereby does not exceed the total cost of the purchase, and (z) the aggregate outstanding Indebtedness secured by such Liens does not at any time exceed Five Hundred Thousand Dollars ($500,000) in the aggregate, but in no event shall a lien on any Properties be permitted other than the liens created in favor of Lender;

(xii)        security deposits to secure the performance of operating leases and deposits received from customers, in each case in the ordinary course of business;

(xiii)       Liens securing the replacement, extension or renewal of any Indebtedness permitted to be refinanced by this Agreement so long as such Lien is upon and limited to the same property previously subject thereto; or

(xiv)       any existing Lien fully disclosed in the Disclosure Schedule.

In addition, no Borrower shall enter into any contract or agreement with any Person that would prohibit the Lender from acquiring a security interest, mortgage, or other Lien on, or a collateral assignment of, any of the property or assets of such Borrower (except for restrictions contained in agreements relating to permitted purchase money liens or Capitalized Leases so long as the restrictions under such agreements and Capitalized Leases are only with respect to the purchased or leased assets and the proceeds thereof).

(e)           Investments.  No Borrower shall (i) make or hold any investment in any common stocks, bonds or securities of any Person, or make any further capital contribution to any Person, other than (x) the common stock of any Subsidiary and the capital contributions therein or (y) notes or securities issued by a customer or account debtor of such Borrower as security for any Account or (ii) be or become a party to any joint venture or other partnership, provided,  however, that such Borrower may hold cash in its Deposit Accounts.

(f)            Capitalized Leases.  The Borrowers shall not permit their total aggregate payments under all Capitalized Leases to exceed $2,000,000.00 in any calendar year.

(g)           Distributions.  No Borrower shall make nor commit itself to make any Distribution to its shareholders or members at any time, except that such Borrower may declare and pay cash dividends to its shareholders or members so long as no Potential Default or Event of Default shall exist immediately prior to or shall result from giving effect to any such dividend.

(h)           Change in Nature of Business.  No Borrower shall make any material change in the nature of its business as carried on at the date hereof; provided,  however, that operation of complementary lines of business shall not be deemed to be a change in the nature of business.

(i)            Charter Amendments.  No Borrower shall amend any of its Charter Documents nor permit any amendment of the Charter Documents of any of its Subsidiaries if such amendment would conflict with this Agreement or cause a Potential Default under this Agreement.

(j)            Compliance with ERISA.  No Borrower shall, nor shall it permit any Subsidiary or any ERISA Affiliate to: (i) engage in any transaction in connection with which such Borrower or any ERISA Affiliate could reasonably be expected to be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Employee Benefit Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Employee Benefit Plan (including, without limitation, a substantial cessation of business operations or an amendment of an Employee Benefit Plan within the meaning of Section 4041(e) of ERISA), which could reasonably be expected to result in any liability of such Borrower or any ERISA Affiliate to the PBGC, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA, incur any liability to the PBGC on account of a withdrawal from or a termination of an Employee Benefit Plan under Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA) other than as required by applicable statute, fail to make full payment when due of all amounts which, under the provisions of any Employee Benefit Plan or applicable Law, such Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any Accumulated Funding Deficiency, whether or not waived, with respect to any Employee Benefit Plan (other than a Multiemployer Plan); provided,  however, that such engagement, termination, withdrawal, action, incurrence, failure or permitting shall not be deemed to have violated this clause (i) unless any such engagement, termination, withdrawal, action, incurrence, failure or permitting (A) has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against the Borrowers in an amount exceeding Fifty Thousand Dollars ($50,000); (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401 (a) and 501 (a) of the Code; provided,  however, that such termination shall not be deemed to have violated this clause (ii) unless (A) the value of any benefit liability (as defined in Section 4001(a)(16) of ERISA) upon the termination date of any such terminated defined benefit pension plans of the Borrowers, such Subsidiaries, and their ERISA Affiliates exceeds the then current value (as defined in Section 3 of ERISA) of all assets in such terminated defined benefit pension plans by an amount in excess of Fifty Thousand Dollars ($50,000), or (B) the payment of such amount has resulted or could reasonably be expected to result in a Material Adverse Effect or has resulted or could reasonably be expected to result in liabilities or claims against the Borrowers or the Subsidiaries thereof in an amount exceeding Fifty Thousand Dollars ($50,000); or (iii) if such Borrower or any ERISA Affiliate becomes obligated under a Multiemployer Plan (except with respect to the potential liabilities now existing as disclosed in Item 10.12 of the Disclosure Schedule), effect a complete or partial withdrawal such that such Borrower, any such Subsidiary, or their ERISA Affiliates incur Withdrawal Liability under Title IV of ERISA with respect to Multiemployer Plans or otherwise have liability under Title IV of ERISA; provided,  however, that the incurrence of such Withdrawal Liability or other liability under Title IV of ERISA shall not be deemed to be a violation of this clause (iii) unless (A) the amount of the payment by such Borrower of such Withdrawal Liability or other liability has resulted or could reasonably be expected to result in a Material Adverse Effect or (B) has otherwise resulted or could reasonably be expected to result in liabilities or claims against any or all of the Borrowers or the Subsidiaries thereof in an amount exceeding Fifty Thousand Dollars ($50,000).

(k)           Regulation U Compliance; Compliance with Law.  No Borrower shall use any portion of the proceeds of the Loans in violation of any requirement of Law, including Regulation U, or of the terms and conditions of this Agreement.

(l)            Accounting Changes.  No Borrower shall, nor shall it permit any Subsidiary to, make or permit any change in its accounting policies or financial reporting practices and procedures, except as required or permitted by GAAP or as required by applicable Law, in each case as to which the Borrower Representative shall have delivered to the Lender prior to the effectiveness of any such change a report prepared by a Responsible Officer of the Borrower Representative describing such change and explaining in reasonable detail the basis therefor and effect thereof.

(m)          Arm’s-Length Transactions.  No Borrower will, nor will such Borrower permit any Subsidiary to, enter into or permit to exist any transaction (including, without limitation, any transaction involving the investment, purchase, sale, lease, transfer or exchange of any property or the rendering of any service) with any Affiliate of such Borrower or such Subsidiaries except in the ordinary course of the business of such Borrower or such Subsidiaries and upon fair and reasonable terms not less favorable to such Borrower or such Subsidiaries than would be usual and customary in transactions with persons who are not such Affiliates.

(n)           Subsidiaries.  Upon the formation of any Subsidiary of Peak Resorts, Borrowers shall, within 30 days after the date such Subsidiary is formed, cause such Subsidiary to execute a guaranty for the benefit of Lender in substantially the same form as the Guaranty and such other documents as Lender may require, securing repayment of the Loans and performance of Borrowers’ obligations under the Loan Documents. Notwithstanding the foregoing, no such guaranty shall be required if any such Subsidiary (i) is a special purpose entity; (ii) is incurring no Indebtedness for Borrowed Money, or is incurring Indebtedness for Borrowed Money that is non-recourse to such Subsidiary, Peak Resorts, or any other Subsidiary of Peak Resorts; (iii) Lender receives a non-consolidation opinion with respect to such Subsidiary from legal counsel and in form approved by Lender in Lender’s reasonable discretion, that if such Subsidiary were to become insolvent, neither the Borrowers, nor any of Borrowers’ other Subsidiaries or their assets or liabilities, would be substantively consolidated with those of such Subsidiary; and (iv) the Subsidiary is not a borrower or tenant of Lender or any affiliate of Lender.

(o)           Released Property Standstill.   Peak Resorts shall not, nor shall its Subsidiaries, for a period of one (1) year following the Effective Date sell, transfer, convey or enter into any sales contract, option to purchase, or similar agreement with respect to any of the Released Properties.

11.4        Financial Covenants.

(a)           Consolidated Fixed Charge Coverage Ratio. Borrowers shall, within 45 days after the end of each Fiscal Year of Borrowers, provide Lender with all information necessary for Lender to determine Borrowers’ Consolidated Fixed Charge Coverage Ratio on an annual basis. In the event that Borrowers’ Consolidated Fixed Charge Ratio, tested quarterly by Lender on a rolling four quarter basis and certified to Lender by Borrowers, falls below 1.50:1.0, Borrowers shall, within thirty (30) days after the date of determination thereof, increase the Debt Service

Deposits (as defined in the Debt Service Reserve Agreement) from one-third (1/3) of the next calendar year’s twelve (12) months of Lease Payment Obligations and Debt Service Payments (as those terms are defined in the Debt Service Reserve Agreement) to add an additional three (3) months’ worth of Lease Payment Obligations and Debt Service Payments, so that at least three (3) months of Lease Payment Obligations and Debt Service Payments are maintained in the Debt Service Reserve at all times. In the event that Borrowers’ Consolidated Fixed Charge Ratio, tested quarterly by Lender on a rolling four quarter basis and certified to Lender by Borrowers, falls below 1.25:1.0, then each Borrower shall, immediately after the date of determination, be restricted from paying any dividend, distribution, or other similar payment to any shareholder or other equity holder until such Consolidated Fixed Charge Ratio rises above 1.25:1.0.

(b)           Leverage Ratio.   Borrowers shall, within thirty (30) days after the end of each Fiscal Quarter, provide Lender with all information necessary for Lender to determine Borrowers’ Leverage Ratio on a quarterly basis.  In addition, prior to incurring any additional Indebtedness, Borrowers shall provide Lender with a forward-looking compliance certificate setting forth the impact of the proposed borrowing on its Leverage Ratio and verifying that the Leverage Ratio will not, as a result of such additional Indebtedness, exceed 65%.  Borrowers shall not incur additional Indebtedness at any time during which Borrowers’ Leverage Ratio shall be in excess of 65% either immediately prior to, or as a result of the incurrence of such additional Indebtedness.

Section 12                   EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

12.1        Payment.  Failure by any Borrower (a) to make payment of principal on the Loans when due or (b) pay any interest on the Obligations when due to the extent such failure is not remedied within five (5) Business Days after such required date of payment or (c) to pay any other Obligation when required to be paid hereunder to the extent such failure is not remedied within five (5) Business Days after such required date of payment; or

12.2        Representations and Warranties.  Any warranty or representation made or deemed made by any Borrower in respect of any Borrower or any of its Subsidiaries in this Agreement, any other Loan Document or any certificate furnished at any time in compliance with this Agreement shall prove to have been false or inaccurate in any material respect when made or deemed made; or

12.3        Reporting and Notice Provisions; Violation of General Covenants.  Failure by any Borrower in any material respect to perform, keep or observe any other, provision, condition or covenant contained in this Agreement (other than those provisions, terms or conditions referenced in Sections 12.1, 12.2, and 12.4 of this Agreement) that is required to be kept or observed by such Borrower and such failure shall continue without remedy for a period of fifteen (15) days; or

12.4        Violation of Certain Specific Covenants.  Failure by any Borrower to perform, keep, or observe any other term, provision, condition or covenant contained in Sections 8.2, 8.3 or Section 9 of this Agreement, or Sections 11.1, 11.2(a), 11.2(b), 11.2(c), 11.2(d), 11.2(e), 11.2(f), 11.2(h), 11.2(i), 11.3 or 11.4 of this Agreement; or

12.5        Failure to Operate.  If Borrowers fail to continuously operate the improvements on the Properties or any material portion thereof, as ski resorts and related purposes, other than temporary cessation in connection with making repairs and renovations pursuant to the terms of this Agreement or with the prior consent of Lender; or

12.6        Default Under Other Loan Documents.  An event of default under any other Loan Document or any failure by any Borrower to comply with, keep, or perform any of its undertakings, covenants, agreements, conditions or warranties under any of the other Loan Documents (after giving of any required notice and expiration of any applicable cure period); or

12.7        Cross-Default.  (i) Failure by any Borrower to make any payment on any Indebtedness of such Borrower having a principal amount in excess of Two Hundred Thousand Dollars ($200,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) the occurrence of any other event or the existence of any condition under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness, or (iii) the declaration of any such Indebtedness to be due and payable, or the requiring of any such Indebtedness to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (iv) default by any Borrower or any Subsidiary thereof in respect of any Material Business Agreement or any Material License Agreement where such default (A) would permit the other party or parties to such agreement to terminate such agreement and (B) has resulted or could reasonably be expected to result in a Material Adverse Effect; or

12.8        Default Under Mad River Lease.  The existence of an event of default or other analogous condition under the Mad River Lease; or

12.9        Destruction of Collateral.  The loss, theft, damage or destruction of any portion of the Collateral having an aggregate value in excess of One Hundred Thousand Dollars ($100,000), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim (excluding any loss of Intellectual Property by reason of abandonment where such abandonment is undertaken in good faith, pursuant to prudent business practice and such abandonment would not reasonably be expected to result in a Material Adverse Effect); or

12.10      Material Adverse Effect; Change of Control.  The occurrence of any Material Adverse Effect or the occurrence of any Change of Control; or

12.11      Termination of Existence.  The dissolution or termination of existence of any Borrower, but only to the extent not permitted under Section 11.3(a); or

12.12      Failure of Enforceability of this Agreement, Loan Document; Security.  If: (a) any covenant, material agreement or any Obligation of any Borrower contained in or evidenced by this Agreement or any of the other Loan Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms, or (b) any Borrower shall deny or disaffirm its obligations under this Agreement or any of the other Loan Documents or any of the Liens granted in connection therewith, or (c) any Liens in favor of the Lender granted in this Agreement or any of the other Loan Documents shall be determined to be void, voidable or invalid, or are subordinated or not otherwise given the priority contemplated by this Agreement, or (d) any perfected Liens granted in favor of the Lender pursuant to this Agreement or any other Loan Document shall be determined to be unperfected except in connection with sales of Inventory in the normal course of the business of the Borrowers or their Subsidiaries; or

12.13      ERISA.  If: (a) any Borrower, any Subsidiary thereof, or any of their ERISA Affiliates or any other Person institutes any steps to terminate an Employee Benefit Plan of such Borrower, such Subsidiary, or such ERISA Affiliates, which Employee Benefit Plan is subject to Title IV of ERISA and, as a result of such termination, such Borrower, its Subsidiaries, or ERISA Affiliate is required to make or could reasonably be expected to be required to make, a contribution to such Employee Benefit Plan the payment of which, when taken together with all like termination payments suffered by, such Borrower, such Subsidiaries or such ERISA Affiliates, either has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, or (b) such Borrower, such Subsidiary or such ERISA Affiliate fails to make a contribution to any Employee Benefit Plan which failure would be sufficient to give rise to a Lien under Section 302(f) of ERISA; or

12.14      Judgments.  Any money judgment, writ or warrant of attachment or similar process involving an amount, when aggregated with all such money judgment, writ or warrant of attachment or similar process outstanding at such time, in excess of One Hundred Thousand Dollars ($100,000), to the extent not insured by an insurance carrier which has acknowledged coverage in the amount of the claim without any reservation of rights or which has been ordered by a court of competent jurisdiction to pay such claim, is entered or filed against any Borrower thereof or against any of their respective assets and is not released, discharged, vacated, fully bonded or stayed within forty-five (45) days after such judgment, writ or warrant of attachment or similar proceeding is entered; or

12.15      Forfeiture Proceedings.  An adjudication against any Borrower in any criminal proceedings requiring such Borrower’s forfeiture of any asset; or

12.16      Financial Impairment.  The Financial Impairment of any Borrower or any Subsidiary thereof.

Section 13                   REMEDIES.

13.1        Acceleration; Termination.  Upon the occurrence of an Event of Default described in Sections 12.1 through 12.16 above, inclusive, the Lender may and, without presentment, demand or notice of any kind all of which are hereby expressly waived by the Borrowers, declare all of the Obligations due or to become due from the Borrowers to the Lender and the Lender, whether under this Agreement, the Notes or otherwise, immediately due and payable, anything in the Notes or other evidence of the Obligations or in any of the other Loan Documents to the contrary notwithstanding.

13.2        General Rights and Remedies of the Lender.  With respect to the Collateral, the Lender shall have all of the rights and remedies of a secured party under the UCC or under other applicable Law.  The Lender shall have all other legal and equitable rights to which it may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights or remedies contained in this Agreement or in any of the other Loan Documents.

13.3        Additional Remedies.  After the Obligations shall have been declared by the Lender to be or shall have otherwise hereunder become immediately due and payable, the Lender may, in its sole discretion, exercise the following rights and remedies to the extent permitted by applicable law and in addition to any other right or remedy provided for in this Agreement:

(a)           Possession of Collateral.  The Lender shall have the right to take immediate possession of the Collateral and all Proceeds relating to such Collateral and: (i) require the Borrowers, at the Borrowers’ expense, to assemble the Collateral and make it available to the Lender at such facilities of the Borrowers as the Lender shall designate or (ii) enter any of the premises of any Borrower or wherever any Collateral shall be located and to keep and store the same on such premises until sold.  If the premises on which the Collateral is located is owned or leased by any Borrower, then such Borrower shall not charge the Lender for storage of such Collateral on such premises.

(b)           Foreclosure of Liens.  The Lender shall have the right to foreclose the Liens created under this Agreement and each of the other Loan Documents or under any other agreement relating to the Collateral or the Properties.

(c)           Disposition of Collateral.  The Lender shall have the right to sell or to otherwise dispose of all or any Collateral in its then condition, or after any further processing thereof, at public or private sale or sales, wholesale dispositions, or sales pursuant to one or more contracts, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Lender, in its discretion, may deem advisable.  Each Borrower acknowledges and covenants that ten (10) days written notice to the Borrower Representative of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such Borrower’s premises or at such other locations where the Collateral then is located, or as otherwise determined by the Lender.  The Lender shall have the right to conduct such sales on such Borrower’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law without further requirement of notice to the Borrower Representative or the Borrowers.  Lender shall have the right to bid or credit bid any such sale on its own behalf.

(d)           Application of Collateral; Application of Liquidation Proceeds.  If an Event of Default shall occur and be continuing, the Lender, with or without proceeding with sale or foreclosure or demanding payment of the Obligations, shall, without notice, at any time, appropriate and apply to the Obligations all monies received with respect to any and all Collateral of the Borrowers in the possession of the Lender as follows:

(i)            First, to the payment of all expenses (to the extent not otherwise paid by the Borrowers) incurred by the Lender in connection with the exercise of such remedies,

including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys’ fees, court costs and any foreclosure expenses, including without limitation all costs and expenses incurred in connection with the enforcement and foreclosure of the mortgage liens created by the instruments Section 3.1(b) through Section 3.1 (g);

(ii)           Second, to the payment of any fees then accrued and payable to the Lender under this Agreement;

(iii)         Third, to the payment of interest then accrued on the Loans;

(iv)          Fourth, to the payment of the principal balance then owing on the Loans to the Lender determined based on such outstanding and such deficiency;

(v)           Fifth, to the payment of all amounts owing to Lender in connection with cash management services provided by Lender to the Borrowers and their Subsidiaries; and

(vi)          Last, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

13.4        Set-off.  If any Event of Default referred to in Section 12 of this Agreement shall occur which is continuing, Lender and each Affiliate thereof shall have the right (in addition to such other rights as it may have by operation of Law or otherwise) to the extent permitted by applicable law, but subject to Section 13.8 of this Agreement, at any time to set off against and to appropriate to and apply toward the payment of the Obligations, and all other liabilities under this Agreement and the other Loan Documents then owing to it (and any participation purchased or to be purchased pursuant to Section 13.8 below) whether or not the same shall then have matured, any and all deposits (general or special) and any other Indebtedness at any time held or owing by Lender or each Affiliate thereof (including branches and agencies thereof wherever located) to or for the credit or account of the Borrowers, all without notice to or demand upon the Borrowers or any other Person, all such notices and demands being hereby expressly waived.

13.5        Authority to Execute Transfers.  Without limitation of any authorization granted to the Lender hereunder, each Borrower also hereby authorizes the Lender, upon the occurrence of an Event of Default which is continuing, to execute, in connection with the exercise by the Lender of its remedies hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

13.6        Limited License to Liquidate.  Each Borrower hereby grants to the Lender, for the benefit of itself and the Lender: (a) a non-exclusive, royalty-free license or other right to use, without charge, all of such Borrower’s Intellectual Property (including all rights of use of any name or trade secret) as it pertains to the Collateral, in manufacturing, advertising for sale and selling any Collateral and (b) to the extent permitted thereunder, all of such Borrower’s rights under all licenses and all franchise agreements, which shall inure to the Lender for the benefit of itself and the Lender without charge.

13.7        Remedies Cumulative.  The above-stated remedies are not intended to be exhaustive and the full or partial exercise of any of such remedies shall not preclude the full or partial exercise of any other remedy by the Lender under this Agreement, under any Loan Document, or at equity or under law.

13.8        Appointment of Attorney-in-Fact.  The Lender shall hereby have the right, and each Borrower hereby irrevocably makes, constitutes, and appoints the Lender (and all officers, employees, or agents designated by the Lender) as its true and lawful attorney-in-fact and agent, with full power of substitution, from time to time following the occurrence of an Event of Default which is continuing and without assent by such Borrower: (a) to effectuate, in such Borrower’s name, such Borrower’s obligations under this Agreement, (b) in such Borrower’s or Lender’s name: (i) to demand payment of the Accounts of such Borrower, (ii) to enforce payment of such Accounts, by legal proceedings or otherwise, (iii) to exercise all of such Borrower’s rights and remedies with respect to the collection of such Accounts and any other Collateral, (iv) to settle, adjust, compromise, extend, or renew such Accounts, (v) to settle, adjust, or compromise any legal proceedings brought to collect such Accounts, (vi) if permitted by applicable Law, to sell or assign such Accounts and other Collateral, (vii) to take control, in any manner, of any item of payment or Proceeds relating to any Collateral, (viii) to prepare, file, and sign such Borrower’s name on a proof of claim in a bankruptcy against any Account Debtor or on any notice of Lien, assignment, or satisfaction of Lien in connection with such Accounts, (ix) to do all acts and things reasonably necessary, in the Lender’s good faith discretion, to fulfill such Borrower’s obligations under this Agreement, (x) to endorse the name of such Borrower upon any of the items of payment or Proceeds relating to any Collateral and apply the same to the Obligations, (xi) to endorse the name of such Borrower upon any Chattel Paper, document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to such Accounts, such Borrower’s Inventory and any other Collateral, (xii) to use such Borrower’s stationery and sign the name of such Borrower to verifications of such Accounts and notices thereof to Account Debtors, (xiii) to use the information recorded on or contained in any data processing equipment and computer hardware and software relating to such Accounts, such Inventory, and any other Collateral to which such Borrower has access, (xiv) to make and adjust claims under such policies of insurance insuring the Collateral, receive and endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies, and make all determinations with respect to such policies, and (xvi) to notify post office authorities to change the address for delivery of such Borrower’s mail to an address designated by the Lender, receive and open all mail addressed to such Borrower, and, after removing all Collections, forward the mail to such Borrower, (c) to pay or discharge taxes or Liens levied against the Collateral; (d) to take all action necessary to grant the Lender sole access to any Lockbox or Deposit Account of such Borrower, (e) contact Account Debtors to pay any Collections to the Lockbox, (f) upon notice to the Borrower Representative, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral and to enforce any other right in respect of any Collateral; (g) upon notice to the Borrower Representative, to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (h) upon notice to the Borrower Representative to settle, compromise or adjust any such suit, action or proceeding; (i) to sell, transfer, pledge, or make any agreement with respect to the Collateral; and (j) to do, at the Lender’s option and such Borrower’s expense, at any time, or from time to time, all acts and things which the Lender reasonably deems necessary to protect, preserve or realize upon the Collateral.

Each Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The expenses of the Lender incurred in connection with such the exercise of such power of attorney, together with interest thereon at a the rate then applicable hereunder the Loans, shall be payable by the Borrowers to the Lender on demand.

13.9        Protective Advances.  Upon the occurrence of any Event of Default hereunder or under any other Loan Document, then and in any such event, Lender may (but shall in no event be required to) make any payment or perform any term, provision, condition, covenant or agreement required of Borrowers, and/or cure any such Event of Default.  In such event, Lender shall promptly notify the Borrower Representative of the actions taken or amounts expended by Lender.  Any amounts expended by Lender in so doing, or in exercising its rights and remedies hereunder, shall constitute advances hereunder, the payment of which is additional indebtedness secured by the Loan Documents due and owing at Lender’s demand, within interest at the Past-Due Rate from the date of disbursement thereof until fully paid.  No further direction or authorization from Borrowers shall be necessary for such disbursements, and all such disbursements shall satisfy pro tanto the obligations of Lender with respect to the funds so disbursed.  The execution of this Agreement by Borrowers shall and hereby does constitute an irrevocable direction and authorization to Lender so disburse such funds and make such performance.

Section 14                   BORROWER GUARANTY.

14.1        Borrower Cross-Guaranty; Maximum Liability.  To induce the Lender to make the Loans to the Borrowers, and in consideration thereof, each of the Borrowers hereby unconditionally and irrevocably: (a) guarantees, jointly and severally, to the Lender the due and punctual payment in immediately available funds of all Obligations owing by any or all of the other Borrowers hereunder (whether by acceleration or otherwise) and the other Loan Documents, and (b) agrees, jointly and severally, to pay any and all reasonable expenses which may be incurred by the Lender in enforcing its rights with respect to such Obligations (collectively, the “Borrower Guaranteed Obligations”).  To the extent that the Obligations of a Borrower are construed to be a Borrower Guaranty of the Obligations of any other Borrower to the Lender, and to the extent it is necessary for the enforceability of such a Borrower Guaranty, the maximum liability of a Borrower Guarantor under its Borrower Guaranty shall be the greatest amount which, after taking into consideration all other valid and enforceable debts and liabilities of such Borrower Guarantor, an applicable court has determined (after any appeals) would not render such Borrower Guarantor insolvent, unable to pay its debts as they become due, inadequately capitalized for the business which it intends to conduct (in all such cases, within the meaning of Section 548 of the Bankruptcy Code, 11 U.S.C.  §101, et.  seq., or any other similar state Law), or unable to pay a judgment rendered upon a claim that is the subject of an action or proceeding pending at the time when the obligations of this Borrower Guaranty are incurred or increased. In addition to the foregoing, each Borrower shall also execute the Guaranty, as a Guarantor.

14.2        Guaranty Unconditional.  The obligations of the Borrower Guarantors under the Borrower Guaranty shall be joint and several, irrevocable, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by, except for payment of Obligations and to the extent permitted by applicable Law (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation or any Loan under this Agreement or any Loan Document by operation of Law or otherwise; (ii) any modification or amendment of or supplement to this Agreement or any Loan Document; (iii) any modification, amendment, waiver, release, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, of the Obligations of any Borrower or its Subsidiary with respect to which the Borrower Guaranty relates; (iv) any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower Guarantor or its assets or any resulting release or discharge of any of the Obligations of the Borrower Guarantors contained in this Agreement or any Loan Document; (v) the existence of any claim, set-off or other rights which any Borrower Guarantor may have at any time against any Lender or any other Person, whether or not arising in connection with this Agreement or any Loan Document, provided,  however, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any invalidity or unenforceability relating to or against any Borrower or its Subsidiary for any reason of this Agreement or any Loan Document or any provision of applicable Law or regulation purporting to prohibit the payment by any Borrower under this Agreement or any Loan Document; or (vii) to the extent permitted by applicable Law, any other act or omission to act or delay of any kind by a Borrower, a Borrower Guarantor, the Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Borrower Guaranteed Obligations under this Section 14.

14.3        Discharge; Reinstatement.  The obligations of each Borrower Guarantor under this Section 14 shall remain in full force and effect until the Obligations of the Borrowers under this Agreement or any other Loan Document have been paid in full.  If at any time any payment of any amount payable by Borrower Guarantor under this Section 14, any other section of this Agreement or other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower Guarantor or otherwise, the other Borrower Guarantors’ obligations under this Section 14 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.  This Section 14 shall survive the termination of this Agreement until the payment in full of all amounts payable under this Agreement and any other Loan Documents.

14.4        Waiver.  No Borrower Guarantor shall be entitled to enforce any remedy which the Lender now has or may hereafter have against any Borrower, any endorser or any Guarantor or other Borrower Guarantor in respect of all or any part of the Borrower Guaranteed Obligations paid by such Borrower Guarantor until all of the Obligations shall have been fully and finally paid to the Lender.  Each Borrower Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Lender and to secure payment of the Borrower Guaranteed Obligations or any other liability of any Borrower, any Guarantor or any Borrower Guarantor to the Lender.  Each Borrower Guarantor also waives all setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Borrower Guaranty.  Each Borrower Guarantor further waives all notices of the existence, creation or incurring of additional Obligations by any other Borrower, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Borrower Guaranteed Obligations is due, notices of any and all proceedings to collect all or any part of the Borrower Guaranteed Obligations, and, to the extent permitted by Law, notices of exchange, sale, surrender or other handling of any Collateral given to the Lender to secure payment of the Borrower Guaranteed Obligations.

14.5        Stay of Acceleration.  If acceleration of the time for payment of any amount payable by any Borrower or Borrower Guarantor under this Agreement or any other Loan Document in respect of a Borrower Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of any Borrower or Borrower Guarantor all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the other Borrower Guarantors hereunder forthwith on demand by the Lender.

14.6        Subrogation and Contribution Rights.  If any Borrower Guarantor makes a payment in respect of the Borrower Guaranteed Obligations, it shall be subrogated to the rights, if any, of the payees against the other Borrower Guarantors with respect to such payment and shall have the rights of contribution set forth below against the other Borrower Guarantors; provided,  however, that such Borrower Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its right of contribution until all the Obligations, as the case may be, owing to the Lender, shall have been finally paid in full and may not under applicable insolvency laws be required to be repaid by the Lender.

14.7        Guaranteed Obligation and Contribution Payments.  Subject to all of the Obligations owing to the Lender having been finally paid in full and not subject to required repayment under applicable insolvency laws, each Borrower Guarantor shall make, and agrees with each of the other Borrower Guarantors (and the successors and assigns of such Borrower Guarantors) to make, payments in respect of the Obligations of such Borrower Guarantor to which such other Borrower Guarantors are subrogated or contribution payments to which such other Borrower Guarantors are entitled, such that, taking into account all such payments on account of subrogation or contribution rights.

(a)           Pro Rata Sharing.  Each Borrower Guarantor shall have paid to the other Borrower Guarantors on account of such subrogation and contribution rights, (A) all Obligations the benefit of which has been received by such Borrower Guarantor or which relate to Obligations the benefit of which has been received by such Borrower Guarantor or (B) if the aggregate of all such payments by all Borrower Guarantors to all other Borrower Guarantors would exceed the outstanding Obligations, such Borrower Guarantor’s pro rata share of the outstanding Obligations, in accordance with the amount of the benefit received by the Borrower Guarantor as described under subsection (A) hereinabove; and

(b)           Deficiency.  If there remain Obligations unpaid after application of the payments referred to above, the deficiency shall be shared among the Borrower Guarantors pro rata in proportion to their respective net worth on the Closing Date of this Agreement.

Section 15                   TRANSFERS AND ASSIGNMENTS.

15.1                        Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent Lender.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 15.2 and, to the extent expressly contemplated hereby, the Affiliates of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

15.2                        Assignment by Lender.  Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participations herein, or in any of its rights and security hereunder, including, without limitation, the Notes and, in case of such assignment, Borrowers will accord full recognition thereto and agree that all rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrowers by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. In connection with any such assignment, participation or other transfer, Borrowers agree that Lender may deliver copies to any potential participant or other transferee of all documents, instruments, financial statements and other information from time to time furnished to Lender pursuant hereto or in connection therewith.

15.3                        Pledge of Interests.  Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

15.4                        Taxes.

(a)                                 Taxes; Withholding; Indemnification of Taxes Paid.  Any and all payments by the Borrowers hereunder, under the Notes or the other Loan Documents shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental entity, and all liabilities with respect thereto, excluding, (i) in the case of Lender, taxes imposed on or measured by its net income or overall gross receipts, and franchise taxes imposed on it, by the jurisdiction under the Laws of which Lender, is organized, is doing business or has a present or former connection, or any political subdivision thereof, (ii) any United States withholding taxes payable with respect to payments hereunder or under the Loan Documents under Laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of (a) a transferee of any rights of Lender, the date of the transfer and (b) a successor Lender, the date of the appointment of Lender) applicable to Lender, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such Laws occurring after the Closing Date (or the date of such transfer or the date of such appointment of such successor Lender), (iii) any non-United States withholding taxes imposed by the jurisdictions under the Laws of which Lender, is organized, conducts business or has a present or former connection, or any political subdivision thereof, in effect on the Closing Date (or, in the case of (a) a transferee of any rights of Lender, the date of the transfer and (b) a successor Lender, the date of the appointment of Lender) applicable to Lender, but not excluding any United States withholding tax payable with respect to interest arising under a Loan Document as a result of any change in such Laws occurring after the Closing Date (or the date of such transfer or the date of such appointment of such successor Lender) and (iv) all liabilities, penalties.  and interest with respect to any of the forgoing (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”).  If any Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes to the Lender: (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Lender, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law.  Each Borrower shall indemnify the Lender for the full amount of such Taxes (including any Taxes on amounts payable under this Section paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto paid by Lender on the account of any obligation of such Borrower hereunder or under any Loan Document, and any penalties, interest and reasonable out-of-pocket expense arising therefrom or with respect thereto, provided such written demand sets forth in reasonable detail the basis and calculation of such amount.

(b)                                 Stamp Taxes.  Each Borrower agrees to pay, and will indemnify the Lender for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as “Other Taxes”).

(c)                                  Refunds of Taxes.  If the Lender determines that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification has been paid by any Borrower pursuant to this Section or with respect to any Taxes that have been deducted and paid to a taxing authority pursuant to this Section by such Borrower, it shall promptly remit such refund (including any interest) to such Borrower, net of all out-of-pocket expenses of the Lender; provided,  however, that such Borrower, upon the request of the Lender, agrees promptly to return such refund (plus any interest) to such party in the event such party is required to repay such refund to the relevant taxing authority.  In addition, the Lender shall provide the Borrower Representative with a copy of any notice of assessment from the relevant taxing authority (deleting any confidential information contained therein).

(d)                                 Application of These Tax Provisions.  Notwithstanding any provision contained herein to the contrary, any indemnity with respect to taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority, or any liabilities with respect thereto, shall be governed solely and exclusively by this Section.

15.5                        General Indemnity.  Each Borrower shall indemnify and hold harmless the Lender, and the respective directors, officers, employees and Affiliates thereof, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever including, without limitation, reasonable fees and disbursements of counsel and settlements costs, which may be imposed on, incurred by, or asserted against the Lender, or the respective directors, officers, employees and Affiliates thereof in connection with any investigative, administrative or judicial proceeding by a third party (whether the Lender is or is not designated as a party thereto) directly relating to or arising out of: (x) this Agreement or any other Loan Document, (y) the transactions contemplated thereby or any actual or proposed use of proceeds hereunder, or (z) any Environmental Claims against such Borrower or any Subsidiary thereof or any Environmental Claims against the Lender pursuant to the transactions contemplated hereby or the exercise of any remedies hereunder; except that neither the Lender, nor any such directors, officers, employees and Affiliates thereof shall have the right to be indemnified hereunder for its own gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction.

15.6                        Certificate for Indemnification.  Each demand by the Lender for payment pursuant to this Section 15 shall be accompanied by a certificate setting forth the reason for the payment, the amount to be paid, and the computations and assumptions in determining the amount, which certificate shall, absent manifest error, be presumed to be correct.  In determining the amount of any such payment thereunder, the Lender may use reasonable averaging and attribution methods, so long as such methods are set forth in the certificate referred to in the preceding sentence.  The failure to give any such notice shall not release or diminish any of the Borrowers’ obligations to pay additional amounts pursuant to this Section 15 upon the subsequent receipt of such notice.

Section 16                   GENERAL.

16.1                        Amendments and Waivers.  No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Borrowers; provided that the Borrowers may, with the written consent of the Lender, supplement or amend the Disclosure Schedule (other than information contained on Items 11.3(a), 11.3(c) and 11.3(d) thereon).

16.2                        Effective Agreement; Binding Effect.  This Agreement shall become effective on the date and as of the time on and as of which (the “Effective Date”): (x) the Borrowers, and the Lender shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Lender.  As of such time, this Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lender and their respective successors and assigns, except that no Borrower shall have any right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

16.3                        Costs and Expenses.  Each Borrower agrees to pay on demand all reasonable costs and expenses (a) of the Lender (including, without limitation, the reasonable fees and out-of pocket expenses of counsel for the Lender) in connection with the preparation, execution, delivery, administration, modification, amendment, forbearance and waiver of this Agreement and the other Loan Documents, and (b) of the Lender in connection with the enforcement of, the exercise of remedies under, or the preservation of rights and remedies under this Agreement or any of the other Loan Documents (including any collection, bankruptcy or other enforcement proceedings arising with respect to the Borrowers, this Agreement, or any Event of Default under this Agreement).

16.4                        Survival of Provisions.  All representations and warranties made in or pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents.  The provisions of Section 7 of this Agreement shall survive the payment of the Obligations and any other Indebtedness owed by the Borrowers hereunder and the termination of this Agreement (whether by acceleration or otherwise).

16.5                        Sharing of Information.  The Lender shall have the right to furnish to its Affiliates, its accountants, its employees, its officers, its directors, its legal counsel, potential participants, and to any governmental agency having jurisdiction over the Lender information concerning the business, financial condition, and property of the Borrowers, the amount of the Loans hereunder, and the terms, conditions and other provisions applicable to the respective parts thereof.

16.6                        Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, taken, received or reserved by any Lender shall exceed the maximum lawful rate that may be contracted for, charged, taken, received or reserved by -Lender in accordance with applicable law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and all such charges payable, contracted for, charged, taken, received or reserved in respect of the Loans of the Lender to the Borrowers shall be equal to the Maximum Lawful Rate.

16.7                        Limitation of Liability.  To the extent permitted by applicable law, no claim may be made by Borrowers hereto against the Lender or the Affiliates, directors, officers, employees, agents, attorneys and consultants of Lender, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith.  Each of the Borrowers hereto hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

16.8                        Illegality.  If any provision in this Agreement or any other Loan Document shall for any reason be or become illegal, void or unenforceable, that illegality, voidness or unenforceability shall not affect any other provision.

16.9                        Notices.  All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be given solely: (a) by hand delivery or by overnight courier delivery service, with all charges paid, (b) by facsimile transmission, if confirmed same day in writing by first class mail, (c) by registered or certified mail, postage prepaid and addressed to the parties, or (d) electronic mail.  For the purposes of this Agreement, such notices shall be deemed to be given and received: (i) if by hand or by overnight courier service, upon actual receipt, (ii) if by facsimile transmission, upon receipt of machine-generated confirmation of such transmission (and provided the above-stated written confirmation is sent), (iii) if by registered or certified mail, upon the first to occur of actual receipt or the expiration of 72 hours after deposit with the U.S.  Postal Service, or (iv) if by electronic mail, when transmitted to an electronic email address (or by another means of electronic delivery); provided,  however, that notices from the Borrower Representative to the Lender shall not be effective until actually received thereby.  Notices or other communications hereunder shall be addressed: if to any Borrower or the Borrower Representative, at the address specified on the signature pages of this Agreement with respect to such Borrower or the Borrower Representative; if to the Lender, to the address specified on the signature pages of this Agreement.

16.10                 Governing Law.  This Agreement and the other Loan Documents and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Missouri (without giving effect to the conflict of laws rules thereof and except to the extent perfection of the Lender’s security interests and Liens and the effect thereof are otherwise governed pursuant to the UCC or the applicable Law of any foreign jurisdiction).

16.11                 Entire Agreement.  This Agreement and the other Loan Documents referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

16.12                 Execution in Counterparts; Execution by Facsimile.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided,  however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

16.13                 Amended and Restated Credit and Security Agreement.  This Agreement amends, renews, restates and supersedes that certain Amended and Restated Credit and Security Agreement dated October 30, 2007, by and among Mad River, SNH Development, Inc., a Missouri corporation, L.B.O. Holding, Inc., a Maine corporation, Mount Snow, Ltd., a Vermont corporation, Peak Resorts, Hidden Valley Golf and Ski, Inc., a Missouri corporation, Snow Creek, Inc., a Missouri corporation, Paoli Peaks, Inc., a Missouri corporation, Deltrecs, Inc., an Ohio corporation, Brandywine, Boston Mills and JFBB (the “Existing Credit Agreement”).

16.14                 Designation of Lead Lender. The Mount Snow Lender hereby appoints and authorizes the EPT Ski Lender to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Lender by the terms hereof, together with such powers as are reasonably incidental thereto.  The Borrowers (including Mount Snow) acknowledge and consent to such delegation of authority to the EPT Ski Lender and agree that any notice given or action taken by the EPT Ski Lender in connection with the Mount Snow Note shall be deemed notice given or action taken by the Mount Snow Lender. Payments under the Mount Snow Note shall continue to be made to the Mount Snow Lender in accordance with the terms of the Mount Snow Note.

Section 17                   WAIVER OF JURY TRIAL.  BORROWERS WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS AGREEMENT OR UNDER ANY OTHER LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION HEREWITH OR (II) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 18                   THE FOLLOWING NOTICE IS PROVIDED PURSUANT TO SECTION 432.047, R.S.MO.  AS USED IN THIS PARAGRAPH, “CREDITOR” MEANS LENDER, AND “THIS WRITING” MEANS THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS:  ORAL OR UNEXECUTED AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE LOAN AGREEMENT. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Section 19

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR FEDERAL COURT OF THE UNITED STATES SITTING IN JACKSON COUNTY, MISSOURI, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH MISSOURI STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO,

ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT IN ANY OHIO STATE OR FEDERAL COURT SITTING IN MISSOURI.  EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  THE PARTIES CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

BORROWERS:

PEAK RESORTS, INC.		JFBB SKI AREAS, INC.

By:	/s/ Stephen J. Mueller	By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President		Stephen J. Mueller, Vice President

BOSTON MILLS SKI RESORT, INC.		BRANDYWINE SKI RESORT, INC.

By:	/s/ Stephen J. Mueller	By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President		Stephen J. Mueller, Vice President

DELTRECS, INC.		MOUNT SNOW, LTD.

By:	/s/ Stephen J. Mueller	By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President		Stephen J. Mueller, Vice President

SYCAMORE LAKE, INC.

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

Borrowers’ Address for Notices:

c/o Peak Resorts, Inc. as Borrower

Representative 17409 Hidden Valley Drive

Eureka, MO 63025

Attn: Stephen J. Mueller

Telecopy: (636) 938-6936

E-mail: smueller@skihv.com

S-1

LENDER:

EPT SKI PROPERTIES, INC.		EPT MOUNT SNOW, INC.

By:	/s/ Gregory K. Silvers	By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice President		Gregory K. Silvers, Vice President

Lender’s Address for Notices and Payments:

c/o EPR Properties

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

S-2

ANNEX I

to

CREDIT AND SECURITY AGREEMENT

DEFINITIONS

As used in this Agreement and all other Loan Documents, the following Uniform Commercial Code terms shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) ascribed to such terms in the UCC: “Account”,  “Account Debtor”,  “Certificated Security”,  “Chattel Paper”,  “Deposit Account”,  “Document”,  “Commodity Account”,  “Commodity Contract”,  “Commodity Customer”,  “Commodity Intermediary”,  “Control”,  “Entitlement Holder”,  “Entitlement Order”,  “Equipment”,  “Financial Asset”,  “Fixture”,  “General Intangible”,  “Instrument”,  “Inventory”,  “Issuer”,  “Investment Property”,  “Record”,  “Proceeds”,  “Sale”,  “Secured Party”,  “Securities Account”,  “Securities Act”,  “Securities Intermediary”,  “Security”,  “Security Agreement”,  “Security Certificate”,  “Security Entitlement”,  “Security Interest”, and “Uncertificated Security”.

As used in this Agreement and all other Loan Documents, the following terms shall have the meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined) set forth below:

“Accumulated Funding Deficiency” has the meaning ascribed thereto in Section 302(a)(2) of ERISA.

“Additional Pledged Collateral” means all shares of, limited and/or general partnership interest in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the Closing Date of this Agreement, as a result of any occurrence, becomes a Subsidiary of any Borrower, or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Borrower after the Closing Date; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Borrower in respect of any of the foregoing; all additional Indebtedness from time to time owed to any Borrower by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.  Additional Pledged Collateral may be General Intangibles or Investment Property.

“Affiliate” means, with respect to a specified Person, any other Person: (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such Person (“control” meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise), (b) which beneficially owns or holds with power to vote ten percent (10%) or more of any class of the Voting Stock or similar interest of such Person, (c) ten percent (10%) or more of the Voting Stock or similar

Annex II - 1

interest of which other Person is beneficially owned or held by such Person, or (d) who is an executive officer or director of such Person or of such other Person.

“Agreement” means this Master Credit and Security Agreement and any amendment, supplement or modification, if any, to this Master Credit and Security Agreement.

“Annual Additional Payment” shall have the meaning given in Section 6.3 hereof.

“Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Base Gross Assets” means the quotient of the Consolidated EBITDAR of Borrowers and their consolidated Subsidiaries for the 12 month period prior to the Effective Date, divided by 12.5%.

“Blocked Person” shall have the meaning assigned to such term in Section 10.20 hereof.

“Borrower Guaranteed Obligations” has the meaning set forth in Section 14.1.

“Borrower Guarantor” means any Borrower with respect to the Obligations owing to the Lender by the other Borrowers.

“Borrower Guaranty” means the joint and several obligation of each Borrower Guarantor to pay the Obligations of the other Borrowers pursuant to Section 14 of this Agreement.

“Borrower Representative” means Peak Resorts.

“Borrowers” means, collectively, Peak Resorts, Deltrecs, JFBB, Mount Snow, Sycamore Lake, Brandywine, Boston Mills and each Additional Borrower, and “Borrower” means each of the foregoing Borrowers, individually.

“Boston Mills” means Boston Mills Ski Resort, Inc., an Ohio corporation.

“Brandywine” means Brandywine Ski Resort, Inc., an Ohio corporation.

“Brandywine/Boston Mills Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $23,293,296.00 from Peak Resorts, Deltrecs, Brandywine, and Boston Mills, as co-borrowers, to the EPT Ski Lender, and all amendments, restatements, modifications and replacements thereof.

“Business Day” means a day of the year on which the Lender is not required or authorized to close in the city in which the applicable Payment Office of the Lender is located.

Annex II - 2

“Capitalized Leases” means, in respect of any Person, any lease of property imposing obligations on such Person, as lessee of such property, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Cash Collateral Account” has the meaning specified in Section 5.3 of this Agreement.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq.

“Change of Control” means an event or series of events (occurring for whatever reason) following which:

(a)                                 within two (2) years after the Effective Date, so long as the Key Shareholders are employed by any Borrower in any capacity, the Key Shareholders shall cease to directly or indirectly, own beneficially and control less than 50% of the outstanding shares of Voting Stock of Peak Resorts that they own as of the Effective Date; or

(b)                                 Peak Resorts shall, directly or indirectly, own beneficially and control less than all of the outstanding shares of Voting Stock of the other Borrowers.

“Charter Documents” means, as to any Person (other than a natural person), the charter, certificate or articles of incorporation, by-laws, regulations, general or limited partnership agreement, certificate of limited partnership, certificate of formation, operating agreement, or other similar organizational or governing documents of such Person.

“Closing Date” means the date and the time as of which the Loans are advanced under this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets of the Borrowers, consisting of both real property and personal property, in which a security interest or Lien is granted to the Lender pursuant to Section 8.1 hereof or any other Loan Document to secure repayment of the Obligations and all other property of the Borrowers in which a Lien is granted to the Lender to secure repayment of the Obligations, including the Properties.

“Collections” means all payments to a Person from Account Debtors in respect of Accounts, Chattel Paper, and General Intangibles owing to such Person.

“Consolidated Amortization Expense” means, with respect to a Person, for any period, all amortization expenses with respect to the General Intangibles of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” means, with respect to a Person, for any period, all depreciation expenses of such Person and its consolidated Subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

Annex II - 3

“Consolidated EBIT” means, with respect to a Person, for any period, (a) Consolidated Net Income of such Person and its consolidated Subsidiaries for such period; plus (b) the sum (without duplication) of the amounts taken into account for such period in determining such Consolidated Net Income of (i) Consolidated Interest Expense of such Person and its consolidated Subsidiaries for such period, (ii) Consolidated Income Tax Expense of such Person and its consolidated Subsidiaries for such period, (iii) amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries for such period, and (iv) extraordinary and other non-recurring non-cash losses and charges for such period; less (c) (A) net gains on sales of assets (other than sales of Inventory in the ordinary course of business of such Person or its consolidated Subsidiaries) and (B) other extraordinary gains and other non-recurring non-cash gains; all as determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, with respect to a Person, for any period, (a) Consolidated EBIT of such Person and its consolidated Subsidiaries for such period; plus (b) the sum (without duplication) of the amounts taken into account for such period in determining such Consolidated EBIT of (i) Consolidated Depreciation Expense of such Person and its consolidated Subsidiaries for such period and (ii) Consolidated Amortization Expense with respect to of such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDAR” means, with respect to a Person, for any period, (a) Consolidated EBITA of such Person and its consolidated Subsidiaries for such period; plus (b) the amount taken into account for such period in determining such Consolidated EBITA for rent expense with respect to such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to a Person, for any Testing Period, the ratio of: (a) the sum of, without duplication, for such Testing Period, (i) the Consolidated EBITDA of such Person and its consolidated Subsidiaries, plus (ii) lease payments by the Borrowers under the Mad River Lease, and (b) the sum of, without duplication, for such Testing Period, (i) the Consolidated Interest Expense of such Person and its consolidated Subsidiaries, plus (ii) all scheduled principal payments (excluding any mandatory prepayments of Indebtedness) of such Person and its consolidated Subsidiaries made during such Testing Period on Indebtedness for Borrowed Money, as determined on a consolidated basis in accordance with GAAP, plus (iii) payments under Capitalized Leases, plus (iv) Capital Expenditures not funded by a Loan, plus (v) Distributions paid in cash, plus (vi) Consolidated Income Tax Expense.

“Consolidated Income Tax Expense” means, with respect to a Person, for any period, all taxes (based on the net income of such Person and its consolidated Subsidiaries) paid in cash or accrued during such period (including, without limitation, any penalties and interest with respect thereto and net of any tax refunds received during such period), all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to a Person, for any period, (a) the amount of interest expense of such Person and its consolidated Subsidiaries during such period paid in cash or accrued during such period, all as determined on a consolidated basis in

Annex II - 4

accordance with GAAP, plus (b) the interest payment portion of any Capitalized Lease rental payment of such Person and its consolidated Subsidiaries paid in cash or accrued during such period, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to a Person, for any period, the net income (or loss) of such Person and its consolidated Subsidiaries for such period (after taxes and extraordinary items) taken as a single accounting period determined on a consolidated basis in conformity with GAAP; provided, however, that there shall be excluded from Consolidated Net Income of the Borrower and its consolidated Subsidiaries: (i) the income, (or loss) of any entity (other than the consolidated Subsidiaries of the Borrower) in which the Borrower or any such consolidated Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its consolidated Subsidiaries during such period, and (ii) the income of any Subsidiary of the Borrower or any of its consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

“Control Election” has the meaning specified in Section 5.3 of this Agreement.

“Debt Service Reserve Agreement” means that certain Master Debt Service Reserve and Security Agreement of even date herewith among Borrowers and Lender.

“Default under ERISA” means: (a) the occurrence or existence of a material Accumulated Funding Deficiency in respect of any Employee Benefit Plan within the scope of Section 302(a) of ERlSA, or (b) any failure by any Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4001 of ERlSA in respect of any Employee Benefit Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERlSA in respect of any Employee Benefit Plan, or (d) the occurrence or existence of any material breach of any other law or regulation in respect of any such Employee Benefit Plan, or (e) the institution or existence of any action for the forcible termination of any such Employee Benefit Plan which is within the scope of Section 4001(a)(3) or (15) of ERlSA.

“Deltrecs” means Deltrecs, Inc., an Ohio corporation.

“Disclosure Schedule” means the schedule which is attached hereto as Annex II and is incorporated into this Agreement, as the same may amended from time to time with the consent of the Lender to the extent permitted by Section 16.1.

“Distribution” means a payment made, liability incurred or other consideration (other than any stock dividend or stock split payable solely in capital stock of the Borrower) given by a Borrower for the purchase, acquisition, redemption or retirement of any capital stock (whether added to treasury or otherwise) of such Borrower or as a dividend, return of capital or other distribution in respect of the capital stock of such Borrower.

“Dollars” and the sign “$” each means lawful money of the United States.

Annex II - 5

“Domestic Subsidiary” means any Subsidiary of Peak Resorts organized under the laws of any state of the United States or the District of Columbia.

“EB-5 Indebtedness” means Indebtedness incurred by a Person for the development of real property owned by such Person or its Subsidiaries under the EB-5 immigrant investor program administered pursuant to the United States Immigration Act of 1990.

“Effective Date” has the meaning specified in Section 16.2 of this Agreement.

“Employee Benefit Plan” means an “employee benefit plan” as defined in Section 3 of ERISA of any Borrower or any of its ERISA Affiliates or any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA or any “pension plan” as defined in Section 3(2) of ERISA or any “welfare plan” as defined in Section 3(1) of ERISA.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, complaints, liens, notices of non-compliance, investigations, proceedings alleging non-compliance with or liabilities under any Environmental Law or any Environmental Permit, instituted by any Person, including, without limitation, (a) by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law or (b) by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health or the environment.

“Environmental Laws” means any applicable federal, state or local law, regulation, ordinance, or order pertaining to the protection of the environment, including (but not limited to) applicable provision of CERCLA, RCRA, the Hazardous Materials Transportation Act, 49 USC §§ 1801 et seq., the Federal Water Pollution Control Act (33 USC §§ 1251 et seq.), the Toxic Substances Control Act (15 USC §§ 2601 et seq.) and the Occupational Safety and Health Act (29 USC §§ 651 et seq.), and all similar state, regional or local laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future laws, treaties, regulations, statutes or ordinances, common law, civil laws, or any case precedents, rulings, requirements, directives or requests having the force of law of any foreign or domestic governmental authority, agency and which govern: (a) the existence, cleanup and/or remedy of contamination on property; (b) the emission or discharge of Hazardous Materials into the environment; (c) the control of hazardous wastes; (d) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (e) the maintenance and development of wetlands.

“Environmental Permits” means all permits, approvals, certificates, notifications, identification numbers, licenses and other authorizations required under any applicable Environmental Laws or necessary for the conduct of business.

“EPT Ski Lender” means EPT Ski Properties, Inc., a Delaware corporation, which is the Lender under the Brandywine/Boston Mills Note, the JFBB Note, and the Sycamore Note.

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“ERISA” means the Employee Retirement Income Security Act of 1974 (public Law 93-406), as amended, and in the event of any amendment affecting any Section thereof referred to in this Agreement, that reference shall be a reference to that Section as amended, supplemented, replaced or otherwise modified.

“ERISA Affiliate” means, with respect to any Person, any other Person that is under common control with such Person within the meaning of Section 4001(a)(l4) of ERISA, or is a member of a group which includes such Person and which is treated as a single employer under Sections 414(b) or (c) of the Code. In addition, for provisions of this Agreement that relate to Section 412 of the Code, the term “ERISA Affiliate” of any Person shall mean any other Person aggregated with such Person under Sections 414(b), (c), (m) or (o) of the Code.

“ERISA Regulator” means any governmental agency (such as the Department of Labor, the IRS and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Employee Benefit Plan.

“Event of Default” has the meaning specified in Section 12 of this Agreement.

“Excluded Indebtedness” means any Indebtedness of a Peak Resorts Subsidiary with respect to which each of the following conditions is satisfied: (a) the assets of such Subsidiary are not a part of the Collateral, (b) the Indebtedness of such Subsidiary is non-recourse to any Borrower (other than certain recourse carve-outs for fraud, waste and similar “bad-boy” actions), and (c) Peak Resorts and Lender shall have received a non-consolidation opinion with respect to such Subsidiary from legal counsel and in form approved by Lender in Lender’s reasonable discretion, that if such Subsidiary were to become insolvent, neither the Borrowers, nor any of Borrowers’ other Subsidiaries or their assets or liabilities, would be substantively consolidated with those of such Subsidiary.

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing effective September 24, 2001, as the same has been or hereafter may be renewed, extended, amended or replaced.

“Existing Credit Agreement” shall have the meaning given in Section 16.13

“Financial Impairment” means, in respect of a Person, the distressed economic condition of such Person manifested by anyone or more of the following events:

(a)                                 the discontinuation of the business of such Person;

(b)                                 such Person generally ceases or is generally unable or admits in writing its inability, generally, to make timely payment upon such Person’s debts, obligations, or liabilities as they mature or come due;

(c)                                  the assignment by such Person for the benefit of creditors;

(d)                                 the voluntary institution by such Person of, or the consent granted by such Person to the involuntary institution of (whether by petition, complaint, application, default, answer (including, without limitation, an answer or any other permissible or required responsive

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pleading admitting: (i) the jurisdiction of the forum or (ii) any material allegations of the petition, complaint, application, or other writing to which such answer serves as a responsive pleading thereto), or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar proceeding pursuant to or purporting to be pursuant to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, trusteeship, or similar law of any jurisdiction;

(e)                                  the voluntary application by such Person for or consent granted by such Person to the involuntary appointment of any receiver, trustee, or similar officer (i) for such Person or (ii) of or for all or any substantial part of such Person’s property; or

(f)                                   the commencement or filing against such Person, without such Person’s application, approval or consent, of an involuntary proceeding or an involuntary petition seeking: (a) liquidation, reorganization or other relief in respect of such Person, its debts or all or a substantial part of its assets under any federal, state or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, and, in any such case, either (i) such proceeding or petition shall continue undismissed for thirty (30) days or (ii) an order or decree approving or ordering any of the foregoing shall be entered; or

(g)                                  in the case of such Person which is an Account obligor, any judgment, writ, warrant of attachment, execution, or similar process is issued or levied against all or any substantial part of such Person’s property and such judgment, writ, warrant of attachment, execution, or similar process is not released, vacated, or fully bonded within thirty (30) days after it is issued, levied or rendered.

“Financial Projections” has the meaning specified in Section 10.14 of this Agreement.

“Fiscal Quarter” means any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of a Person.

“Fiscal Year” means a Person’s regular annual accounting period for federal income tax purposes.

“GAAP” means generally accepted accounting principles, consistently applied; provided, however, if there shall occur any change in accounting principals from GAAP as in effect on the Closing Date, then the Borrowers and the Lender shall make adjustments to such financial covenants as are determined in good faith to be appropriate to reflect such changes so that the criteria for evaluating the financial condition and operations of the Borrowers shall be the same after such changes as if such changes had not been made.

“Gross Assets” means the greater of (a) the Base Gross Assets, or (b) the quotient of the Consolidated EBITDAR of Borrowers and their consolidated Subsidiaries for the 12 month period prior to the date of determination, divided by 12.5%, plus the Mount Snow Development Land Value, plus the value of any permanent real property improvements performed on the

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Mount Snow Development Land by Mount Snow or its consolidated Subsidiaries, based on the dollar amount actually invested in such improvements by Mount Snow or its consolidated Subsidiaries, plus any acquired assets, based on the dollar amount actually invested, in any Person until such time as Peak has owned and recorded earning of the acquired asset for a full fiscal year in its consolidated financial statements.

“Gross Receipts” shall have the meaning given in Section 6.5 of this Agreement.

“Guarantor” shall mean collectively, (a) Peak Resorts, Mad River, SNH Development, Inc., Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc., L.B.O. Holding, Inc., Mount Snow, Deltrecs, Brandywine, Boston Mills, JFBB, (b) all other current Subsidiaries of Peak Resorts other than the Liquor Subsidiaries and those Subsidiaries of Mount Snow that were formed for the sole purpose of incurring EB-5 Indebtedness, and (c) subject to Section11.3(n), all future Subsidiaries of Peak Resorts and its successors in interest.

“Guaranty” shall mean that certain Guaranty of even date herewith to be executed by the Guarantors in favor of Lender, guarantying payment of the Loans and performance of all the Obligations.

“Guaranty Obligations” means, with respect to any Person, without duplication, any obligation of such Person guaranteeing any Indebtedness (“Primary Indebtedness”) of any other Person (the ‘primary obligor’) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether contingent or not contingent, (a) to purchase any such Primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Indebtedness of the ability of the primary obligor to make payment of such Primary Indebtedness, or (d) otherwise to assure or hold harmless the owner of such Primary Indebtedness against loss in respect thereof; provided, however, that the term “Guaranty Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Material” means and includes: (a) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (b) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, or (c) any hazardous or toxic waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called “Superfund” or “Superlien” law, or any other applicable Environmental Laws.

“Improvements” shall have the meaning given in Section 10.24 of this Agreement.

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“Indebtedness” means, with respect to any Person, without duplication, (a) Indebtedness for Borrowed Money (including EB-5 Indebtedness), (b) obligations to pay the deferred purchase price of property or services (other than accrued liabilities incurred in the ordinary course of business), (c) Capital Expenditures or other obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations of such Person as an account party in respect of letters of credit or banker’s acceptances, (e) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (f) obligations secured by any Lien on the properties or assets of the Person, (g) Guaranty Obligations of such Person in respect of currency or interest rate swap or comparable transactions, (h) long-term operating lease obligations, and (i) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.  Notwithstanding the foregoing, Excluded Indebtedness of a Peak Resorts Subsidiary shall not be included as part of the Indebtedness of Peak Resorts or the other Borrowers.

“Indebtedness for Borrowed Money” means, with respect to any Person, without duplication, all obligations of such Person for money borrowed including, without limitation, all notes payable, drafts accepted representing extensions of credit, obligations evidenced by bonds, debentures, notes or other similar instruments, and obligations upon which interest charges are customarily paid or discounted, and all Guaranties of such obligations.

“Intellectual Property” means all inventions, designs, patents, and applications therefor, trademarks, service marks, trade names, and registrations and applications therefor, copyrights, any registrations therefor, and any licenses thereof, whether now owned or existing or hereafter arising or acquired.

“IRS” means the Internal Revenue Service of the United States.

“Jack Frost & Big Boulder Properties” shall mean the property covered by the JFBB Mortgages described in Section 3.1(b) of this Agreement.

“JFBB” means JFBB Ski Areas, Inc., a Missouri corporation.

“JFBB Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $14,268,496.00 from Peak Resorts and JFBB, as co-borrowers, to the EPT Ski Lender, and all amendments, restatements, modifications and replacements thereof.

“Key Shareholders” shall mean Timothy D. Boyd, Richard Deutsch and Stephen J. Mueller, any trust created or controlled by such individuals, the spouse or children of such individuals, and any trust created or controlled by any such spouse or child.

“Law” means any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

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“Lender” means, collectively, the EPT Ski Lender and the Mount Snow Lender, and each of them individually, as the context may require.

“Leverage Ratio” means, on any date, the ratio (expressed as a percentage) of (1) Indebtedness on such date, to (2) Gross Assets for the four fiscal quarters ending on such date.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, mortgage lien, right of way or other encumbrance on title to real property.

“Liquor Subsidiaries” means JFBB LQ, Inc., a Pennsylvania corporation, BBJF LQ, Inc., a Pennsylvania corporation, or Boulder View Tavern, Inc., a Pennsylvania corporation, and any other Subsidiary of Peak Resorts formed under the laws of the State of Pennsylvania for the sole purpose of holding liquor licenses.

“LLC” means each limited liability company in which any Borrower has an interest, including those set forth on Item 9.9 of the Disclosure Schedule.

“LLC Agreement” means each operating agreement governing an LLC, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

“Loans” means, collectively, the following loans: (a) term loan in the amount of [$23,293,296.00] from Lender to Peak Resorts, Brandywine, and Boston Mills, as co-borrowers, evidenced by the Boston Mills/Brandywine Note; (b) term loan in the amount of [$14,268,496.00] from Lender to Peak Resorts and JFBB, as co-borrowers, evidenced by the JFBB Note; (c) term loan in the amount of [$51,050,000.00] from Lender to Peak Resorts and Mount Snow, as co-borrowers, evidenced by the Mount Snow Note; and (d) term loan in the amount of [$4,550,000.00] from Lender to Peak Resorts and Sycamore Lake, as co-borrowers, evidenced by the Sycamore Note.

“Loan Account” has the meaning set forth in Section 4.1 of this Agreement.

“Loan Documents” means this Agreement, any note, mortgage, deed of trust, security agreement, pledge, guaranty or other lien instrument, any fee letter, reimbursement agreement, financial statement, audit report, environmental audit, notice, request of loan, cash management agreement, officer’s certificate or other writing of any kind which is now or hereafter required to be delivered by or on behalf of a Borrower to Lender (or any of its respective Affiliates) in connection with this Agreement, including, without limitation, the Notes and all other documents set forth in Section 3.

“Loan Year” shall have the meaning given in Section 6.3 of this Agreement.

“Lockbox” means any post office box rented by and in the name of a Borrower and as to which, after the Lender’s Control Election during an Event of Default which is continuing, as to which the Lender has exclusive access pursuant to the requirements of this Agreement.

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“Mad River” means Mad River Mountain, Inc., a Missouri corporation, and a Subsidiary of Peak Resorts.

“Mad River Lease” means the Lease Agreement, dated as of November 17, 2005, by and between EPT Mad River, Inc., a Missouri corporation and Mad River, as amended by that certain First Amendment to Lease Agreement dated June 30, 2006 and as further modified by that certain Second Amendment to Lease Agreement of even date herewith.

“Material Adverse Effect” means: (a) a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of any Borrower, or a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Borrowers taken as a whole, (b) an impairment of a material portion of the Collateral, (c) a material impairment of any Borrower’s ability to perform in any respect its obligations under the Loan Documents or to repay the Obligations, (d) a material impairment to the Lender’s security interest and Lien on the Collateral or the priority thereof, or (e) a material adverse effect on the legality, validity or enforceability of this Agreement, the other Loan Documents or any Lien created hereby or thereby. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

“Material Business Agreement” means each agreement or contract (not including Material License Agreements) of any Borrower or any Subsidiary thereof (other than any agreement that by its terms may be terminated upon sixty (60) days notice or less by such Borrower or such Subsidiary) which: (a) involves consideration to such Person of Two Hundred Thousand Dollars ($200,000) or more in any year, (b) involves consideration by such Person of Two Hundred Thousand Dollars ($200,000) or more in any year, (c) imposes financial obligations on such Person of Two Hundred Thousand Dollars ($200,000) or more in any year, (d) involves such Borrower’s leasing as lessee any real property under any operating or Capitalized Lease, or (e) the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material License Agreement” means each license agreement of any Borrower in respect of Third Party Intellectual Property set forth on the Disclosure Schedule as being a license agreement the termination of which could reasonably be expected to result in a Material Adverse Effect.

“Material Recovery Deferred Amount” means, with respect to any Net Proceeds of any Material Recovery Event, the portion of such Net Proceeds intended to be used to rebuild or restore the affected property or to acquire replacement assets useful in the business of any Borrower and any of its Subsidiaries, as set forth in the applicable Material Recovery Notice, minus the amount of such Net Proceeds used or committed to be used therefor pursuant to a contractual obligation entered into prior to the Material Recovery Prepayment Date; provided that such amount shall not exceed $100,000 for any single Material Recovery Event or $500,000 in the aggregate in any calendar year.

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“Material Recovery Event” means (i) any casualty loss in respect of assets of any Borrower covered by casualty insurance, (ii) any compulsory transfer or taking under threat of compulsory transfer of any asset of any Borrower by any agency, department, authority, commission, board, instrumentality or political subdivision of the United States, any state or municipal government and (iii) any recovery in good funds by such Borrower by reason of a nonappealable judgment against any other Person to the full extent thereof.

“Material Recovery Notice” has the meaning set forth in Section 9.10 of this Agreement.

“Material Recovery Prepayment Date” means, with respect to any Net Proceeds of any Material Recovery Event, the earlier of (a) the date occurring one hundred eighty (180) days after such Material Recovery Event and (b) the date that is five (5) Business Days after the date on which the Borrower Representative shall have notified the Lender of the applicable Borrower’s determination not to rebuild or restore the affected property or to acquire replacement assets useful in the business or such Borrower or any of its Subsidiaries with all or any portion of the relevant Material Recovery Deferred Amount for such Net Proceeds.

“Maximum Lawful Rate” has the meaning specified in Section 16.6 of this Agreement.

“Mount Snow” means Mount Snow, Ltd., a Vermont corporation.

“Mount Snow Development Land Value” means the appraised value of the Development Land (as defined in the Post-Closing Agreement) as approved by Lender in accordance with the Development Land release process contemplated in the Post-Closing Agreement.

“Mount Snow Lender” means EPT Mount Snow, Inc., a Delaware corporation, which is the Lender under the Mount Snow Note.

“Mount Snow Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $51,050,000.00 from Peak Resorts and Mount Snow, as co-borrowers, to the Mount Snow Lender, and all amendments, restatements, modifications and replacements thereof.

“Multi-employer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as such term is defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means: (i) the cash proceeds (including cash proceeds subsequently received in respect of non-cash consideration initially received) from any sale, lease, transfer or other disposition of any Collateral of any Borrower to a Person (other than Collections in respect of Accounts) received by such Borrower, including, without limitation, cash payments in respect of Inventory sales, payments in respect to other dispositions of Collateral (other than the sale of Inventory in the ordinary course of business to the extent giving rise to Accounts) (net in each case of (x) selling expenses, including without limitation any reasonable broker’s fees or commissions and sales, transfer and similar taxes and (y) the repayment of any Indebtedness secured by a purchase money Lien on such assets that is permitted under this Agreement),

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insurance proceeds, condemnation awards and tax refunds, and (ii) the cash proceeds from any Material Recovery Event.

“Notes” means, collectively, the Brandywine/Boston Mills Note, the JFBB Note, the Mount Snow Note, and the Sycamore Note; and “Note” means each of the foregoing Notes.

“Obligations” means the present and future obligations of the Borrowers to the Lender and its Affiliates under this Agreement or any other Loan Document including without limitation (a) the outstanding principal and accrued interest (including interest accruing after a petition for relief under the federal bankruptcy laws has been filed) in respect of the Loans advanced to the Borrowers by the Lender; (b) all fees owing to the Lender under this Agreement and the other Loan Documents, (c) any costs and expenses reimbursable to the Lender pursuant to this Agreement, and (d) Taxes, Other Taxes, compensation, indemnification obligations or other amounts owing by the Borrowers to the Lender under this Agreement, the Notes or any Loan Document.

“Option Agreement” means that certain Option Agreement of even date herewith by and among Brandywine, Boston Mills, JFBB and Sycamore Lake, collectively as seller, and EPT Ski Lender, as Purchaser.

“Other Taxes” has the meaning specified in Section 15.4(b) of this Agreement.

“Partnership” means each partnership in which any Borrower has an interest.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

“Payment Office” means, with respect to the Lender, such office of the Lender specified as its “payment office” under its name on the signature pages hereto, or such other office as the Lender may from time to time specify in writing to the Borrower Representative and the Lender as the office to which payments are to be made by the Borrowers or funds are to be-made accessible to the Lender by the Lender, as the case may be.

“PBGC” means the Pension Benefit Guaranty Corporation or any other governmental authority succeeding to any of its functions.

“Peak Resorts” means Peak Resorts, Inc., a Missouri corporation.

“Percentage Rate” shall have the meaning given in Section 6.3 of this Agreement.

“Permitted Exceptions” shall have the meaning given in Section 10.24 of this Agreement.

“Person” means an individual, partnership, limited partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

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“Pledged Collateral” means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of the Borrowers all certificates or other instruments representing any of the foregoing, all Security Entitlements of the Borrowers in respect of any of the foregoing, all dividends, interest distributions, cash, warrants, rights, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.  Pledged Collateral may be General Intangibles or Investment Property.

“Pledged LLC Interests” means all of each Borrower’s right, title and interest as a member of any LLCs and all of such Borrower’s right, title and interest in, to and under any LLC Agreement to which it is a party.

“Pledged Notes” means all right, title and interest of each Borrower in the Instruments evidencing all Indebtedness owed to such Borrower, issued by the obligors named therein, and all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

“Pledged Partnership Interests” shall mean all of each Borrower’s right, title and interest as a limited and/or general partner in all Partnerships and all of each Borrower’s right, title and interest in, to and under any Partnership Agreements to which it is a party.

“Pledged Stock” means the shares of capital stock owned by each Borrower; provided,  however, that with respect to a Subsidiary that is not a Domestic Subsidiary only outstanding capital stock possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder; provided, further that “Pledged Stock” shall not include the shares of the Liquor Subsidiaries.

“Polluting Substance” means all pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in CERCLA, the Superfund Amendments and Reauthorization Act of 1986, RCRA, the Hazardous and Solid Waste Amendments of 1984 and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided further, to the extent that the applicable laws of any state establish a meaning for “hazardous substance,” “hazardous waste,” “hazardous material,” “solid waste” or “toxic substance” that is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

“Post-Closing Agreement” means that certain Post Closing Agreement of even date herewith among Peak Resorts, Mount Snow, and the Mount Snow Lender.

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“Potential Default” means an event, condition or thing which with the lapse of any applicable grace period or with the giving of notice or both would constitute, an Event of Default referred to in Section 12 of this Agreement and which has not been appropriately waived in writing in accordance with this Agreement or fully corrected, prior to becoming an actual Event of Default.

“Products” means property directly or indirectly resulting from any manufacturing, processing, assembling or commingling of any Inventory.

“Properties” means any and all property owned or leased by any Borrower.

“RCRA” means the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.

“Released Properties” shall mean, collectively and individually, the properties commonly referred to by Borrowers and Lender as “Crotched Mountain”,  “Hidden Valley”,  “Snow Creek”,  “Paoli Peaks”, and “Mount Attitash”, each of which are owned by a Guarantor as of the Effective Date.

“Remittances” means all payments in respect of Net Proceeds.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA excluding those events for which the requirement of notice has been waived by the PBGC.

“Responsible Officer” means, with respect to a Person, the President, Chief Executive Officer or Chief Financial Officer of such Person.

“Restrictive Agreements” shall have the meaning given in Section 10.24 of this Agreement.

“Right of First Refusal” means that certain Right of First Refusal for Financing Agreement of even date herewith among the Guarantors and Lender whereby Guarantors grant Lender the first right of refusal on all new secured financing and sale leaseback transactions.

“Solvent” means, with respect to any Person, as of any date of determination, that: (a) the fair value of the assets of the Person as of such date is greater than the total amount of the liabilities of the Person, (b) the present fair salable value of the assets of the Person as of such date is not less than the amount that will be required to pay the probable liabilities of the Person on its debts as they become absolute and matured, (c) the Person is able to pay all liabilities of the Person as those liabilities mature, and (d) the Person does not have unreasonably small amount of capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The determination of whether a Person is Solvent shall take into account all such Person’s assets and liabilities regardless of whether, or the amount at which, any such asset or liability is included on a balance sheet of such Person prepared in accordance with GAAP, including assets such as contingent contribution or subrogation rights, business prospects, distribution channels and goodwill. In computing the amount of contingent or unrealized assets or contingent or unliquidated liabilities at any time, such assets and liabilities will be computed at the amounts which, in light of all the facts and circumstances existing at

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such time, represent the amount that reasonably can be expected to become realized assets or matured liabilities, as the case may be. In computing the amount that would be required to pay a Person’s probable liability on its existing debts as they become absolute and matured, reasonable valuation techniques, including a present value analysis, shall be applied using such rates over such periods as are appropriate under the circumstances, and it is understood that, in appropriate circumstances, the present value of contingent liabilities may be zero.

“Subordinated Indebtedness” means (x) all Indebtedness of any Borrower, or any of its Subsidiaries, now or hereafter existing, and (y) any monetary obligations of any Borrower or any of its Subsidiaries in connection with any repurchase or redemption of preferred membership units, equity securities or warrants of such Borrower or any Subsidiary, in each case, (A) that is consented to in writing by the Lender, in its sole discretion, and (B) that is expressly subordinated and made junior to, pursuant to the terms of a written subordination agreement to which the Lender is a party, the payment and performance in full of the Obligations by the Borrowers.

“Subsidiary” means, in respect of a corporate Person, a corporation or other business entity the shares constituting a majority of the outstanding capital stock (or other form of ownership) or constituting a majority of the voting power in any election of directors (or shares constituting both majorities) of which are (or upon the exercise of any outstanding warrants, options or other rights would be) owned directly or indirectly at the time in question by such Person or another subsidiary of such Person or any combination of the foregoing.

“Sycamore Lake” means Sycamore Lake, Inc., an Ohio corporation.

“Sycamore Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $4,550,000.00 from Peak Resorts and Sycamore Lake, as co-borrowers, to the EPT Ski Lender and all amendments, restatements, modifications and replacements thereof.

“Title Policies” shall have the meaning given in Section 3.3(a) of this Agreement.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of Missouri; provided,  however, that in the event that, by reason of mandatory provisions of law, including the Missouri Uniform Commercial Code, any or all of the attachment, perfection or priority of the Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Missouri, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for the purposes of definitions related to such provisions; provided,  further, that if the UCC is amended, after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral.

“United States” and “U.S.” each means United States of America.

Annex II - 17

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voting Stock” means capital stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

“Withdrawal Liability” means (in respect of the Borrowers, their Subsidiaries and their ERISA Affiliates), at any date of determination, the amount equal to the aggregate present value (as defined in Section 3 of ERISA) at such date of the amount claimed to have been incurred as a result of a withdrawal less any portion thereof as to which any Borrower reasonably believes, after appropriate consideration of the possible adjustments arising under subtitle E of Title IV of ERISA, such Borrower, its Subsidiaries and their ERISA Affiliates will have no liability; provided,  however, that such Borrower shall obtain promptly written advice from independent actuarial consultants supporting such determination.

“Wholly-Owned Subsidiary” means, in respect of any Person, a Subsidiary of such Person in which such Person owns all of the outstanding capital stock (or other form of ownership) and controls all of the voting power in any election of directors or otherwise.

Annex II - 18

ANNEX II -  DISCLOSURE SCHEDULE

to Master Credit and Security Agreement among Peak Resorts, Inc., et al., Borrowers,

and EPT Ski Properties, Inc. and EPT Mount Snow, Inc.

Item 5.1 General Cash Management Provisions

Resort		Bank	Account Number	Address
Attitash	LBO Holdings, Inc.	Huntington Bank	01661931342	917 Euclid Ave, Cleveland, OH 44115
Attitash	LBO Holdings, Inc.	Citizens Bank	3304147529	2779 White Mountain Hwy, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Citizens Bank	330414-738-3	2779 White Mountain Hwy, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Citizens Bank	3310312099	2779 White Mountain Hwy, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Northway Bank	526630	3278 White Mountain Hwy, Rt 16, North Conway, NH 03860
Attitash	LBO Holdings, Inc.	Great Southern Sank	3908477160	PO Box 9009, Springfield, MO 65808-9009
Boston Mills - Brandywine	Boston Mills Ski	Huntington Bank	01661921336	917 Euclid Ave, Cleveland, OH 44115
Boston Mills - Brandywine	Boston Mills Ski	Great Southern Bank	3908477179	PO Box 9009, Springfield, MO 65808-9009
Boulder View Tavern		Centrue Bank	1001081287	201 East Main, Streator, IL 61364
Boulder View Tavern		Great Southern Bank	3903477284	PO Box 9009, Springfield, MO 65808-9009
Alpine Valley	Sycamore Hills	Huntington Bank	1662185605	917 Euclid Ave, Cleveland, OH 44115
Alpine Valley	Sycamore Hills	Great Southern Bank	3908477187	PO Box 9009, Springfield, MO 65808-9009
Crotched Mountain	SNH Development, Inc.	Huntington Bank	01661921307	917 Euclid Ave, Cleveland, OH 44115
Crotched Mountain	SNH Development, Inc.	People’s United Bank	4100000502	850 Main Street, Bridgeport, CT 06604
Crotched Mountain	SNH Development, Inc.	Bank of New Hampshire	2302001060	62 Pleasant St, Laconia, NH 03246
Crotched Mountain	SNH Development, Inc.	Great Southern Bank	3908477195	PO Box 9009, Springfield, MO 65808-9009
Hidden Valley	Hidden Valley Golf and Ski, Inc.	Huntington Bank	01661921310	917 Euclid Ave, Cleveland, OH 44115
Hidden Valley	Hidden Valley Golf and Ski, Inc.	Rockwood Bank	410084801	PO Box 710, Eureka, MO 63025
Hidden Valley	Hidden Valley Golf and Ski, Inc.	Great Southern Bank	3908477209	PO Box 9009, Springfield, MO 65808-9009
Jack Frost Big Boulder	JFBB Ski Areas, Inc.	Huntington Bank	01661921352917	Euclid Ave, Cleveland, OH 44116
Jack Frost Big Boulder	JFBB Ski Areas, Inc.	PNC Bank	90-1191-4669	PO Box 98, Blakeslee, PA 18610
Jack Frost Big Boulder	JFBB Ski Areas, Inc.	PNC Bank	90-1443-4329	PO Box 98, Blakeslee, PA 18610
Jack Frost Big Boulder	JFBB Ski Areas, Inc.	PNC Bank	90-1527-5796	PO Box 98, Blakeslee, PA 18610
Jack Frost Big Boulder	JFBB Ski Areas, Inc.	Great Southern Bank	3908477217	PO Box 9009, Springfield, MO 65808-9009
Mad River Mountain	Mad River Mountain, Inc.	Huntington Bank	01661921284	917 Euclid Ave, Cleveland, OH 44115
Mad River Mountain	Mad River Mountain, Inc.	Huntington Bank	01312101528	917 Euclid Ave, Cleveland, OH 44115
Mad River Mountain	Mad River Mountain, Inc.	The Union Banking Company	0-0-316601	105 E Center St, West Mansfield, OH 43358
Mad River Mountain	Mad River Mountain, Inc.	Great Southern Bank	3908477225	PO Box 9009, Springfield, MO 65808-9009
Mount Snow	Mount Snow, LTD	Chittenden Bank	21-52-0249-6	Two Burlington Square, Burlington, VT 05401
Mount Snow	Mount Snow, LTD	Chittenden Bank	21-45-5788-6	Two Burlington Square, Buriington, VT 05401
Mount Snow	Mount Snow, LTD	Chittenden Bank	700162761	Two Burlington Square, Burlington, VT 05401
Mount Snow	Mount Snow, LTD	Chittenden Bank	700172775	Two Burlington Square, Burlington, VT 05401
Mount Snow	Mount Snow, LTD	Huntington Bank	01661931339	917 Euclid Ave, Cleveland, OH 44115
Mount Snow	Mount Snow, LTD	Great Southern Bank	3908477233	PO Box 9009, Springfield, MO 65808-9009
Paoli Peaks	Paoli Peaks, Inc.	Huntington Bank	01661921297	917 Euclid Ave, Cleveland, OH 44115
Paoli Peaks	Paoli Peaks, Inc.	Old National Bank	108564724	PO Box 227, Paoli, IN 47454
Paoli Peaks	Paoli Peaks, Inc.	Old National Bank	1108964	PO Box 227, Paoli, IN 47454
Paoli Peaks	Paoli Peaks, Inc	Great Southern Bank	3908477241	PO Box 9009, Springfield, MO 65808-9009
Peak Resorts	Peak Resorts, Inc.	Huntington Bank	01661921365	917 Euclid Ave, Cleveland, OH 44115
Peak Resorts	Peak Resorts, Inc.	Huntington Bank	01669602851	917 Euclid Ave, Cleveland, OH 44115
Peak Resorts	Peak Resorts, Inc.	Huntington Bank	01662410066	917 Euclid Ave, Cleveland, OH 44115
Peak Resorts	Peak Resorts, Inc.-EPR Reserve	Citibank, N.A. Reserve	9771593818	PO Box 226526, Oallas, TX 75260
Peak Resorts	Peak Resorts, Inc	Centrue Bank	1001089694	201 East Main, Streator, IL 61364
Peak Resorts	Peak Resorts, Inc.	Great Southern Bank	5508004437	PO Box 9009, Springfield, MO 65808-9009
Peak Resorts	Peak Resorts, Inc.	Great Southern Bank	3908477152	PO Box 9009, Springfield, MO 65808-9009
Peak Resorts	Peak Resorts, Inc.	Great Southern Bank	3908477144	PO Box 9009, Springfield, MO 65808-9009
Snow Creek	Snow Creek, Inc.	Huntington Bank	01661921349	917 Euclid Ave, Cleveland, OH 44115
Snow Creek	Snow Creek, Inc.	Bank of Weston	017078	PO Box 8, Hwy 45 North, Weston, MO 64093
Snow Creek	Snow Creek, Inc.	Bank of Weston	017302	PO Box 8, Hwy 45 North, Weston, MO 64093
Snow Creek	Snow Creek, Inc.	Great Southern Bank	3908477263	PO Box 9009, Springfield, MO 65808-9009
WC Acquisition Corp	WC Acquisition Corp	Huntington Bank	01662127265	917 Euclid Ave, Cleveland, OH 44115
WC Acquisition Corp	WC Acquisition Corp	Northway Bank	5283949	3278 White Mountain Hwy, Rt 16, North Conway, NH 03860
WC Acquisition Corp	WC Acquisition Corp	Great Southern Bank	3908477276	PO Box 9009, Springfield, MO 65808-9009
Mount Snow GP Services LLC	Admin	Peoples United Bank	72-C245-89-0	850 Main Street, Bridgeport, CT 06604
Mount Snow GP Services LLC	Escrow	Peoples United Bank	75-C010-05-7	850 Main Street, Bridgeport, CT 06604
Mount Snow GP Services LLC	Interim Escrow	Peoples United Bank	75-C010-06-6	850 Main Street, Bridgeport, CT 06604

Annex II –  1

Item 9.9 Pledged stock

Subsidiary Corporation Name	Number of Shares Issued	Certificate Number	Name of Shareholder
Boston Mills Ski Resort, Inc.	400	1(a)	Deltrecs, Inc.
Brandywine Ski Resort, Inc.	100	1(a)	Deltrecs, Inc.
Deltrecs, Inc.	38,000	1(a)	Peak Resorts, Inc.
Hidden Valley Golf and Ski, Inc.	23,214	54	Peak Resorts, Inc.
Mad River Mountain, Inc.	10,001	7	Peak Resorts, Inc.
Paoli Peaks, Inc.	100	2	Peak Resorts, Inc.
S N H Development, Inc.	500	1	Peak Resorts, Inc.
Snow Creek, Inc.	30,000	3	Peak Resorts, Inc.
JFBB Ski Areas, Inc.	100	1	Peak Resorts, Inc.
L.B.O. Holding, Inc.	1000	4	Peak Resorts, Inc.
Mount Snow Ltd.	100	3	Peak Resorts, Inc.
Sycamore Lake, Inc.	125	1A	Peak Resorts, Inc.
WC Acquisition Corp.	500	1	Peak Resorts, Inc.

 Annex II –  2

Item 10.1                                           Subsidiaries

a.                                      Subsidiaries of Peak Resorts, Inc.

1.                                      Hidden Valley Gold and Ski, Inc.

2.                                      Mad River Mountain, Inc.

3.                                      Paoli Peaks, Inc.

4.                                      S N H Development, Inc.

5.                                      Snow Creek, Inc.

6.                                      Deltrecs, Inc.

7.                                      JFBB Ski Areas, Inc.

8.                                      Mount Snow Ltd.

9.                                      L.B.O. Holding, Inc.

10.                               Sycamore Lake, Inc.

11.                               WC Acquisition Corp.

12.                               Resort Holdings, LLC

13.                               Boulder View Tavern, Inc.

14.                               BLC Operators, Inc.

b.                                      Subsidiaries of Deltrecs, Inc.

1.                                      Boston Mills Ski Resort, Inc.

2.                                      Brandywine Ski Resort, Inc.

c.                                       Subsidiaries of JFBB Ski Areas, Inc.

1.                                      JFBB LQ, Inc.

2.                                      BBJF LQ, Inc.

d.                                      Subsidiaries of Mount Snow Ltd.

1.                                      Mount Snow GP Services, LLC (EB5)

2.                                      Mount Snow Develop and Build LLC (EB5)

3.                                      West Lake Water Project LLC (EB5)

4.                                      Carinthia Group I, L.P. (EB5)

5.                                      Carinthia Ski Lodge LLC (EB5)

6.                                      Carinthia Group 2 LP (EB5)

Annex II – 3

Item 10.6                                            Pending Litigation

See attached (Doc. #5746688) - Potential/Open Litigation

See attached (Doc. #5746785) – Open Non-Litigation Claims

Annex II –  4

Item 10.6 Potential/Open Litigation

PLAINTIFF	DEFENDANT	CLAIM NO.	LOSS DATE	COURT	CASE	NOTES
DEMARAIS, JAMIE LYNN	Peak	075-010557	8/4/2011	US District Court of New Hampshire	1:14-CV-00247-PB	CV - Personal Injury (Alpine Slide)

RICCO, LINDA	Big Boulder	075-010907	3/23/2013	Carbon County Common Pleas (PA)	14-0719	CV - Personal Injury (Snow Tubing)

KOVALYCSIK, KENDRA	Brandywine	075-011117	12/31/2013	Summit County Common Pleas (OH)	CV2014-06-2680	CV - Personal Injury (Slip & Fall)

GORDON, PAMELA	Jack Frost	075-010921	1/21/2013	Carbon County Common Pleas (PA)	CV 14 -001048	CV - Personal Injury (Snow Tubing)

SOMP, KATHY	Jack Frost	075-010867/00	1/21/2012	Carbon County Common Pleas (PA)	CV 13 -0653	CV - Personal Injury (MVA)

VALERO, SHARON	Mad River	075-010653	1/1/2012	Logan County Common Pleas (OH)	CV 13 - 12 0416	CV - Personal Injury (Snow Tubing)

HEALEY, CHRIS	Mt. Snow	075-010472	3/17/2011	Windham Superior Court (VT)	122-3-14Wmcv	CV - Personal Injury (Slip & Fall)

WEEKS, ET AL.	Paoli Peaks			Orange Circuit Court (IN)	59C011004-PL-167

GRAHAM	Peak Resorts			Circuit Court of St. Louis County (MO)	14SL-CC00653

HEALEY, JAMES	Mount Snow		3/17/2011	Vermont Superior Court (VT)		Slip & Fall

PARENTI, JOSEPH						Potential litigation by eliminated employee

LAFERRIERE, CAROLYN						Slip & Fall – potential litigation

CRUDO, VINCENT						Injured while mountain biking on Mount Snow – potential litigation

Item 10.6 Open Non-Litigation Claims

RESORT	CLAIM NO.	LOSS DATE	CLAIMANT	IND Reserves	Exp Reserve	TOTAL INCURRED	CATEGORY
Attitash/Bear Peak	075-011149	8/19/2013	AYOTTE, DAVID	$3,500	$2,500	$6,000	EUROBUNGY
Attitash/Bear Peak	075-011261	7/9/2014	BENGER, MATTHEW	$7,500	$4,500	$12,000	EQUESTRIAN
Attitash/Bear Peak	075-010992	7/1/2013	CORDEIRO, MARLISSA	$7,500	$5,000	$12,500	AIRBAG
Attitash/Bear Peak	075-011204	7/3/2014	JOHNSON, ALLY	$75,000	$5,000	$80,000	AIRBAG
Attitash/Bear Peak	075-010946	8/17/2013	KASINSKAS, ANGEL	$6,000	$500	$6,500	MOUNTAIN COASTER
Attitash/Bear Peak	075-011129	2/25/2014	KATIS, KELLY	$2,500	$2,500	$5,000	SKIING COLLISION WITH SNOWMAKING TOWER
Attitash/Bear Peak	075-010964	8/15/2013	PEREIRA, TRACY	$5,000	$3,000	$8,000	MOUNTAIN COASTER
Attitash/Bear Peak	075-010651/001	6/20/2012	THIBAULT, MAC	$4,500	$1,500	$6,000	ALPINE SLIDE
Attitash/Bear Peak	075-010651/002	6/20/2012	THIBAULT, PETER	$3,600	$—	$3,600	ALPINE SLIDE
Big Boulder	075-011121	2/8/2014	SALLY, CHRISTINA	$3,500	$6,500	$10,000	LIFT RELATED
Brandywine	075-011116	2/28/2014	STADTLER, RACHEL	$6,500	$2,500	$9,000	SKIING COLLISION WITH MAN-MADE OBJECT
Crotched Mountain	075-011083/002	12/11/2013	PERRY, JEANNE	$5,000	$—	$5,000	LIFT RELATED
Crotched Mountain	075-011083/001	12/11/2013	PERRY, SARAH	$6,000	$5,000	$11,000	LIFT RELATED
Hidden Valley Golf Course	075-010899	2/17/2013	CHERNETSOVA, ELENA	$6,000	$2,500	$8,500	LIFT RELATED
Hidden Valley Golf Course	075-011087	2/22/2014	HARNACKE, NOAH	$3,500	$1,500	$5,000	LIFT RELATED
Hidden Valley Golf Course	075-011274	2/15/2014	POOL, MARY	$7,500	$2,500	$10,000	SLIP & FALL
Jack Frost	075-011122	2/19/2014	JOHNSTON, TRACY	$12,500	$5,000	$17,500	SLIP & FALL
Mt. Snow	075-010977	10/14/2013	CRUDO, VINCENT	$75,000	$25,000	$100,000	MOUNTAIN BIKING
Mt. Snow	075-011192	6/13/2014	DUNCAN, MARK	$1,500	$1,000	$2,500	SLIP & FALL
Mt. Snow	075-011193	3/2/2014	HIMMELMAN, ELIZABETH	$7,500	$3,500	$11,000	LIFT RELATED
Mt. Snow	075-011240	2/20/2013	LAFERRIERE, CAROLYN	$25,000	$15,000	$40,000	SLIP & FALL
Mt. Snow	075-011118	1/1/2014	WILLIAMS, JAMES	$150,000	$—	$150,000	SKIING COLLISION WITH NATURAL OBJECT
Paoli Peaks Inc	075-010881	1/24/2013	NUNIER, BRIAN	$7,500	$1,500	$9,000	SLIP & FALL
Snow Creek	075-011110	3/1/2014	WALSH, SEAN	$8,500	$1,500	$10,000	SNOW TUBING
Alpine Valley Ski Center	075-010618	1/15/2012	POLSTER, LIA	$25,000	$1,000	$26,000	LIFT RELATED
Wildcat Ski Area Inc.	075-011102	3/6/2014	MALIA, CHASE	$7,500	$1,500	$9,000	TERRAIN PARK

Item 10.7                                            Taxes

Federal Employer Identification Number for Borrowers / Subsidiaries

Peak Resorts, Inc.	43-1793922

Deltrecs, Inc.	34-0922540
Boston Mills Ski Resort, Inc.	34-1565530
Brandywine Ski Resort, Inc.	34-1656358

Hidden Valley Golf and Ski, Inc.	43-1094257
Snow Creek, Inc.	43-1424151
Paoli Peaks, Inc.	43-1793926
Mad River Mountain, Inc.	43-1941877
S N H Development, Inc.	43-0482963

JFBB Ski Areas, Inc.	42-1682602
JFBB LQ, Inc.	20-4027768
BBJF LQ, Inc.	20-4027847

L.B.O. Holding, Inc.	01-0488967

Mount Snow Ltd.	03-0265116
Mount Snow GP Services, LLC	46-1252377
Mount Snow Develop and Build LLC	46-2027928
West Lake Water Project, LLC	46-1428792
Carinthia Group I, LP	80-0868690
Carinthia Ski Lodge, LLC	46-1436996
Carinthia Group 2 LP	46-5081430

WC Acquisition Corp.	27-3541785
Boulder View Tavern, Inc.	26-3630101
Resort Holdings, LLC	20-5068062
BLC Operators, Inc.	46-3203689
Sycamore Lake, Inc.	34-0924214

Annex II –  5

Item 10.8                                            Consents, Approvals

NONE

Annex II –  6

Item 10.10                                     Environmental Compliance

NONE

Annex II –  7

Item 10.12

Peak Resorts, Inc. 401(k) Plan

Annex II –  8

Item 10.13                                     Agreements; Adverse Obligations; Labor Disputes

1.                                                           Lease Agreement, dated as of November 17, 2005, between Mad River Mountain, Inc., as Tenant, and EPT Mad River, Inc., as Landlord regarding the real estate utilized as Mad River Mountain ski area.

2.                                                           Lease, dated as of May 27, 2003, between S N H Development, Inc., as Lessee, and Crotched Mountain Properties, L.L.C., as Lessor regarding the real estate utilized as Crotched Mountain ski area.

3.                                                           Lease, dated as of June 20, 1978, as amended September 26, 1990, between Paoli Peaks, Inc., as Lessee and Estate of Charles Marvin Weeks, by Philip D. Weeks, Executor, as Lessor regarding the real estate utilized as Paoli Peaks ski area.

No adverse obligations or labor disputes.

 Annex II –  9

Item 10.14                                    Financial Statements

NONE

Annex II – 10

Item 10.15            Intellectual Property

Entity	Name Registered	Type	Location	Registration Number
Boston Mills Ski Resort, Inc.	Boston Mills Ski Resort	Registered Trade Name	OH	RN57398

Boulder View Tavern, Inc.	Boulder Lake Club	Fictitious	PA	4279688

L.B.O. Holding, Inc.	Attitash Resort	Trade Name	NH	496199

Peak Resorts, Inc.	Hidden Valley	Fictitious Name	MO	X001193675

Peak Resorts, Inc.	Ski and Ride with the Big Guns	Trademark	USA	3458757

S N H Development, Inc.	Crotched Mountain Ski and Ride Area	Trade Name	NH	459101

S N H Development, Inc.	Crotched Mountain Ski Area	Trade Name	NH	415650

Sycamore Lake, Inc.	Alpine Valley	Registered Trade name	OH	1891522

WC Acquisition Corp.	Wildcat Mountain Ski Area	Trade Name	NH	639176

WC Acquisition Corp.	Kitten Club	Trade Name	NH	639121

WC Acquisition Corp.	Bobcat Deli & Grill	Trade Name	NH	639135

Annex II – 11

Item 10.16            Structure, Capitalization

Shareholders as of 11/18/2014	Number of Shares
Robin B. Graham	2,637
Kent D. Graham	580
Dave Grenier, TTEE Dave Grenier Trust	2,096
Jesse K. Boyd	580
Jason Boyd	610
Melissa Boyd, TTEE, Melissa Boyd Trust	3,024
Joshua K. Boyd	580
Jayme K. Hunt	580
Glenn Boyd Jr. and Vickie Boyd, TTEE, Boyd Family Trust	3,244
Felix Kagi, TTEE, Kagi Family Trust	1,740
Stephen Mueller, TTEE, Stephen Mueller Trust	4,891
Richard Deutsch	4,834
Julie E. Dolan	1,076
Kent Graham, TTEE, Robin Graham Trust	1,076
Jesse & Jessica Boyd	30
Josh & Ashley Boyd	30
Brian & Jayme K. Hunt	30
Kent Graham, TTEE, Boyd Family Trust for Ashley Graham	580
Kent Graham, TTEE, Boyd Family Trust for Lauren Graham	580
Steve & Karen Devine	30
Bret & Brenda Waterhouse	30
David & Kati Connell	30
Steve & Phyllis Fulk	30
Kevin Kasten	15
Dann Grenier	15
Melissa Boyd, TTEE, Tim Boyd 2011 Family Trust	2,219
Michelle Rush Trust	1,157
Tim Boyd, TTEE, Tim Boyd Trust	7,500
Total Issued	39,824

Subsidiary Corporation Name	Number of Shares Issued	Certificate Number	Name of Shareholder
BBJFLQ, Inc.	100	1	JFBB Ski Areas, Inc.
BLC Operators, Inc.	100	1	Peak Resorts, Inc.
Boston Mills Ski Resort, Inc.	400	1(a)	Deltrics, Inc.
Boulder View Tavern, Inc.	100	1	Peak Resorts, Inc.
Brandywine Ski Resort, Inc.	100	1(a)	Deltrics, Inc.
Carinthia Group 1, LP
Carinthia Ski Lodge LLC
Deltrecs, Inc.	38,000	1(a)	Peak Resorts, Inc.
Hidden Valley Golf and Ski, Inc.	23,214	54	Peak Resorts, Inc.
JFBB LQ, Inc.	100	1	JFBB Ski Areas, Inc.
JFBB Ski Areas, Inc.	100	1	Peak Resorts, Inc.

Annex II - 12

LBO Holding, Inc.	1,000	4	Peak Resorts, Inc.
Mad River Mountain, Inc.
Mount Snow Develop and Build, LLC
Mount Snow GP Services, LLC
Mount Snow Ltd.	100	3	Peak Resorts, Inc.
Paoli Peaks, Inc.	100	2	Peak Resorts, Inc.
Resort Holding, LLC	100%	N/A	Peak Resorts, Inc.
SNH Development, Inc.	500	1	Peak Resorts, Inc.
Snow Creek, Inc.	2	30,000	Peak Resorts, Inc.
Sycamore Lake, Inc.	125	1A	Peak Resorts, Inc.
WC Acquisition Corp.	500	1	Peak Resorts, Inc.
West Lake Water Project

Annex II – 13

Item 10.19            UCC and Collateral Related Information

Corporation Name	Chief Executive Office	Physical Location	Mailing Address	County	State
Peak Resorts, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	17409 Hidden Valley Dr. Eureka, MO 63025	17409 Hidden Valley Dr. Eureka, MO 63025	St. Louis	MO

BBJF LQ, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	Big Boulder Ski Area Lake Drive Lake Harmony, PA 18624	Jack Frost Mountain & Big Boulder Ski Area P.O. Box 1539 Blakeslee, PA 18610	Carbon	PA

Boston Mills Ski Resort, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	7100 Riverview Peninsula, OH 44264	P.O. Box 175 Peninsula, OH 44264	Summit	OH

Brandywine Ski Resort, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	1146. W. Highland Rd. Sagamore Hills, OH 44067	P.O. Box 175 Peninsula, OH 44264	Summit	OH

Deltrecs, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	7100 Riverview Peninsula, OH 44264	P.O. Box 175 Peninsula, OH 44264	Summit	OH

Hidden Valley Golf and Ski, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	17409 Hidden Valley Dr. Eureka, MO 63025	17409 Hidden Valley Dr. Eureka, MO 63025	St. Louis	MO

JFBB LQ, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	Jack Frost Mountain Route 940 & Jack Frost Mountain Road Blakeslee, PA 18610	Jack Frost Mountain & Big Boulder Ski Area P.O. Box 1539 Blakeslee, PA 18610	Carbon	PA

JFBB Ski Areas, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	Jack Frost Mountain Route 940 & Jack Frost Mountain Road Blakeslee, PA 18610 and Big Boulder Ski Area Lake Drive Lake Harmony, PA 18624	Jack Frost Mountain & Big Boulder Ski Area P.O. Box 1539 Blakeslee, PA 18610	Carbon	PA

Mad River Mountain, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	1000 Snow Valley Road Zanesfield, OH 43360	1000 Snow Valley Road Zanesfield, OH 43360	Logan	OH

Paoli Peaks, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	2798 West County Road Paoli, IN 47454-0067	P.O. Box 67 Paoli, IN 47454	Orange	IN

S N H Development, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	615 Francestown Rd. Bennington, NH 03442	615 Francestown Rd. Bennington, NH 03442	Hillsborough	NH

Annex II - 14

Snow Creek, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	1 Snow Creek Dr. Weston, MO 64098	1 Snow Creek Dr. Weston, MO 64098	Platte	MO

Sycamore Lake, Inc.	17409 Hidden Valley Dr. Eureka, MO 63025	10620 Mayfield Rd. Chesterland, OH 44026	10620 Mayfield Road Chesterland, OH 44026	Geauga	OH

WC Acquisition Corp.	17409 Hidden Valley Dr. Eureka, MO 63025	542 Route 16 Pinkham Notch Gorham, NH 03581	P.O. Box R, Route 16 Jackson, NH 03846	Coos	NH

Annex II – 15

Item 11.2(j)           License to Third Parties and Subsidiaries

NONE

Annex II – 16

Item 11.3(a)        Consolidation, Merger, Sale and Purchase of Assets

NONE

Annex II – 17

Item 11.3(c)        Indebtedness

Peak Resorts and subsidiaries

Debt outstanding as of 10/31/2014

	Loan Description	Holder	Balance
Peak	EPT-Crotched Mountain	Entertainment Properties	10,872,033
Peak	EPT-Attitash	Entertainment Properties	12,450,000
Peak	EPT-Mt Snow	Entertainment Properties	51,050,000
Peak	EPT-Ski Properties	Entertainment Properties	47,028,661
Peak	EPT-Alpine	Entertainment Properties	4,550,000
Peak	EPT-MS Land	Entertainment Properties	33,676,691
Peak	EPT-MS Bubble	Entertainment Properties	9,230,000
Peak	GS 2012 Groomer buyout 1/13	Great Southern	13,710
Peak	GS2014 Groomers 10/13	Great Southern	762,594
Peak	GS compressors 10/13	Great Southern	282,257
Peak	GS 2014 AV groomer 3/14	Great Southern	178,234
Peak	Chrysler 300C	First National Bank of St. Louis	27,134
Peak	Wildcat acquisition	Franchi Mgmt	3,876,549
Peak	Zip Rider	Varilease	1,575,096
Peak	capitalized lease-2009	GE Capital	62,752
Peak	groomers-2010	GE Capital	178,730
Peak	groomers-2010-wc	Huntington	70,887
Peak	capitalized lease-2011	Huntington	191,826
BMBW	2013 Sierra 3500 truck	Ally Bank	45,169
BMBW	2014 Sierra 3500 truck	Ally Bank	45,093
Mad River	Telephone System	Great American Financial	17,153
Mt Snow	Cupola Building	Berkshire Bank	271,629
Mt Snow	Lighting Project	Wells Fargo	97,303
Mt Snow	Healtch club equipment	Macrolease Corporation	21,938
Paoli	truck loan	Old National Bank	21,349
RHL	PA/VT Mortgage	Great Southern	436,067
Snow Creek	Acadia	Bank of Weston	13,684

Annex II – 18

Item 11.3(d)        Liens

See attached:

UCC Search Results Summary (#5757698)

Annex II – 19

PEAK RESORTS, INC.

Secretary of State Filings

UCC Search Results Summary

SLS Revised 12/01/2014

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC#	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
1	Peak Resorts, Inc.	MO	UCC-1	20020102877J	09/16/2002		Rossignol Ski Company, Inc.

All inventory of goods and merchandise, materials and equipment now held or hereafter acquired by Debtor bearing the trademark(s) “ROSSIGNOL” either singly or in combination with any other word or words, and all additions and accessions thereto or therefore and any proceeds therefrom including, but not limited to accounts receivable, cash, promissory notes, installment contracts, contract rights, chattel paper and instruments arising therefrom.

			Continuation	20070072508B	6/25/2007
			Amendment - SP Address	20070772509C	6/25/2007
			Continuation	1208231197237	8/23/2012

2	Peak Resorts, Inc.	MO	UCC-1	20060029702K	03/15/2006		The Huntington National Bank	All assets and personal property of the Debtor.
			Assignment	20070120927A	10/30/2007		EPT Ski Properties, Inc.
			Continuation	20100107990M	10/22/2010
			Amendment - SP Address	20100111939J	11/02/2010

3	Peak Resorts, Inc.	MO	UCC-1	20060117509B	10/31/2006		The Huntington National Bank	Pisten Bully Park Edge S/N: WKU5823MA5L010895 Tracks, 3.9M Steel, Front Mountain, Park Version S/N: 14/110-819.06 Switchblade, 4.4M S/N 14/110-819.06, Multiflex Tiller, Park S/N: 06/801-105.03
			Assignment	20070120924J	10/30/2007		EPT Ski Properties, Inc.
			Amendment- SP Address	20110104497M	09/22/2011
			Continuation	20110104505M	9/22/2011
			Termination	1212201652852	12/20/2012

4	Peak Resorts, Inc.	MO	UCC-1	20070135606A	12/10/2007		General Electric Capital Corp.

Equipment: 1 2007 Pisten Bully model 600 Snow Groomer serial number WKU5826MA7L010344 w/4.2M Kombi-600 Tracks Serial number 307/05&307/06, Front Mount - 600 serial number 46/812-819.91, 4.4 M-Edge/600 All-Way Blade serial number 38/112-819.05 and Mulit-Fle Tiller 600

1

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC#	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
								serial number 19/802-105.52
			Continuation	1208151162994	8/15/2012
			Amendment- SP Address	1208201179647	8/16/2012

5	Peak Resorts, Inc.	MO	UCC-1	20100096148B	09/20/2010		The Huntington National Bank

Debtor hereby grants Secured Party a Purchase Money Security Interest in the Snow Groomer PB100-with 2.5m kombi tracks, front ball joint mounts, allway blade, tracksetting tiller S/N: 821.11316 and PB Edge w/attachments S/N: 823.1131 located at: 17409 Hidden Valley Drive, Wildwood MO 63025, Snow Groomer - - PB600 Park Bully, 4.2m kombi tracks, front park mount, Allway blade, Flextiller S/N: 826.1030 located at: 12 Mount Snow Road, West Dover, VT 05356, Snow Groomer PB400 - -4.2 kombi tracks, front mount, Allway blade , Flextiller S/N824.10283 located at: 12 Mount Snow Road, West Dover, VT 05356, Snow Groomer - - PB Edge w/attachments, 4.2 kombi tracks, front ball joint mount, Allway blade, Flextiller S/N: TBD located at #1 Snow Creek Drive, Weston, MO 64098 together with all substitutions and replacements fro and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions and together with all accessories, attachments, parts, equipment and repairs, now or hereafter attached or affixed to or used in connection with any such goods.

6	Peak Resorts, Inc.	MO	UCC-1	111118013382	11/14/2011		EPT Ski Properties, Inc.	2005 Edge Park Bully Snow Groom

7	Peak Resorts, Inc.	MO	UCC-1	1301041706610	01/04/2013		Great Southern Bank	205 Pisten Buly Park Edge Snow Groomer with attachments - Serial #823.10886; 2005 Pisten Bully Park Edge Snow Groomer with attachments - Serial #WKU5823MA5LO10895; 2005 Pisten Bully Edge Snow

2

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC#	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

Groomer with attachments - Serial #WKU5823MA5LO10921; and 2005 Pisten Bully Edge Snow Groomer with attachments - Serial #823.10865; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).

8	Peak Resorts, Inc.	MO	UCC-1	1310072893186	10/07/2013		Great Southern Bank

2006 1600HAF Sullair Air Compressor with attachments - Serial #200605300086; 2006 1600HAF Sullair Air Compressor with attachments - Serial #200605270064; 2006 1600HAF Sullair Air Compressor with attachments - Serial #200611280094; 2006 1600HAF Sullair Air Compressor with attachment - Serial #200611280095: 2007 1600HAF Sullair Air Compressor with attachments - Serial #200706210090; and 2007 1600HAF Sullair Air Compressor with attachments - Serial #200708270089; whether any of the foregoing is owned or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).

9	Peak Resorts, Inc.	MO	UCC-1	1404033630970	04/03/2014		Great Southern Bank

2013 Pisten Bully 400 Park Snow Groomer with attachments - Serial #WKU5824CQDL010937; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).

3

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC#	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
10	Peak Resorts, Inc.	MO	UCC-1	1410064471720	10/03/2014		Varilease Finance, Inc.

Any and all goods, chattels, fixtures, equipment, assets, accounts receivable, contract rights, general intangibles and property of every kind wherever located in which Debtor has any interest and proceeds thereof.

11	Peak Resorts, Inc.	MO	UCC-1	20030126586E	12/11/2003		US Bankcorp Equipment Finance, Inc.

One (1) Pisten Bully, Park Edge Model s/n WKU5823MA3L010706 with Front Mount Park Version Tracks, s/n 29/108-819.99, A-W Blade, s/n 51-108-519.99, Multi-Flex Tiller, s/n 08/802-104.32. One (l) Pisten Bully, Park Edge Model, s/n SKU5823MA3L010709 with Front Mount Park Version Tracks, s/n 30/108-819.89, A-W Blade s/n 50/108-819.99, Multi-Flex, s/n 07/802-104.32 One (1) Pisten Bully PB 300 Demo Model, s/n WKU5825MR1V011169000 with Front Mount Tracks, s/n08/108-819.68, A-W Blade s/n 58/106-819.05, Multi-Flex Tiller, s/n 16/816-841.10 One (1) 1999 Kassbohrer PB 300 Snocat, s/n W09825.1046K30000 with One (1) set 3.9 Closed Profile Steel Tracks, One (1) Front Blade Mount s/n 072/103-819.68, One (1) All-Way Blade, s/n 084/102-819.05, One (1) Multiflex Power Tiller, s/n 20/802-841.10

			Continuation	20080089364A	8/14/2008

12	Peak Resorts, Inc.	MO	UCC-1	20060104625H	09/26/2006		The Huntington National Bank	2005 Edge Park Bully Snow Groomer
			Assignment	20070120926M	10/30/2007		EPT Ski Properties, Inc.
			Continuation	20110085252M	08/04/2011
			Amendment - SP Address	20110104495J	09/22/2011
			Termination	1212201652832	12/20/2012

13	Peak Resorts,	MO	UCC-1	20060138598C	12/27/2006		The Huntington National Bank	Piston Bully Edge Park Bully, Stick Control with: Tracks,

4

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC#	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
	Inc.							4.2M Kombi Left and Right Mount, Front Parks Vers Blade, Switch 4.4M Flextiller, w/lock, serial #s: 823,10865305/1127/110.819-9830/110.819-0613/810.104.32
			Assignment	20070120922G	10/30/07		EPT Ski Properties, Inc.
			Amendment - SP Address	20110104498A	9/22/2011
			Continuation	20110104506A	9/22/2011
			Continuation	120109203102	12/07/2012
			Termination	1212201652882	12/20/2012

14	Peak Resorts, Inc.	MO	UCC-1	20090007705A	01/23/2009		General Electric Capital Corp.

Equipment:

1 2008 Park Bully model 400-STK-KFS Snow Groomer serial number 824.10131; 1 2008 Pisten Bully model 400- Sticks Snow Groomer serial number 824.10081; 2 2008 Prinoth model BR350 Snow Groomer serial numbers: 908910724,908910704

			Amendment - SP Address	1310252966482	10/23/2013
			Continuation	1310252966513	10/23/2013

15	Peak Resorts, Inc.	MO	UCC-1	20100131811K	12/29/2010		The Huntington National Bank

Debtor hereby grants Secured Party a Purchase Money Security interest in the Kassbohrer-Pisten Bully 400 Winch, New Snow Groomer including Tracks - 4.2M Kombi, Front Mount, A-W Blade - 4.4M, Alpineflex Tiller S/N: WKU5824CQ9L010356 (whether construed as inventory, equipment or otherwise under the Uniform Commercial Code — for purposes of clarification and not limitation, this filing shall be construed as a filing on all such property as both inventory and equipment under the UCC) together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property, and, in the case of all tangible property, together with all accessions and together

5

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC#	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

with all accessories, attachments, parts, equipment and repairs, now or hereafter attached or affixed to or used in connection with any such goods. Debtor additionally grants Secured party a security interest in all deposits account balances and credits with or due from Secured party (and/or its affiliates) now existing or hereafter arising, and all proceeds thereof.

16	Peak Resorts, Inc.	MO	UCC-1	111214106162	11/25/2011		The Huntington National Bank	Bison X serial # 908920164/ used snow groomer blade, tiller, tracks. Bison X Serial # 908920194/Used Snow Groomer Blade, Tiller, Tracks

17	Peak Resorts, Inc.	MO	UCC-1	1301241789969	01/24/2013		EPR Properties, Inc.

2005 Pisten Bully Park Edge Snow Groomer with attachments - Serial #823.10886; 2005 Pisten Bully Park Edge Snow Groomer with attachments - Serial #WKU5823MALO10895; 2005 Pisten Bully Edge Snow Groomer with attachments - Serial #WKU5823MA5LO10921; 2005 Pisten Bully Park Edge Snow Groomer with attachments - Serial #823.10865; Pisten Bully Park Edge S/N: WKU5823MA5L010895 Tracks, 3.9 M Steel; Front Mountain, Park Versions S/N: 14/110-819.06; Switchblade, 4.4M S/N 14/110-819.06; Multiflex Tiller, Park S/N 06/801-105.03; Piston Bully Edge Park Bully, Stick Control with: Tracks, 4.2M Kombi Left and Right Mount, Front Park Vers Blade, Switch 4.4M Flextiller, w/lock, serial #s: 823,10865305/1127/110.819-9830/110. 819-0613/810.104.32, whether any of the foregoing is owned now or acquired later, all accessions, additions, replacements, and substitutions relating to any of the foregoing, all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).

18	Peak Resorts,	MO	UCC-1	1310072893217	10/07/2013		Great Southern Bank	2007 Pisten Bully model 600 Snow Groomer with

6

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

	Inc.

attachments – Serial #WKU5826MA7L010344; 207 Prinoth model BR350 MP Tower Winch Snowgroomer with attachments – Serial #908910516; 2007 Prinoth model Bison MP Snowgroomer with attachments – Serial #90810618; 2012 Pisten Bully Model 400 Snowgroomer with attachments – Serial #WKU5824CQBL010617; 2012 Pisten Bully model 400 Snowgroomer with attachments –Serial # WKU5824CQBL010708; and 2012 Pisten Bully model 400Snowgroomer with attachments – Serial #WKU5824CQBL010804; whether any of the foregoing is owned now or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing (including insurance, general intangibles and other accounts proceeds).

19	Peak Resorts, Inc.	MO	UCC-1	1408274309554	08/27/2014		Varilease Finance, Inc.

All of the equipment, software and personal property pursuant to a lease between Varilease Finance, Inc. and Lessee. The equipment, software and personal property include all additions, alterations, accessions and modifications thereto and replacements of any part thereof, and substitutions therefore, and substitutions therefore, all accessories, and attachments, in whole or in part. Any related software (embedded therein or otherwise) all intangibles and other rights associated with such equipment, including without limitation any licenses to use or own such equipment, any manufacturer’s or other warranties with respect to such equipment, all goods, refund, rebates, remittances, insurance and insurance proceeds, and all rights related thereto, and other property or rights to which the Lessee may be or become entitled by reason of Lessee’s interest in the equipment, software or personal property.

7

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

			Assignment	1410034463373	10/03/2014		Sterling National Bank

20	Peak Resorts, Inc.	MO	UCC-1	20050031467K	03/29/2005		Tetra Financial Group, LLC

(a)          That certain Lease Schedule No. 1 to Master Lease Agreement No. TFG/OR 030105 dated March 1, 2005, between Tetra Financial Group, LLC Lelssor, and Peak Resorts, Inc. Lessee, together with any and all amendments and supplements thereto.

(b)          All equipment described in Schedule A, which is made a part of Lease Schedule No. 1 described in (a) above, whether now owned or hereafter acquired and wherever located, all parts thereof an all accessions or additions thereto, whether owned or hereafter acquired, together with all substititions.

			Continuation	20100012358C	2/04/2010
			Termination	20100071091B	7/08/2010

21	Peak Resorts, Inc.	MO	UCC-1	20060117505J	10/31/2006		The Huntington National Bank	Pisten Bully Edge w/Diag 2 S/N: WKU5823MA5L010921
			Assignment	20070120925K	10/30/2007		EPT Ski Properties, Inc.
			Amendment– SP	20110104496K	9/22/2011
Address
			Continuation	20110104499B	9/22/2011
			Termination	1212201652842	12/20/2012

22	Peak Resorts, Inc.	MO	UCC-1	20070126766J	11/14/2007		General Electric Capital Corporation	Equipment: 1-2007 Prinoth model BR 350 MP Tower Winch Snowgroomer serial number 908910516; 1- 2007 Prinoth model Bison MP Tower Winch Snowgroomer serial number 908910618
			Continuation	1207101023625	7/10/2012
			Amendment – SP	1207161043467	7/11/2012
Address

23	Peak Resorts, Inc.	MO	UCC-1	20100007458J	01/21/2010		General Electric Capital Corporation	Equipment: (5) Kassbohrer PB 400-STK-Xenon Snow Grooming machines as more fully described on Schedule A to this UCC which is attached hereto and made a part hereof.

8

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

			Continuation	1409164390302	9/15/2004
			Amendment – SP	1409164390342	9/15/2004
			Address

24	Peak Resorts, Inc.	MO	UCC-1	20110040599B	04/14/2011		TCF Equipment Finance, Inc.	Any and all of debtor’s accounts, money, general intangibles, instruments, document and chattel paper

25	Peak Resorts, Inc.	MO	UCC-1	1212041579135	11/21/2012		EPT Ski Properties, Inc.

a.           All of the shares of the no par value common stock of Sycamore Lake, Inc. (“Sycamore”) currently issued in the name of Peak Resorts, Inc.

b.           All other shares and all other equity interests of Sycamore, including, without limitation, any such shares or other equity interests issued after the date hereof;

c.            All dividends and other distributions of any nature whatsoever relating to any of the foregoing, including, without limitation, all sock and liquidating dividends on any of the aforesaid shares, any and all shares of stock or fractions thereof issued pursuant to any stock split relating to such shares, any and all distributions of capital made on such shares, and any and all shares of stock, obligations or other property distributed pursuant to a recapitalization or reclassification of the capital of Sycamore, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of Sycamore, or pursuant to the merger or consolidation of Sycamore with or into another corporation; and

d.           All proceeds of each of the foregoing.

26	Peak Resorts, Inc.	MO	UCC-1	1311163050920	11/16/2013		EPT Ski Properties, Inc.

2007 Pisten Bully model 600 Snow Groomer with attachments – Serial #WKU5826MA7L010344; 2007 Prinoth model BR350 MP Tower Winch Snowgroomer with attachments – Serial #908910516; 2007 Prinoth model Bison MP Snowgromer with attachments – Serial #90810618; 2012 Pisten Bully model 400 Snowgrromer with attachments – Serial #WKU5824CQBL010617; 2012

9

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	UCC #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

Pisten Bully model 400 Snowgroomer with attachments – Serial #WKU5824CQBL010711; 2012 Pisten Bully model 400 Snowgroomer with attachments – Serial #WKU5824CQBL010708; and 2012 Pisten Bully model 400 Snowgroomer with attachments – Serial #WKU5824CQBL010804; whether any of the foregoing is owned or acquired later; all accessions, additions, replacements, and substitutions relating to any of the foregoing; all records of any kind relating to any of the foregoing; all proceeds relating to any of the foregoing including (insurance, general intangibles and other account proceeds).

27	Mount Snow, Ltd	VT	UCC-1	10-237583	10/12/2010	10/12/2015	IKON Financial Svcs	Product Schedule No./Agreement No. 2675142, Master Agreement/Lease No. , Customer: 386265 RIPROC720S C41051674.

28	Mount Snow, Ltd	VT	UCC-1	07-207600	04/09/2007	04/09/2017	EPT Mount Snow Inc.

Debtor hereby grants, bargains, sells conveys, assigns mortgages and warrants unto the secured party the real and personal property described on Exhibit A to UCC Statement (17 page document attached to UCC Statement)

			Amendment – SP		02/14/2012
Address
			Continuation		02/14/2012

29	Mount Snow, Ltd	VT	UCC-1	08-221320	09/16/2008	09/16/2018	Deere & Company	John Deere 5625 Utility Tractor S/N 266183; John Deere 542 Loader S/N 029009; Horst Welding 3500 Front Blade S/N 095229; Horst Welding 3748 Pallet Forks S/N A14891
			Continuation		05/21/2013
			Termination		10/18/2013

30	Mount Snow, Ltd	VT	UCC-1	09-227467	06/30/2009	06/30/2019	Rossignol Ski Co.	All inventory, goods, merchandise, materials and equipment now held or hereafter acquired by debtor.
			Amendment – SP	05/22/2014
Address

10

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	ucc #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
			Continuation		05/22/2014

31	Mount Snow, Ltd	VT	UCC-1	09-229035	09/08/2009	09/08/2019	Caterpillar Financial Services Co.	One (1) Caterpillar IT38H Integrated toll carrier w/6 yd snow bucket S/N JNJ00328.
			Continuation		3/14/2014

32	Mount Snow, Ltd	VT	UCC-1	09-228167	8/3/2009		Caterpillar Financial Services Co.	One (1) Caterpillar 315DL Excavator S/N CJN00284
			Continuation		2/6/2014

33	Mount Snow, Ltd	VT	UCC-1	10-239085	12/23/2010	12/23/2015	Nortrax, Inc.	Hitachi XZ2702452700; Serial 224489.

34	Mount Snow, Ltd	VT	UCC-1	11-240381	03/09/2011	03/09/2016	TCF Equipment Finance, Inc.

Any and all equipment, fixtures, inventory, goods and software financed by or leased from TCF Equipment Finance, Inc., and that are subject of an agreement between debtor and TCF Equipment Finance, inc. or any kind or nature whatsoever, wherever located, whether now owned or hereafter acquired, and all returns, repossessions, substitutions, replacement parts, additions, accessories, and accessions thereto and thereof, and all proceeds thereof.

35	Mount Snow, Ltd	VT	UCC-1	11-241197	04/18/2011	04/18/2016	Leitner-Poma of American, Inc.	6 Place LPA Detachable Lift with 102 Blue Bubbles and any and all equipment, cables, parts, machinery, accessories, supplies, plans, books and drawings related to same.
			Termination		03/01/2012

36	Mount Snow, Ltd.	VT	UCC-1	12-253950	10/19/2012	10/19/2017	MacroLease Corp.

Equipment listed below made a part of Lease Agreement #25069 dated 10/10/2012 between Debtor as Lessee and Secured Party as Lessor. Equipment location: 39 Mount Snow Rd., West Dover, VT 05356

2 Precor AMT 885 Open Stride;

3 Precor TRM 885 Treadmill;

11

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	ucc #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
1 Precor EFX 883 Fixed Handrail; 1 Precor RBK 885 Recumbent Cycle; 1 Paramount Multi Station 3 at 250 lbs; 1 Headphones, digital stereo 25 per case.
			Amendment – Collateral		11/19/2012			Collateral restated to include serial numbers

37	Mount Snow, Ltd.	VT	UCC-1	13-258848	06/11/2013	06/11/2018	Western Equipment Finance, Inc.

1-Toro Groundmaster 3500D Mower, 20081 Jacobsen GK IV Plus D Mower, 20071 Jacobsen GK IV Mower, 20081 Graden GS04 Verticutter, 2007 together with all present and future attachments, accessories, replacement parts, additions and all cash and non-cash proceeds thereof.

38	Mount Snow, Ltd.	VT	UCC-1	14-264296	01/28/2014	01/28/2019	Wells Fargo Financial Leasing, Inc.	All Debtors rights, title and interest in and to the property identified on attachment to UCC Statement – Specific List of Equipment w/ details(7 pages)

39	Mount Snow, Ltd.	VT	UCC-1	14-264380	02/04/2014	02/04/2019	Wells Fargo Bank, N.A.	All Debtors rights, title and interest in and to the property identified on attachment to UCC Statement – Specific List of Equipment w/ details(7 pages)

40	Mount Snow, Ltd.	VT	UCC-1	14-268449	04/18/2014	04/18/2019	TCF Equipment Finance, Inc.	Any and all equipment, fixtures, inventory, goods and software financed by or leased from TCF Equipment, Inc.

41	Mount Snow, Ltd.	VT	UCC-1	14-267039	04/30/2014	04/30/2019	Western Equipment Finance, Inc.

1-Toro Reelmaster 5510 Fairway Mower SN 03680-270000713 1-Toro Workman 3200 Utility Vehicle SN 07361-280000562 3-Toro Flex 21 in Walk Behind Mower SN: 04021-250001857, 04021-250001871, 25001831. 3-Toro Transpro 80 Trailer SN: 04238-270000448, 04238-250001107, 04238-270000449. Together with all present and future attachments, accessories, replacement parts, additions and all cash and non-cash proceeds thereof.

42	Mount Snow, Ltd.	VT	UCC-1	14-273925	09/26/2014	09/26/2019	Caterpillar Financial Services Corp.

One (1) Caterpillar 930K wheel loader s/n RHN03625 One (1) Caterpillar 60” Construction Fork for Fusion Coupler s/n: 138201810 One(l) Caterpillar 12” Snow Pusher Fusion s/n: 42884. One (1) Caterpillar 3.1 cyd GP-bucket s/n: 140501083. One (1) Caterpillar s/n: RHA0325A and

12

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	ucc #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
								substitutions, replacements, additions and accessions thereto, now owned or hereafter acquired and proceeds thereof.

43	Sycamore Lake, Inc.	OH	UCC-1	OH00162882740	11/21/2012	11/21/2017	EPT Ski Properties, Inc.

All Debtors rights, title and interest in and to the property identified on attachment to UCC Statement. Equipment, Accounts, general intangibles, inventory, water rights, leases, license permits, insurance proceeds, rents, warranties, site plans & surveys, other estate easements & proceeds of all foregoing.

Related to Geauga Co., OH real estate description identified on Schedule I

44	Brandywine Ski Resort, Inc.	OH	UCC-1	OH00099728948	03/14/2006	3/14/2016	The Huntington National Bank	All assets and personal property of the debtor.
			Assignment	20073040078	10/31/2007		EPT Ski Properties, Inc.
			Amendment – SP Address	20102980055	10/22/2010
			Continuation	20102990077	10/25/2010

45	Boston Mills Ski Resort, Inc.	OH	UCC-1	OH00179654918	09/24/2014	9/24/2019	Caterpillar Financial Services Corp.	One (1) John Deere 410 E Backhoe S/N873735 with 12” Backhoe Bucket.

46	Boston Mills Ski Resort, Inc.	OH	UCC-1	OH00099729061	03/14/2006	3/14/2016	The Huntington Bank	All assets and personal property of the Debtor.

			Assignment	20073040080	10/31/2007		EPT Ski Properties, Inc.
			Amendment – SP Address	20102980054	10/22/2010
			Continuation	20102990076	10/25/10

47	Boston Mills Ski Resort, Inc.	OH	UCC-1	OH00154327805	11/21/2011	1/21/2016	GreatAmerica Leasing Corporation	Mitel 5000 Phone System.
			Amendment –Collateral	20120300258	1/30/2012			Adds additional specific phone equipment

48	JFBB Ski Areas, Inc.	MO	UCC-1	111222140558	12/22/2011		EPT Ski Properties, Inc.

(a) all of the shares of the common stock of BBJF LQ, Inc. currently issued; (b) all other shares and all other equity interests of the Corporation including without limitation, any such shares or other equity interest issued after the date hereof; (c) all dividends and other distributions of any nature

13

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	ucc #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

whatsoever relating to any of the foregoing, including, without limitation, all stock and liquidating dividends on any of the aforesaid shares, any and all shares of stock or fractions thereof issued pursuant to any stock split relating to such shares, any and all distributions of capital made on such shares, and any and all shares of stock, obligations or other property distributed pursuant to a recapitalization or reclassification of the capital of the Corporation of pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Corporation, or pursuant to the merger or consolidation of the Corporation with or into another corporation; and (d) all proceeds of each of the foregoing.

49	JFBB Ski Areas, Inc.	MO	UCC-1	20060115570J	10/23/2006		Sysco Food Services of Central Pennsylvania, LLC

Equipment: Harford DuraCool Model No. 12X44X7 Walk-in; Refrigeration System Harford Duracool Model No. PR195-M-3/0; Refrigeration System Harford DuraCool Model No. PR349LZ; Non-Union Delivery and set up of panels by Harford.

			Continuation	20110099477A	9/12/2011

50	JFBB Ski Areas, Inc.	MO	UCC-1	111219124313	12/09/2011		EPT Ski Properties, Inc.

Debtor hereby grants, conveys, transfers, and assigns to Secured Party all estate, right, title and interest which Debtor now has or may later acquire, and insofar as the Mortgaged Property consists of equipment, accounts, accounts receivable, contract rights, general intangibles, inventory, fixtures, proceeds of collateral, chattel paper or any other personal property of any kind or character, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest therein, (see remaining pages attached to UCC Financing Statement (91 pages total)) – Reference Data Jack Frost Mountain Ski Area.

51	JFBB Ski Areas, Inc.	MO	UCC-1	111219124302	12/19/2011		EPT Ski Properties, Inc.	Debtor hereby grants, conveys, transfers, and assigns to Secured Party all estate, right, title and interest which

14

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	ucc #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL

Debtor now has or may later acquire, and insofar as the Mortgaged Property consists of equipment, accounts, accounts receivable, contract rights, general intangibles, inventory, fixtures, proceeds of collateral, chattel paper or any other personal property of any kind or character, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest therein, (see remaining pages attached to UCC Financing Statement (46 pages total)) – Reference Data Big Boulder Ski Area.

52	JFBB Ski Areas, Inc.	MO	UCC-1	111222140569	12/22/2011		EPT Ski Properties, Inc.

(a) all of the shares of the common stock of JFBB LQ, Inc. currently issued; (b) all other shares and all other equity interests of the Corporation including without limitation, any such shares or other equity interest issued after the date hereof; (c) all dividends and other distributions of any nature whatsoever relating to any of the foregoing, including, without limitation, all stock and liquidating dividends on any of the aforesaid shares, any and all shares of stock or fractions thereof issued pursuant to any stock split relating to such shares, any and all distributions of capital made on such shares, and any and all shares of stock, obligations or other property distributed pursuant to a recapitalization or reclassification of the capital of the Corporation of pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of the Corporation, or pursuant to the merger or consolidation of the Corporation with or into another corporation; and (d) all proceeds of each of the foregoing.

15

#	DEBTOR CORP.	STATE OF FILING	FILING TYPE	ucc #	FILE DATE	LAPSE DATE	CREDITOR	COLLATERAL
53	Deltrecs, Inc.	OH	UCC-1	OH00099728837	03/14/2006	03/14/2016	The Huntington National Bank	All assets and personal property of the Debtor.
			Amendment – SP Address	20102980056	10/22/2010
			Continuation	20102990078	10/25/2010

16

AMENDED AND RESTATED OPEN-END MORTGAGE, ASSIGNMENT OF RENTS,

SECURITY AGREEMENT, AND FIXTURE FILING

(Alpine Valley)

THIS AMENDED AND RESTATED OPEN-END MORTGAGE, ASSIGNMENT OF

RENTS, SECURITY AGREEMENT, AND FIXTURE FILING AGREEMENT IS ALSO

TO BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING.

FOR ADDITIONAL INFORMATION SEE ARTICLE 13 OF THIS INSTRUMENT.

Sycamore Lake Inc., Mortgagor

to

EPT Ski Properties, Inc., Mortgagee

dated as of
December 1, 2014